Exhibit 99.3
PRO FORMA VALUATION REPORT
CENTURY NEXT FINANCIAL CORPORATION
Ruston, Louisiana
PROPOSED HOLDING COMPANY FOR:
BANK OF RUSTON
Ruston, Louisiana
Dated As Of:
May 28, 2010

Prepared By:
RP® Financial, LC.
1100 North Glebe Road
Suite 1100
Arlington, Virginia 22201

RP® FINANCIAL, LC.

Serving the Financial Services Industry Since 1988
May 28, 2010
Board of Directors
Bank of Ruston
505 North Vienna Street
Ruston, Louisiana 71270
Members of the Board of Directors:
     At your request, we have completed and hereby provide an independent appraisal (“Appraisal”) of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion transaction described below.
     This Appraisal is furnished pursuant to the conversion regulations promulgated by the Office of Thrift Supervision (“OTS”). Specifically, this Appraisal has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” as set forth by the OTS, and applicable regulatory interpretations thereof.
Description of Plan of Conversion
     The Board of Directors of Bank of Ruston (or the “Bank”) adopted the plan of conversion on May 18, 2010, incorporated herein by reference. Pursuant to the plan of conversion, the Bank will convert from a federally-chartered savings bank to a federally-chartered stock savings bank and become a wholly-owned subsidiary of Century Next Financial Corporation (“Century Next Financial” or the “Company”), a newly formed Louisiana corporation. Century Next Financial will offer 100% of its common stock in a subscription offering to Eligible Account Holders, the Employee Stock Ownership Plan (the “ESOP”), Supplemental Eligible Account Holders and Other Members, as such terms are defined for purposes of applicable federal regulatory guidelines governing mutual-to-stock conversions. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to members of the general public in a community offering and/or a syndicated community offering. Going forward, Century Next Financial will own 100% of the Bank’s stock, and the Bank will initially be Century Next Financial’s sole subsidiary. A portion of the net proceeds received from the sale of the common stock will be used to purchase all of the then to be issued and outstanding capital stock of the Bank and the balance of the net proceeds will be retained by the Company.

Washington Headquarters
Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 1100	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com

Board of Directors
May 28, 2010

     At this time, no other activities are contemplated for the Company other than the ownership of the Bank, a loan to the newly-formed ESOP and reinvestment of the proceeds that are retained by the Company. In the future, Century Next Financial may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.
RP® Financial, LC.
     RP® Financial, LC. (“RP Financial”) is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for our appraisal, we are independent of the Bank and the other parties engaged by the Bank to assist in the plan of conversion and stock issuance process.
Valuation Methodology
     In preparing our appraisal, we have reviewed the Bank’s and the Company’s regulatory applications, including the prospectus as filed with the OTS and the Securities and Exchange Commission (“SEC”). We have conducted a financial analysis of the Bank that has included due diligence related discussions with Bank of Ruston’s management; Heard McElroy & Vestal, LLP, the Bank’s independent auditor; Elias, Matz, Tiernan & Herrick, L.L.P., the Banks conversion counsel; and Sandler O’Neill & Partners, L.P., which has been retained as the financial and marketing advisor in connection with the Bank’s stock offering. All conclusions set forth in the Appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.
     We have investigated the competitive environment within which Bank of Ruston operates and have assessed the Bank’s relative strengths and weaknesses. We have monitored all material regulatory and legislative actions affecting financial institutions generally and analyzed the potential impact of such developments on Bank of Ruston and the industry as a whole to the extent we were aware of such matters. We have analyzed the potential effects of the stock conversion on the Bank’s operating characteristics and financial performance as they relate to the pro forma market value of Century Next Financial. We have reviewed the economy and demographic characteristics of the primary market area in which the Bank currently operates. We

Board of Directors
May 28, 2010

have compared Bank of Ruston’s financial performance and condition with publicly-traded thrift institutions evaluated and selected in accordance with the Valuation Guidelines, as well as all publicly-traded thrifts and thrift holding companies. We have reviewed conditions in the securities markets in general and the market for thrifts and thrift holding companies, including the market for new issues.
     The Appraisal is based on Bank of Ruston’s representation that the information contained in the regulatory applications and additional information furnished to us by the Bank and its independent auditors, legal counsel, investment bankers and other authorized agents are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Bank, or its independent auditors, legal counsel, investment bankers and other authorized agents nor did we independently value the assets or liabilities of the Bank. The valuation considers Bank of Ruston only as a going concern and should not be considered as an indication of the Bank’s liquidation value.
     Our appraised value is predicated on a continuation of the current operating environment for the Bank and the Company and for all thrifts and their holding companies. Changes in the local and national economy, the federal and state legislative and regulatory environments for financial institutions, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability, and may materially impact the value of thrift stocks as a whole or the Bank’s value alone. It is our understanding that Bank of Ruston intends to remain an independent institution and there are no current plans for selling control of the Bank as a converted institution. To the extent that such factors can be foreseen, they have been factored into our analysis.
     The estimated pro forma market value is defined as the price at which the Company’s stock, immediately upon completion of the offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.
Valuation Conclusion
     It is our opinion that, as of May 28, 2010, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion equaled $8,000,000 at the midpoint, equal to 800,000 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the 15% offering range indicates a minimum value of $6,800,000 and a maximum value of $9,200,000. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 680,000 at the minimum and 920,000 at the maximum. In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a supermaximum value of $10,580,000 without a

Board of Directors
May 28, 2010

resolicitation. Based on the $10.00 per share offering price, the supermaximum value would result in total shares outstanding of 1,058,000.
Limiting Factors and Considerations
     The valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is determined in accordance with applicable OTS regulatory guidelines and is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the estimated pro forma market value thereof. The appraisal reflects only a valuation range as of this date for the pro forma market value of Century Next Financial immediately upon issuance of the stock and does not take into account any trading activity with respect to the purchase and sale of common stock in the secondary market on the date of issuance of such securities or at anytime thereafter following the completion of the public stock offering.
     The valuation prepared by RP Financial in accordance with applicable OTS regulatory guidelines was based on the financial condition and operations of Bank of Ruston as of March 31, 2010, the date of the financial data included in the prospectus.
     RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits RP Financial, its principals or employees from purchasing stock of its financial institution clients.
     The valuation will be updated as provided for in the OTS conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the financial performance and condition of Bank of Ruston, management policies, and current conditions in the equity markets for thrift stocks, both existing issues and new issues. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the federal and state legislative and regulatory environments for financial institutions, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The

Board of Directors
May 28, 2010

reasons for any such adjustments will be explained in the update at the date of the release of the update.

Respectfully submitted, RP® FINANCIAL, LC.

Ronald S. Riggins
President and Managing Director

Gregory E. Dunn
Director

RP® Financial, LC.	TABLE OF CONTENTS
i
TABLE OF CONTENTS
CENTURY NEXT FINANCIAL CORPORATION
BANK OF RUSTON
Ruston, Louisiana

PAGE
DESCRIPTION	NUMBER

CHAPTER ONE OVERVIEW AND FINANCIAL ANALYSIS

Introduction	I.1
Plan of Conversion	I.1
Strategic Overview	I.2
Balance Sheet Trends	I.5
Income and Expense Trends	I.9
Interest Rate Risk Management	I.13
Lending Activities and Strategy	I.14
Asset Quality	I.17
Funding Composition and Strategy	I.18
Legal Proceedings	I.19

CHAPTER TWO MARKET AREA

Introduction	II.1
National Economic Factors	II.1
Market Area Demographics	II.7
Local Economy	II.8
Unemployment Trends	II.10
Market Area Deposit Characteristics and Competition	II.10

CHAPTER THREE PEER GROUP ANALYSIS

Peer Group Selection	III.1
Financial Condition	III.6
Income and Expense Components	III.9
Loan Composition	III.12
Interest Rate Risk	III.14
Credit Risk	III.16
Summary	III.16

RP® Financial, LC.	TABLE OF CONTENTS
ii
TABLE OF CONTENTS
CENTURY NEXT FINANCIAL CORPORATION
BANK OF RUSTON
Ruston, Louisiana
(continued)

PAGE
DESCRIPTION	NUMBER

CHAPTER FOUR VALUATION ANALYSIS

Introduction	IV.1
Appraisal Guidelines	IV.1
RP Financial Approach to the Valuation	IV.1
Valuation Analysis	IV.2
1. Financial Condition	IV.3
2. Profitability, Growth and Viability of Earnings	IV.4
3. Asset Growth	IV.6
4. Primary Market Area	IV.7
5. Dividends	IV.8
6. Liquidity of the Shares	IV.9
7. Marketing of the Issue	IV.9
A. The Public Market	IV.10
B. The New Issue Market	IV.15
C. The Acquisition Market	IV.16
8. Management	IV.19
9. Effect of Government Regulation and Regulatory Reform	IV.20
Summary of Adjustments	IV.20
Valuation Approaches:	IV.20
1. Price-to-Earnings (“P/E”)	IV.22
2. Price-to-Book (“P/B”)	IV.23
3. Price-to-Assets (“P/A”)	IV.25
Comparison to Recent Offerings	IV.25
Valuation Conclusion	IV.26

RP® Financial, LC.	LIST OF TABLES
iii
LIST OF TABLES
CENTURY NEXT FINANCIAL CORPORATION
BANK OF RUSTON
Ruston, Louisiana

TABLE
NUMBER	DESCRIPTION	PAGE

1.1	Historical Balance Sheet Data	I.6
1.2	Historical Income Statements	I.10

2.1	Summary Demographic Data	II.8
2.2	Primary Market Area Employment Sectors	II.9
2.3	Unemployment Trends	II.10
2.4	Deposit Summary	II.11
2.5	Market Area Deposit Competitors	II.12

3.1	Peer Group of Publicly-Traded Thrifts	III.3
3.2	Balance Sheet Composition and Growth Rates	III.7
3.3	Income as a Pct. of Avg. Assets and Yields, Costs, Spreads	III.10
3.4	Loan Portfolio Composition and Related Information	III.13
3.5	Interest Rate Risk Measures and Net Interest Income Volatility	III.15
3.6	Credit Risk Measures and Related Information	III.17

4.1	Market Area Unemployment Rates	IV.8
4.2	Pricing Characteristics and After-Market Trends	IV.17
4.3	Market Pricing Comparatives	IV.18
4.4	Public Market Pricing	IV.24

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.1
I. OVERVIEW AND FINANCIAL ANALYSIS
Introduction
     Bank of Ruston (or the “Bank”), chartered in 1905, is a federally-chartered savings bank headquartered in Ruston, Louisiana. The Bank conducts its operations through its main office and one branch office, which are both located in Ruston, Louisiana. The city of Ruston, which is located in Lincoln Parish in north-central Louisiana, is approximately 70 miles east of Shreveport, Louisiana and 30 miles west of Monroe, Louisiana. A map of the Bank’s office locations is provided in Exhibit I-1. The Bank is a member of the Federal Home Loan Bank (“FHLB”) system, and its deposits are insured up to the regulatory maximums by the Federal Deposit Insurance Corporation (“FDIC”). At March 31, 2010, the Bank had $87.0 million in assets, $76.9 million in deposits and total equity of $8.6 million, equal to 9.9% of total assets. The Bank’s audited financial statements are incorporated by reference as Exhibit I-2.
Plan of Conversion
     On May 18, 2010, the Board of Directors of the Bank adopted a plan of conversion, incorporated herein by reference, in which the Bank will convert from a federally-chartered mutual savings bank to a federally-chartered stock savings bank and become a wholly-owned subsidiary of Century Next Financial Corporation (“Century Next Financial” or the “Company”), a newly formed Louisiana corporation. Century Next Financial will offer 100% of its common stock to qualifying depositors of Bank of Ruston in a subscription offering and, if necessary, to members of the general public through a community offering and/or a syndicated community offering. Going forward, Century Next Financial will own 100% of the Bank’s stock, and the Bank will initially be Century Next Financial’s sole subsidiary. A portion of the net proceeds received from the sale of common stock will be used to purchase all of the then to be issued and outstanding capital stock of the Bank and the balance of the net proceeds will be retained by the Company.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.2
     At this time, no other activities are contemplated for the Company other than the ownership of the Bank, extending a loan to the newly-formed employee stock ownership plan (the “ESOP”) and reinvestment of the proceeds that are retained by the Company. In the future, Century Next Financial may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.
Strategic Overview
     Bank of Ruston maintains a local community banking emphasis, with a primary strategic objective of meeting the borrowing and savings needs of its local customer base. The Bank has pursued a growth strategy in recent years, in which asset growth has been sustained through loan growth. Retail deposits have been the primary funding source for the Bank’s asset growth.
     Historically, Bank of Ruston’s operating strategy has been fairly reflective of a traditional thrift operating strategy in which 1-4 family residential mortgage loans and retail deposits have constituted the principal components of the Bank’s assets and liabilities, respectively. In more recent years, the Bank has pursued a strategy of placing more of an emphasis on diversifying into other types of lending that generally earn higher yields and are more rate sensitive than 1-4 family permanent mortgage loans. Beyond 1-4 family permanent mortgage loans, commercial real estate/multi-family and land loans constitute the most significant are of lending diversification for the Bank followed by commercial business loans and consumer loans. Lending diversification for the Bank also includes construction loans and home equity loans. The Bank’s current strategic plan is to continue to pursue recent growth strategies, in which lending diversification will emphasize growth of commercial real estate and commercial business loans. Pursuant to targeting growth of commercial loans, the Bank is also placing an emphasis on growing commercial deposit accounts through establishing full service banking relationships with its commercial borrowers. The origination of 1-4 family permanent mortgage loans is expected to remain as the Bank’s

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.3
primary lending activity, but growth of the 1-4 family loan portfolio will be somewhat limited by the Bank’s generally philosophy of selling a majority of its conforming 1-4 family loan production to the secondary market.
     Investments serve as a supplement to the Bank’s lending activities and the investment portfolio is considered to be indicative of a low risk investment philosophy. Mortgage-backed securities comprise the largest concentration of the investment portfolio, with other investments consisting of U.S. Government and agency securities, municipal bonds and FHLB stock.
     The Bank’s lending and investment strategies have supported management of credit risk exposure, as evidenced by favorable credit quality measures for non-performing assets and credit quality related losses. Bank of Ruston is not a subprime lender and does not hold any investments in high risk collateralized debt obligations (“CDOs”).
     Retail deposits have consistently served as the primary interest-bearing funding source for the Bank. Transaction and savings accounts constituted approximately 44% of the Bank’s deposits at March 31, 2010, reflecting the Bank’s emphasis on marketing and cross-selling those accounts and, in particular, developing full servicing banking relationships with its commercial loan customers. The Bank utilizes borrowings as a supplemental funding source to facilitate management of funding costs and interest rate risk, but, in general, the Bank’s use of borrowings has been very limited. As of March 31, 2010, the only borrowings held by the Bank consisted of a modest balance of repurchase agreements.
     Bank of Ruston’s earnings base is largely dependent upon net interest income and operating expense levels. Overall, the Bank’s operating strategy has provided for a relatively strong net interest margin, which has been supported by sustaining balance sheet growth primarily through loan growth, including growth of higher yielding types of loans, and maintenance of a relatively high concentration of deposits in lower yielding transaction and saving account deposits. Operating expenses have also generally been maintained at a relatively high level, which is also related to implementation of an operating strategy that has required building staff to grow and service a diversified loan

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.4
portfolio. Likewise, the Bank’s funding composition would also tend to place upward pressure on the operating expense ratio, given that transaction and savings account deposits are more costly to service than time deposits and borrowings. Revenues derived from non-interest income sources have been a fairly substantive and stable contributor to the Bank’s core earnings base, with such income consisting mostly of loan fees and service charges generated from transaction deposit accounts.
     The post-offering business plan of the Bank is expected to continue to focus on operating and growing a profitable institution serving retail customers and small businesses in local markets. Accordingly, Bank of Ruston will continue to be an independent community-oriented financial institution with a commitment to meeting the retail and commercial banking needs of individuals and businesses in north-central Louisiana. In addition, the Bank’s business plan is to implement strategies that will facilitate growth of its franchise and increase earnings.
     The Bank’s Board of Directors has elected to complete a mutual-to-stock conversion to improve the competitive position of Bank of Ruston. The capital realized from the stock offering will increase the operating flexibility and overall financial strength of Bank of Ruston. The additional capital realized from stock proceeds will increase liquidity to support funding of future loan growth and other interest-earning assets. Bank of Ruston’s higher capital position resulting from the infusion of stock proceeds will also serve to reduce interest rate risk, particularly through enhancing the Bank’s interest-earning-assets-to-interest-bearing-liabilities (“IEA/IBL”) ratio. The additional funds realized from the stock offering will provide an alternative funding source to deposits and borrowings in meeting the Bank’s future funding needs, which may facilitate a reduction in Bank of Ruston’s funding costs. Additionally, Bank of Ruston’s higher equity-to-assets ratio will also better position the Bank to take advantage of expansion opportunities as they arise. Such expansion would most likely occur through the establishment or acquisition of additional banking offices or customer facilities that would provide for further penetration in the markets currently served by the Bank or nearby surrounding markets. At this time, the Bank has no specific plans for expansion. The projected uses of proceeds are highlighted below.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.5
•	Century Next Financial Corporation. The Company is expected to retain up to 40% of the net offering proceeds. At present, funds at the Company level, net of the loan to the ESOP, are expected to be primarily invested initially into liquid funds held as a deposit at the Bank and short-term investment grade securities. Over time, the funds may be utilized for various corporate purposes, possibly including acquisitions, infusing additional equity into the Bank, repurchases of common stock, and the payment of regular and/or special cash dividends.

•	Bank of Ruston. Approximately 60% of the net stock proceeds will be infused into the Bank in exchange for all of the Bank’s newly issued stock. Cash proceeds (i.e., net proceeds less deposits withdrawn to fund stock purchases) infused into the Bank are anticipated to become part of general operating funds, and are expected to be primarily utilized to fund loan growth.
     Overall, it is the Bank’s objective to pursue growth that will serve to increase returns, while, at the same time, growth will not be pursued that could potentially compromise the overall risk associated with Bank of Ruston’s operations.
Balance Sheet Trends
     Table 1.1 shows the Bank’s historical balance sheet data for the past five and one-quarter years. From year end 2005 through March 31, 2010, Bank of Ruston’s assets increased at a 7.1% annual rate. Asset growth was largely sustained by loan growth, which was primarily funded with deposit growth. A summary of Bank of Ruston’s key operating ratios for the past three and one-quarter years is presented in Exhibit I-3.
     Bank of Ruston’s loans receivable portfolio increased at an 8.0% annual rate from year end 2005 through March 31, 2010, with the loan portfolio exhibiting positive growth throughout the period covered in Table 1.1. The Bank’s slightly stronger loan growth rate compared to its asset growth rate served to increase the loans-to-assets ratio from 77.9% at year end 2005 to 81.0% at March 31, 2010. While 1-4 family permanent mortgage loans represent the largest concentration in the Bank’s loan portfolio, Bank of Ruston’s emphasis on implementation of a diversified lending strategy is evidenced by recent trends in the loan portfolio. Trends in the Bank’s loan portfolio composition since year end 2008 show that the concentration of 1-4 family loans

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.6
Table 1.1
Bank of Ruston
Historical Balance Sheet Data

													12/31/05-
													3/31/10
	At Year Ened December 31,										At March 31,		Annual.
	2005		2006		2007		2008		2009		2010		Growth Rate
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Pct
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	(%)
Total Amount of:
Assets	$65,136	100.00%	$69,299	100.00%	$70,544	100.00%	$77,771	100.00%	$85,875	100.00%	$87,019	100.00%	7.05%
Cash and cash equivalents	3,884	5.96%	4,205	6.07%	2,684	3.80%	3,516	4.52%	4,674	5.44%	2,853	3.28%	-7.00%
Investment securities	6,144	9.43%	4,863	7.02%	6,118	8.67%	6,717	8.64%	7,258	8.45%	6,909	7.94%	2.80%
Loans receivable, net	50,706	77.85%	55,602	80.23%	57,232	81.13%	61,220	78.72%	66,998	78.02%	70,440	80.95%	8.04%
FHLB stock	246	0.38%	258	0.37%	271	0.38%	279	0.36%	280	0.33%	280	0.32%	3.09%
Bank-owned life insurance	1,297	1.99%	1,455	2.10%	1,488	2.11%	1,777	2.28%	1,778	2.07%	1,793	2.06%	7.92%
Deposits	$56,948	87.43%	$61,789	89.16%	$62,544	88.66%	$69,283	89.09%	$75,944	88.44%	$76,851	88.32%	7.31%
Borrowings	1,077	1.65%	69	0.10%	61	0.09%	53	0.07%	907	1.06%	958	1.10%	-2.72%
Equity	$6,823	10.48%	$7,087	10.23%	$7,472	10.59%	$7,956	10.23%	$8,476	9.87%	$8,633	9.92%	5.69%
Loans/Deposits		89.04%		89.99%		91.51%		88.36%		88.22%		91.66%
Full Service Banking Offices Open	1		1		1		1		2		2

(1)	Ratios are as a percent of ending assets.

Sources:	Bank of Ruston’s prospectus, audited and unaudited financial statements and RP Financial calculations.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.7
comprising total loans increased from 53.9% of total loans at year end 2008 to 55.5% of total loans at March 31, 2010, while over the same time period commercial real estate/multi-family and land loans increased from 24.1% of total loans to 28.2% of total loans. Commercial business loans and home equity loans as a percent of total loans also increased slightly during the past two and one-quarter years, with commercial business loans increasing from 6.0% of total loans to 6.7% of total loans and home equity loans increasing from 1.7% of total loans to 2.2% of total loans. Consumer loans, other than home equity loans, showed the largest decrease as percent of total loans, decreasing from 11.3% of total loans at year end 2008 to 5.2% of total loans at March 31, 2010. The concentration of construction loans in the loan portfolio also decreased slightly since year end 2008, as construction loans equaled 3.0% of total loans at year end 2008 and 2.3% of total loans at March 31, 2010.
     The intent of the Bank’s investment policy is to provide adequate liquidity and to generate a favorable return within the context of supporting Bank of Ruston’s overall credit and interest rate risk objectives. It is anticipated that proceeds retained at the holding company level will primarily be invested into a deposit at the Bank. Over the past five and one-quarter years, the Bank’s level of cash and investment securities (inclusive of FHLB stock) ranged from a high of 15.8% of assets at year end 2005 to a low of 11.5% of assets at March 31, 2010. The general downward trend in the level of cash and investments maintained by the Bank reflects the redeployment of liquidity and cash flow realized from maturing investments into loan growth. Mortgage-backed securities comprise the most significant component of the Bank’s investment holdings, with the portfolio consisting primarily of mortgage-pass-through certificates that are guaranteed or insured by Government Sponsored Enterprises (“GSEs”). The balance of the mortgage-backed securities portfolio consists of collateralized mortgage obligations (“CMOs”), which are also guaranteed or insured by GSE. Mortgage-backed securities are generally purchased as a means to deploy excess liquidity at more favorable yields than other investment alternatives that are consistent with Bank of Ruston’s investment philosophy. As of March 31, 2010, the mortgage-backed securities portfolio totaled $5.5 million or 6.4% of assets. Mortgage-backed securities maintained as available for sale equaled $5.4 million at March 31, 2010, with the remaining

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.8
$160,000 of the portfolio maintained as held to maturity. As of March 31, 2010, the net unrealized gain on the available for sale mortgage-backed securities portfolio equaled $124,000.
     Beyond the Bank’s investment in mortgage-backed securities, investment securities held by the Bank at March 31, 2008 consisted of U.S. Government and agency securities ($1.0 million), municipal bonds ($348,000) and FHLB stock ($280,000). As of March 31, 2010, all of the Bank’s investments in U.S. Government and agency securities and municipal bonds were maintained as available for sale. As of March 31, 2010, the net unrealized gain on the portfolio of U.S. Government and agency securities and municipal bonds equaled $9,000. Exhibit I-4 provides historical detail of the Bank’s investment securities portfolio. The Bank also held cash and cash equivalents of $2.9 million or 3.3% of assets at March 31, 2010.
     The Bank also maintains an investment in bank-owned life insurance (“BOLI”) policies, which cover the lives of the Bank’s directors and some of the Bank’s officers. The purpose of the investment is to provide funding for the benefit plans of the covered individuals. The life insurance policies earn tax-exempt income through cash value accumulation and death proceeds. As of March 31, 2008, the cash surrender value of the Bank’s BOLI equaled $1.8 million.
     Over the past five and one-quarter years, Bank of Ruston’s funding needs have been largely addressed through retail deposits and internal cash flows, with supplemental funding provided by borrowings and retained earnings. From year end 2005 through March 31, 2010, the Bank’s deposits increased at an annual rate of 7.3%. Positive deposit growth was sustained throughout the period covered in Table 1.1, with the most significant deposit growth occurring in 2008. Deposits as a percent of assets ranged from a low of 87.4% at year end 2005 to a high of 89.1% at year end 2008. As of March 31, 2008, the Bank’s deposits totaled $76.9 million or 88.3% of assets. Certificate deposits (“CDs”) account for the largest concentration of the Bank’s deposits and comprised 56.4% of the Bank’s deposits at March 31, 2010. Transaction and savings account deposits comprised 43.6% of the Bank’s deposits at March 31, 2010,

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.9
with interest-bearing checking accounts comprising the largest portion of the Bank’s core deposits.
     Over the past five and one-quarter years, the Bank’s use of borrowings has been quite limited with the highest amount of borrowings utilized amounting to $1.1 million or 1.7% of assets at year end 2005. Borrowings held by the Bank at March 31, 2010 totaled $958,000 or 1.1% of assets and consisted entirely of repurchase agreements.
     Since year end 2005, retention of earnings and the adjustment for accumulated other comprehensive income translated into an annual capital growth rate of 5.7% for the Bank. Capital growth was slightly less than the Bank’s asset growth rate, as Bank of Ruston’s equity-to-assets ratio decreased from 10.5% at year end 2005 to 9.9% at March 31, 2010. All of the Bank’s capital is tangible capital, and the Bank maintained capital surpluses relative to all of its regulatory capital requirements at March 31, 2010. The addition of stock proceeds will serve to strengthen the Bank’s capital position, as well as support growth opportunities. At the same time, as the result of the significant increase that will be realized in the Bank’s pro forma capital position, Bank of Ruston’s ROE can be expected to initially decline from current returns
Income and Expense Trends
     Table 1.2 shows the Bank’s historical income statements for the past five and one-quarter years. The Bank reported positive earnings over the past five and one-quarter years, ranging from a low of 0.37% of average assets during 2006 to a high of 0.61% of average assets during 2008. For the twelve months ended March 31, 2010, the Bank reported net income of $489,000 or 0.59% of average assets. Net interest income and operating expenses represent the primary components of the Bank’s earnings. Other revenues for the Bank are largely derived from loan fees and customer service charges, which have been a fairly solid contributor to the Bank’s earnings. Favorable credit quality measures have served to limit the amount of loan loss provisions the Bank has established over the past five and one-quarter years. Gains and losses from the sale of loans and other assets have typically been a relatively minor factor in the Bank’s earnings over the past five and one-quarter years.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.10
Table 1.2
Bank of Ruston
Historical Income Statements

	For the Year Ended December 31,										For the 12 months
	2005		2006		2007		2008		2009		Ended 3/31/10
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)
Interest income	$3,385	5.69%	$3,768	5.60%	$4,110	5.88%	$4,448	6.00%	$4,406	5.38%	$4,444	5.35%
Interest expense	(930)	-1.56%	(1,272)	-1.89%	(1,641)	-2.35%	(1,727)	-2.33%	(1,298)	-1.59%	(1,225)	-1.47%

Net interest income	$2,455	4.13%	$2,496	3.71%	$2,469	3.53%	$2,721	3.67%	$3,108	3.79%	$3,219	3.87%
Provision for loan losses	0	0.00%	(24)	-0.04%	0	0.00%	(32)	-0.04%	(16)	-0.02%	(14)	-0.02%

Net interest income after provisions	$2,455	4.13%	$2,472	3.67%	$2,469	3.53%	$2,689	3.63%	$3,092	3.78%	$3,205	3.86%

Other operating income	$524	0.88%	$502	0.75%	$432	0.62%	$600	0.81%	$773	0.94%	$732	0.88%
Operating expense	(2,372)	-3.99%	(2,505)	-3.72%	(2,362)	-3.38%	(2,640)	-3.56%	(3,219)	-3.93%	(3,321)	-4.00%

Net operating income	$607	1.02%	$469	0.70%	$539	0.77%	$649	0.88%	$646	0.79%	$616	0.74%

Non-Operating Income
Gain(loss) on sale of loans	($140)	-0.24%	($116)	-0.17%	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%
Gain(loss) on sale of fixed assets	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	53	0.06%
Gain on sale of foreclosed real estate	0	0.00%	0	0.00%	0	0.00%	5	0.01%	0	0.00%	3	0.00%

Net non-operating income	($140)	-0.24%	($116)	-0.17%	$0	0.00%	$5	0.01%	$0	0.00%	$56	0.07%

Net income before tax	$467	0.79%	$353	0.52%	$539	0.77%	$654	0.88%	$646	0.79%	$672	0.81%
Income tax provision	(145)	-0.24%	(106)	-0.16%	(171)	-0.24%	(199)	-0.27%	(182)	-0.22%	(183)	-0.22%

Net income (loss)	$322	0.54%	$247	0.37%	$368	0.53%	$455	0.61%	$464	0.57%	$489	0.59%

Adjusted Earnings
Net income	$322	0.54%	$247	0.37%	$368	0.53%	$455	0.61%	$464	0.57%	$489	0.59%
Add(Deduct): Net gain/(loss) on sale	140	0.24%	116	0.17%	0	0.00%	(5)	-0.01%	0	0.00%	(56)	-0.07%
Tax effect (2)	(48)	-0.08%	(39)	-0.06%	0	0.00%	2	0.00%	0	0.00%	19	0.02%

Adjusted earnings	$414	0.70%	$324	0.48%	$368	0.53%	$452	0.61%	$464	0.57%	$452	0.54%

Expense Coverage Ratio (3)	1.03		1.00		1.05		1.03		0.97		0.97
Efficiency Ratio (4)	79.6%		83.6%		81.4%		79.5%		83.0%		84.2%

(1)	Ratios are as a percent of average assets.

(2)	Assumes a 34.0% effective tax rate.

(3)	Expense coverage ratio calculated as net interest income before provisions for loan losses divided by operating expenses.

(4)	Efficiency ratio calculated as operating expenses divided by the sum of net interest income before provisions for loan losses plus other income (excluding net gains).

Sources:	Bank of Ruston’s prospectus, audited & unaudited financial statements and RP Financial calculations.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.11
     Over the past five and one-quarter years, the Bank’s net interest income to average assets ratio ranged from a low of 3.53% during 2007 to a high of 4.13% during 2005. The downward trend in the net interest income ratio from 2005 through 2007 reflected a more significant increase in the interest expense ratio relative to the interest income ratio. Comparatively, the positive trend in the net interest income ratio since 2007 reflected a more significant decrease in the interest expense ratio relative to the interest income ratio. The increase in the Bank’s net interest income ratio since 2007 has been facilitated by a wider yield-cost spread, as the decline in short-term interest rates and resulting steeper yield curve has provided for a more significant decline in the Bank’s funding costs relative to less rate sensitive interest-earning asset yields. Loan growth that included growth of higher yielding commercial real estate loans also contributed to the increase in the Bank’ s interest rate spread. Overall, the Bank’s interest rate spread increased from 3.79% during 2007 to 4.14% during the three months ended March 31, 2010; although, the Bank’s interest rate spread for the first quarter of 2010 was less than the year ago first quarter interest rate spread of 4.05% as asset yields showed a more significant decrease relative to funding costs. The Bank’s net interest rate spreads and yields and costs for the past three and one-quarter years are set forth in Exhibits I-3 and I-5.
     Non-interest operating income has been a fairly stable contributor to the Bank’s earnings over the past five and one-quarter years, ranging from a low of 0.62% of average assets during 2007 to a high of 0.94% of average assets during 2009. For the twelve months ended March 31, 2010, the Bank recorded non-operating income of $732,000 or 0.88% of average assets. Loan fees and service charges constitute the largest source of non-interest operating income for the Bank, with other non-interest operating revenues derived from income earned on BOLI and miscellaneous other revenue sources.
     Operating expenses represent the other major component of the Bank’s earnings, ranging from a low of 3.38% of average assets during 2007 to a high of 4.00% of average assets during the twelve months ended March 31, 2010. The upward trend in the Bank’s operating expense ratio since 2007 has been in part related to adding

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.12
personnel to facilitate implementation of planned growth strategies. Other notable factors that have impacted the operating expense ratio include the opening of a second office facility in 2009 and an increase in FDIC insurance premiums. In general, the Bank has maintained a relatively high level of operating expenses, which is indicative of the higher staffing needs associated with sustaining asset growth primarily through growing a diversified loan portfolio. Likewise, the higher staffing needs associated with generating and service transaction and saving account deposits, which comprise a relatively high percentage of the Bank’s deposit composition, have also been a factor in the relatively high level of operating expenses maintained by the Bank. Upward pressure will be placed on the Bank’s expense ratio following the stock offering, due to expenses associated with operating as a publicly-traded company, including expenses related to the stock benefit plans. At the same time, the increase in capital realized from the stock offering will increase the Bank’s capacity to leverage operating expenses through pursuing a more aggressive growth strategy.
     Overall, the general trends in the Bank’s net interest margin and operating expense ratio since 2005 reflect a slight decrease in core earnings, as indicated by the Bank’s expense coverage ratio (net interest income divided by operating expenses). Bank of Ruston’s expense coverage ratio equaled 1.03 times during 2005, versus a ratio of 0.97 times during the twelve months ended March 31, 2010. The decrease in the expense coverage ratio primarily resulted from a decrease in the net interest income, while operating expense ratio was nominally higher during the most recent twelve month period compared to 2005. Similarly, Bank of Ruston’s efficiency ratio (operating expenses, net of amortization of intangibles, as a percent of the sum of net interest income and other operating income) of 79.6% during 2005 was more favorable than the 84.2% efficiency ratio posted for the twelve months ended March 31, 2010.
     Over the past five and one-quarter years, maintenance of generally favorable credit quality measures has generally served to limit the amount of loss provisions established during the period. Loan loss provisions established by the Bank ranged from a low of no loan loss provisions established during 2005 and 2007 to a high of 0.04% of average assets during 2006 and 2008. For the twelve months ended March

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.13
31, 2010, loan loss provisions established by the Bank amounted to $14,000 or 0.02% of average assets. As of March 31, 2010, the Bank maintained valuation allowances of $179,000, equal to 0.25% of net loans receivable and 73.1% of total non-accruing loans and accruing loans 90 days or more past due. Exhibit I-6 sets forth the Bank’s loan loss allowance activity during the past two and one-quarter years.
     Non-operating income and losses over the past five and one-quarter years has been fairly limited, consisting of losses on sale of loans and gains on the sale of fixed assets and foreclosed real estate. Overall, the net earnings impact of non-operating income ranged from a loss of 0.24% of average assets in 2005 to a gain of 0.07% of average assets for the twelve months ended March 31, 2010. The loss in 2005 was due to a loss on sale of loans, while a gain on the sale of fixed assets accounted for most of the gain recorded during the most recent twelve month period. In general, the gains and losses recorded by Bank were viewed as non-recurring income items.
     The Bank’s effective tax rate ranged from a low of 27.23% during the twelve months ended March 31, 2010 to a high of 31.73% during 2007. As set forth in the prospectus, the Bank’s marginal effective statutory tax rate is 34.0%.
Interest Rate Risk Management
     The Bank’s balance sheet is liability-sensitive in the short-term (less than one year) and, thus, the net interest margin will typically be adversely affected during periods of rising and higher interest rates, as well as in the interest rate environment that generally prevailed during 2006 and 2007 in which the yield curve was flat or inverted. Comparatively, the Bank’s interest rate spreads will tend to benefit when short-term interest rates decline and the yield curve steepens. As of March 31, 2010, the OTS Net Portfolio Value (“NPV”) analysis indicated that a 2.0% instantaneous and sustained increase in interest rates would result in an 2% decrease in Bank of Ruston’s NPV (see Exhibit I-7).
     The Bank pursues a number of strategies to manage interest rate risk, particularly with respect to seeking to limit the repricing mismatch between interest rate

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.14
sensitive assets and liabilities. The Bank manages interest rate risk from the asset side of the balance sheet through selling originations of longer term 1-4 family fixed rate loans to the secondary market, originating 1-4 family fixed rate loans with three or five year balloon provisions which comprise the majority of 1-4 family loans held in portfolio, maintaining investment securities as available for sale and diversifying into other types of lending beyond 1-4 family permanent mortgage loans which consists primarily of shorter term fixed rate loans. As of March 31, 2010, of the Bank’s total loans due after March 31, 2011, ARM loans comprised 0.8% of those loans (see Exhibit I-8). On the liability side of the balance sheet, management of interest rate risk has been pursued through emphasizing growth of lower costing and less interest rate sensitive transaction and savings account deposits. Transaction and savings account deposits comprised 43.6% of the Bank’s deposits at March 31, 2010.
     The infusion of stock proceeds will serve to further limit the Bank’s interest rate risk exposure, as most of the net proceeds will be redeployed into interest-earning assets and the increase in the Bank’s capital position will lessen the proportion of interest rate sensitive liabilities funding assets.
Lending Activities and Strategy
     Bank of Ruston’s lending activities have traditionally emphasized 1-4 family permanent mortgage loans and such loans continue to comprise the largest component of the Bank’s loan portfolio. Beyond 1-4 family loans, lending diversification by the Bank has emphasized commercial real estate/multi-family and land loans followed by commercial business loans. Other areas of lending diversification for the Bank include consumer, home equity and construction loans. Going forward, the Bank’s lending strategy is to continue to emphasize gradual diversification of the loan portfolio, particularly with respect to growth of commercial real estate and commercial business loans. The origination of 1-4 family permanent mortgage loans is expected to remain an active area of lending for the Bank, although growth of the 1-4 family loan portfolio will be limited as new loan production will be offset by loan sales of most fixed rate originations and repayments on the existing portfolio. The Bank’s general lending

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.15
philosophy has been to limit its lending activities to local and familiar markets. Exhibit I-9 provides historical detail of Bank of Ruston’s loan portfolio composition over the past two and one-quarter years and Exhibit I-10 provides the contractual maturity of the Bank’s loan portfolio by loan type as of March 31, 2010.
     Bank of Ruston offers both fixed rate and adjustable rate 1-4 family permanent mortgage loans, with most current originations consisting of fixed rate loans reflecting high demand for such loans in the low interest rate that has prevailed in recent years. Loans are underwritten to secondary market guidelines, as the Bank’s current philosophy has been to sell most originations of fixed rate loans with terms of 15 to 30 years into the secondary market. Loans are sold on a servicing released basis. ARM loans offered by the Bank have initial repricing terms of three, five and seven years and then convert to a one-year ARM loan for the balance of the mortgage term. Fixed rate loans are offered for terms of 15 and 30 years, as well as with three and five year balloon provisions which are amortized over terms of 10 to 20 years. Loans originated for the Bank’s loan portfolio consist mostly of balloon loans. Residential loans are generated through the Bank’s in-house lending staff, walk-ins, on-line banking and third party referrals. As of March 31, 2010, the Bank’s outstanding balance of 1-4 family loans equaled $39.2 million or 55.5% of total loans outstanding.
     The Bank’s 1-4 family lending activities include home equity loans and home equity lines of credit. Home equity loans are currently offered as interest only loans, with a three year fixed rate term. The Bank will originate home equity loans and lines of credit up to a maximum loan-to value (“LTV”) ratio of 80.0%, inclusive of other liens on the property. As of March 31, 2010, the Bank’s outstanding balance of home equity loans and home equity lines of credit equaled $1.5 million or 2.2% of total loans outstanding.
     Construction loans originated by the Bank generally have consisted of loans to finance the construction of 1-4 family residences. The Bank’s 1-4 family construction lending activities include construction loans that convert to permanent loans following the construction period, as well as loans that are extended to builders to finance the construction of single-family homes on a speculative basis. Construction loans are

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.16
interest only loans during the construction period and are originated up to a LTV ratio of 95.0%, with private mortgage insurance required for loans with LTV ratios above 80.0%. As of March 31, 2010, Bank of Ruston’s outstanding balance of construction equaled $1.6 million or 2.3% of total loans outstanding.
     The balance of the mortgage loan portfolio consists of commercial real estate, multi-family and land loans, which are collateralized by properties in the Bank’s regional lending area. Bank of Ruston generally originates commercial real estate and multi-family loans up to a maximum LTV ratio of 75.0% and requires a minimum debt-coverage ratio of 1.25 times. Commercial real estate loans are generally offered as balloon loans with balloon terms of three or five years, which are amortized for terms of up to 20 years. Properties securing the commercial real estate loan portfolio include small strip shopping centers, other types of retail space, apartment buildings, commercial office space and mini storage facilities. Land loans consist substantially of properties that will be used for residential development and are typically extended up to a LTV ratio of 75.0% on improved land or land acquired for development and 65.0% for unimproved land. Land loans are generally offered as fixed rate loans for terms of up to five years. The largest commercial real estate/multi-family or land loan in the Bank’s loan portfolio at March 31, 2010 was a $1.1 million loan secured by retail properties, a warehouse and apartments and was performing in accordance with its terms at March 31, 2010. As of March 31, 2010, the Bank’s outstanding balance of commercial real estate loans totaled $19.9 million or 28.2% of total loans outstanding and included $5.3 million of land loans.
     Bank of Ruston’s diversification into non-mortgage loans consists primarily of commercial business loans and, to a lesser extent, consumer loans. The commercial business loan portfolio is generated through extending loans to companies operating in the local market area. Commercial business loans offered by the Bank consist primarily of fixed rate loans and, to a lesser extent, floating rate lines of credit. Loans secured by business assets such as accounts receivable, inventory and equipment account for the major portion of the Bank’s commercial loan portfolio., while the portfolio also includes a limited amount of unsecured loans. Expansion of commercial business and commercial

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.17
real estate lending activities are areas of lending emphasis for the Bank, pursuant to which the Bank is seeking to become a full service community bank to its commercial loan customers through offering a full range of commercial loan products that can be packaged with lower cost commercial deposit products. As of March 31, 2010, Bank of Ruston’s outstanding balance of commercial business loans equaled $4.7 million or 6.7% of total loans outstanding.
     Beyond home equity loans, the Bank’s consumer lending activities have been somewhat of a limited area of lending diversification. The consumer loan portfolio consists primarily of auto loans, other types of installment loans and loans secured by deposits. As of March 31, 2010, the Bank’s outstanding balance of consumer loans (excluding home equity loans) equaled $3.7 million or 5.2% of total loans outstanding.
     Exhibit I-11 provides a summary of the Bank’s lending activities over the past two and one-quarter years. Total loans originated increased from $71.7 million in 2008 to $75.8 million, but then decreased in first quarter of 2010 to $13.7 million compared to $19.6 million in the first quarter of 2009. Loans secured by 1-4 family properties comprised the largest source of originations during the past two and one-quarter years, followed by originations of commercial real estate and multi-family loans. Approximately 60% of the Bank’s 1- 4 family loan originations were sold during the past two and one-quarter years. The Bank did not purchase any loans during the past two and one-quarter years. Loan originations exceeded loans sold and principal repayments during the past two and one-quarter years, which provided for positive trend in loans receivable since year end 2007. Overall, net loans receivable increased from $57.2 million at year end 2007 to $70.4 million at March 31, 2010.
Asset Quality
     The Bank’s historical 1-4 family lending emphasis, as well as generally stable real estate market conditions in the Bank’s lending area, have supported the maintenance of relatively favorable credit quality measures during the past two and one-quarter years. Over the past two and one-quarter years, Bank of Ruston’s balance of non-performing assets ranged from a high of 0.41% at year end 2008 to a low of 0.28%

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.18
of assets at March 31, 2010. As shown in Exhibit I-12, non-performing assets at March 31, 2010 totaled $245,000 and consisted entirely of non-accruing loans As of March 31, 2010, non-accruing loans consisted substantially of 1-4 family loans.
     To track the Bank’s asset quality and the adequacy of valuation allowances, Bank of Ruston has established detailed asset classification policies and procedures which are consistent with regulatory guidelines. Detailed asset classifications are reviewed monthly by senior management and the Board. Pursuant to these procedures, when needed, the Bank establishes additional valuation allowances to cover anticipated losses in classified or non-classified assets. As of March 31, 2010, the Bank maintained valuation allowances of $179,000, equal to 0.25% of net loans receivable and 73.1% of non-accruing loans and accruing loans 90 days or more past due.
Funding Composition and Strategy
     Deposits have consistently served as the Bank’s primary funding source and at March 31, 2010 deposits accounted for 98.8% of Bank of Ruston’s interest-bearing funding composition. Exhibit I-13 sets forth the Bank’s deposit composition for the past two and one-quarter years and Exhibit I-14 provides the interest rate and maturity composition of the CD portfolio at March 31, 2010. CDs constitute the largest component of the Bank’s deposit composition, with the concentration of CDs comprising total deposits equaling 56.4% at March 31, 2010 compared to 58.3% at year end 2009 and 54.2% at year end 2008. CDs with scheduled maturities of one year or less, excluding CDs in IRA accounts, comprised 91.1% of the Bank’s non-IRA CDs at March 31, 2010. As of March 31, 2010, jumbo CDs (CD accounts with balances of $100,000 or more) amounted to $17.7 million or 40.8% of total CDs. The Bank did not hold any brokered deposits at March 31, 2010.
     The Bank maintained $33.5 million of savings and transaction account deposits at March 31, 2010, which equaled 43.6% of total deposits. Comparatively, core deposits equaled 45.8% and 41.7% of total deposits at year ends 2008 and 2009, respectively. Since year end 2008, money market deposit accounts have been the

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.19
primary source of core deposit growth for the Bank. Interest-bearing checking accounts comprise the large component of the Bank’s core deposits, with such deposits equaling $15.3 million or 45.6% of core deposits at March 31, 2010.
     The Bank’s utilization of borrowings has typically been limited. The Bank’s borrowings consisted of $958,000 of repurchase agreements at March 31, 2010, which had a weighted average interest rate of 1.00% at March 31, 2010. Repurchase agreements are used by the Bank as an investment vehicle for its commercial sweep checking product. Bank of Ruston enters into securities repurchase agreements with it commercial checking account customers under a sweep account arrangement. Account balances are swept on a daily basis into mortgage-backed securities purchases from the Bank, which the Bank agrees to repurchase as the checking account is drawn upon by the customer. Exhibit I-15 provides further detail of the Bank’s borrowings activities during the past two and one-quarter years.
Legal Proceedings
     Bank of Ruston is not currently party to any pending legal proceedings that the Bank’s management believes would have a material adverse effect on the Bank’s financial condition, results of operations or cash flows.

RP® Financial, LC.	MARKET AREA
II.1
II. MARKET AREA
Introduction
     The Bank is headquartered in the city of Ruston, Louisiana. In addition to the main office, the Bank maintains one full service branch in Ruston. Ruston is located in Lincoln Parish, which is in north-central Louisiana between Shreveport and Monroe. The city of Ruston contains a population of approximately 20,000. Exhibit II-1 provides information on the Bank’s office properties.
     The Bank’s primary market area is viewed as mostly rural in nature, as indicated by the low population density of Lincoln Parish. Shreveport is the largest population center in the regional market area, which is approximately 70 miles west of Ruston. The primary market area economy is fairly diversified, with services, government and wholesale/retail trade constituting the basis of the primary market area economy.
     Future growth opportunities for Bank of Ruston depend on the future growth and stability of the local and regional economy, demographic growth trends, and the nature and intensity of the competitive environment. These factors have been briefly examined to help determine the growth potential that exists for the Bank, the relative economic health of the Bank’s market area, and the resultant impact on value.
National Economic Factors
     The future success of the Bank’s operations is partially dependent upon national economic factors and trends. In assessing economic trends over past few quarters, signs that the U.S. economy was pulling out of the recession became more evident at the start of the third quarter of 2009. However, overall economic conditions remained weak. The July 2009 employment report showed the fewest job losses in a year and the unemployment rate dipped to 9.4%, its first decline in nine months. Retail sales were down slightly in July, raising concerns over the durability of the recovery. However, sales of existing homes jumped 7.2% in July, the fastest pace in nearly two years. July new home sales were up sharply as well, which supported a 4.9% increase in July durable-goods orders. August economic data generally indicated that the recession was nearing

RP® Financial, LC.	MARKET AREA
II.2
an end, as manufacturing output grew for the first time since January 2008 and the “cash for clunkers” program fueled a rebound in August retail sales. August employment data showed fewer than expected job losses, while the unemployment rate rose to a 26 year high of 9.7%. The index of leading indicators rose for the fifth straight month in August, providing another sign of recovery. Second quarter GDP declined at a 0.7% annualized rate, which was better than the 1% decline previously estimated. Other economic data suggested an uneven recovery, as existing home sales slid in August and consumer confidence fell in September. Manufacturing and service sector activity both grew in September, while the U.S. unemployment rate rose to 9.8% in September as employers cut more jobs than expected. As job losses continued to mount, vacancy rates for commercial office space continued to increase during the third quarter. Retail sales fell in September from August as the “cash for clunkers’ program ended, however, excluding autos, retail sales increased slightly in September. New home sales fell in September, while orders for durable goods increased in September. Third quarter GDP increased at a 3.5% annual rate (subsequently revised to 2.2%), marking an apparent end to the recession. Notably, a large portion of GDP growth in the third quarter was generated through federal stimulus programs, bringing into question the sustainability of the recovery without government support.
     October 2009 showed further signs of an economic recovery, even as the labor market continued to struggle. U.S. manufacturing activity expanded for the third month in a row in October, while a net loss of 190,000 jobs in October pushed the October unemployment rate up to 10.2%. Retail sales and the index of leading economic indicators both rose in October, while housing data was mixed raising doubts about the strength of the sector’s recovery. New home starts tumbled in October, while sales of existing home showed a strong increase in October. Signs of a slow and uneven economic recovery continued to be reflected in the November data. Manufacturing activity continued to grow in November, while the service sector contracted in November after growing in October. Employment data for November reflected the fewest number of job losses since December 2007, which reduced the unemployment rate to 10.0%. The Federal Reserve’s “beige book” released in early-December showed the economy improving moderately, with consumer spending up but commercial real estate weakening.

RP® Financial, LC.	MARKET AREA
II.3
Additional evidence that strength was returning to the economy included a healthy rise in November durable goods orders and manufacturing activity in December expanding at its fastest pace in more than three years. Sales of existing homes were up solidly in November, although construction spending in November was down slightly. Manufacturing activity expanded in December at its fastest pace in more than three years, while the service sector recorded only modest growth in December. Job losses were significantly higher than expected in December, dashing hopes of a near term turnaround in employment. Employers cut 85,000 jobs in December, while the December unemployment rate held steady at 10.0%. The index of leading economic indicators rose 1.1% from November to December for its ninth straight month of gains, while housing data for December was less favorable with both new and existing home sales declining in December. The decline in home sales in December was in part related to a surge in home sales during the fall, as first-time home buyers raced to take advantage of a tax credit before it expired. Fourth quarter GDP increased at an annual rate of 5.7% (subsequently revised to 5.6%), although much of the growth was tied to companies replenishing low inventories that typically only provides a temporary bump in growth.
     Manufacturing activity rose for a sixth straight month in January 2010, with the rate of expansion at its highest point since August 2004. Comparatively, service sector activity remained stable in January. Payrolls unexpectedly fell in January with the loss of 20,000 jobs, but the January unemployment rate surprisingly dropped to a five month low of 9.7%. Retail sales were up in January, although consumer confidence fell in February. Sales of existing homes fell in January and orders for durable goods showed weakness in January, underscoring the uneven progress of the U.S. recovery. The manufacturing and service sectors both showed expansion in February, while the February unemployment rate remained unchanged at 9.7%. The February unemployment report showed a loss of 36,000 jobs, which was fewer than expected. New and existing home sales were lower in February compared to January, but retail sales continued to show an increase for February. U.S. manufacturing and nonmanufacturing activity continued to grow in March, while the March unemployment rate held steady at 9.7%. Employers added 162,000 jobs in March, but almost one-third of the jobs came from the government’s hiring for the census. A surge in March retail sales and home construction increasing for a third straight

RP® Financial, LC.	MARKET AREA
II.4
month in March provided evidence that the economic recovery was gaining traction. Other signs of the economy gaining momentum included an increase in March existing home sales and a healthy rise in the March index of leading economic indicators. The initial estimate for first quarter GDP growth showed the economy expanded at an annualized rate of 3.2%.
     Positive trends in the economic recovery continued in the second quarter of 2010, as manufacturing activity and retail sales were up in April. The April employment report showed employers added 290,000 jobs, which was more than expected. At the same time, the April unemployment rate increased to 9.9%. Single-family housing starts surged in April, as builders stepped up production ahead of the April 30 deadline for sales qualifying for a federal tax rate. Likewise, sales of existing and new homes showed healthy increases in April, which was also believed in a large part related to home buyers seeking to take advantage of the federal tax credit that was due to expire at the end April. Orders for durable goods rose 2.9% in April, while consumer spending remained flat in April.
     In terms of interest rate trends during the past few quarters, interest rates eased lower at the start of the third quarter of 2009 as investors shunned risk ahead of second quarter earnings reports. Some economic data showing an improving economy and growing belief that the recession was nearing an end pushed long-term Treasury yields up slightly heading into late-July. The upward trend in interest rates continued into the first week of August, as interest rates edged higher following the better-than-expected employment report for July. Long-term Treasury yields eased lower going into the second half of August, as the Federal Reserve concluded its mid-August meeting leaving its key short-term rate near zero and indicated it would stay there for the foreseeable future. Weaker than expected retail sales for July and a decline in July wholesale prices further contributed to the pull back in interest rates. Long-term Treasury yields reversed course after mid-August on the stronger than expected report for July existing home sales. Interest rates stabilized in late-August and remained relatively stable through most of September, as inflation worries remained low amid high unemployment and slack in the

RP® Financial, LC.	MARKET AREA
II.5
economy. News that consumer confidence fell in September pushed Treasury yields lower at the end of the third quarter.
     Mixed economic data and no apparent threat of inflationary pressures supported a stable interest rate environment at the beginning of the fourth quarter of 2009, providing for the continuation of a relatively steep yield curve. Interest rates remained stable through the balance of October, reflecting uncertainty over the sustainability of the economic recovery with consumer confidence declining for the second month in a row. The Federal Reserve concluded its early-November meeting by keeping its target interest rate near zero, which along with the weaker than expected employment report for October sustained a stable interest rate environment into mid-November. Long-term Treasury yields eased lower heading into the second half of November, following comments by the Federal Reserve Chairman that unemployment and troubles in commercial real estate would weigh on the recovery. Long-term Treasury yields dipped in late-November following news of the credit crisis in Dubai. A better than expected jobs report for November moved interest rates higher in early-December. Following the Federal Reserve’s mid-December meeting and decision to hold its target interest rate steady, the spread between short-term and long-term Treasury yields widened further in the final weeks of 2009 as long-term Treasury yields edged higher amid signs that the U.S. economy was improving.
     Interest rates stabilized at the start of 2010 and then edged lower in heading into the second half of January, reflecting uncertainty on the strength of the recovery. The Federal Reserve’s two day meeting in late-January concluded with no change in its key rate target, but offered a slightly rosier economic outlook in its statement. A rise in January consumer confidence, along with the Federal Reserve’s more upbeat assessment of the economy, provided for a slight upward trend in long-term Treasury yields in late-January. Worries that Greece’s debt woes were spreading across Europe and job losses reflected in the January employment report pushed Treasury yields lower in late-January and into early-February. Some positive economic data regarding home prices and industrial output pushed interest rates higher heading in mid-February. Treasury yields rose in mid-February on the Federal Reserve’s decision to raise the discount rate, spurring

RP® Financial, LC.	MARKET AREA
II.6
thoughts of tighter credit for borrowers in general. Weak economic data and indications from the Federal Reserve that short-term interest rates would remain near zero for at least several months pushed long-term Treasury yields lower at the close of February. Comparatively, long-term Treasury yields eased higher during the first half of March, based on better-than-expected reports for February employment data and retail sales. Interest rates stabilized in mid-March following the Federal Reserve’s mid-March meeting, as the Federal Reserve held its target rate steady and signaled that it would be at least several months before they raise short-term interest rates. Weak demand for an auction of five year Treasury notes and debt worries translated into long-term Treasury yields edging higher at the close of the first quarter.
     Signs of the economic recovery gaining traction pushed Treasury yields higher at the start of the second quarter of 2010, with the 10-year Treasury note yield increasing to 4.0% in early-April. Treasury yields eased lower in mid-April and then were relatively stable for the balance of April, as the consumer price index for March indicated that inflation remained muted and the Federal Reserve concluded its late-April meeting with keeping its target interest rate near zero. Investors fled to the safety of U.S. Treasury debt in early-May amid worries about possible ripple effects form Greece’s credit crisis, with the yield on the 10-year Treasury note moving below 3.5% during the first week of May. April’s producer price index reflecting a low level of inflation at the wholesale level and concerns about the U.S. economy on news that mortgage delinquencies hit a record in the first quarter furthered the decline in long-term Treasury yields in mid-May. The downward trend in long-term Treasury yields continued into late-May, as investors moved to the safety of Treasury bonds amid worries about the health of the global economy and growing tensions between North and South Korea. As of May 28, 2010, the bond equivalent yields for U.S. Treasury bonds with terms of one and ten years equaled 0.34% and 3.31%, respectively, versus comparable year ago yields of 0.48% and 3.67%. Exhibit II-1 provides historical interest rate trends.
     Based on the consensus outlook of 46 economists surveyed by The Wall Street Journal in late-April and early-May of 2010, the economy is expected to expand around 3.2% for 2010 and 2011. GDP growth is not expected to make a significant dent in the

RP® Financial, LC.	MARKET AREA
II.7
unemployment rate, as the surveyed economists on average expected the unemployment rate to only fall to 9.4% by the end of 2010. On average, the respondents said the Federal Reserve would raise its benchmark lending rate to 0.5% at the end of 2010, versus a current rate of between zero and 0.25%.
Market Area Demographics
     Demographic growth in the Bank’s market area has been measured by changes in population, number of households and median household income, with trends in those areas summarized by the data presented in Table 2.1. Lincoln Parish experienced a nominal increase in population growth during the last decade, which was well below the comparable U.S. growth rate and in line with Louisiana’s population growth rate. The lower population growth rate indicated for Lincoln Parish is consistent with rural market areas in general. Growth in the number of households paralleled population growth, as Lincoln Parish recorded a slightly higher rate of household growth during the past decade compared to Louisiana but lower than the U.S. growth rate. Over the next five years, population and household growth for Lincoln Parish is projected to remain consistent with historical trends. Comparatively, Louisiana is projected to experience a pickup in population and household growth over the next five years, while the U.S. growth rates for population and households are projected to decrease slightly over the next five years.
     Median household and per capita income levels in Lincoln Parish are lower than the comparable medians for Louisiana and the U.S., which is indicative of the market area’s more rural nature that provides for a lower cost of living relative to more densely populated markets within the state. Household income distribution measures further imply the more rural and lower cost of living characteristics of Lincoln Parish, as income distribution measures for Lincoln Parish show a lower earning population in comparison to Louisiana and the U.S. Growth in median household income for Lincoln Parish is projected to be in line with Louisiana’s growth rate over the next five years, but well below the projected growth rate for the U.S.

RP® Financial, LC.	MARKET AREA
II.8
Table 2.1
Bank of Ruston
Summary Demographic Data

	Year			Growth Rate
	2000	2009	2014	2000-2009	2009-2014
Population (000)
United States	281,422	309,732	324,063	1.1%	0.9%
Louisiana	4,469	4,488	4,703	0.0%	0.9%
Lincoln Parish	43	43	43	0.1%	0.0%

Households (000)
United States	105,480	116,523	122,109	1.1%	0.9%
Louisiana	1,656	1,678	1,768	0.1%	1.0%
Lincoln Parish	15	16	16	0.4%	0.1%

Median Household Income ($)
United States	$42,164	$54,719	$56,938	2.9%	0.8%
Louisiana	32,809	37,868	38,644	1.6%	0.4%
Lincoln Parish	27,168	30,584	31,294	1.3%	0.5%

Per Capita Income ($)
United States	$21,587	$27,277	$28,494	2.6%	0.9%
Louisiana	16,912	19,176	19,644	1.4%	0.5%
Lincoln Parish	14,313	17,310	17,838	2.1%	0.6%

	Less Than	$25,000 to	$50,000 to
2009 HH Income Dist. (%)	$25,000	50,000	100,000	$100,000 +
United States	20.9%	24.5%	35.3%	19.3%
Louisiana	34.0%	28.2%	28.2%	9.6%
Lincoln Parish	43.1%	25.4%	24.6%	7.0%
Source: SNL Financial.
Local Economy
     Historically the economic climate of the Ruston/Lincoln region relied on its natural resources and the railroad system. However, the economy has since evolved and the economy of Ruston and Lincoln Parish is supported by the presence of Louisiana Tech and Grambling State Universities, the two largest employers in the area. Other major

RP® Financial, LC.	MARKET AREA
II.9
employers in the area include Weyerhaeuser Company, Saint-Gobain Container, Hogan Hardwoods and Molding, Franke Consumer Products and House of Raeford.
     The Bank’s primary market area has a fairly diversified local economy, with employment in services, government and wholesale/retail trade serving as the basis of the local economy. As shown in Table 2.2, service jobs represent the largest employment sector in Lincoln Parish, followed by employment in government and wholesale/retail sectors. The relatively high level of government jobs in Lincoln Parish is mostly related to the two state universities that maintain their main campus in Ruston. Total employment in Lincoln Parish increased modestly from 2001 through 2007, with most of job growth occurring in the private sector in the form of service jobs
Table 2.2
Bank of Ruston
Primary Market Area Employment Sectors
(Percent of Labor Force)(1)

	Location
Employment Sector	Louisiana	Lincoln Parish
	(% of Total Employment)

Services	35.5%	34.9%
Government	15.6%	22.6%
Wholesale/Retail Trade	14.2%	15.2%
Construction	8.3%	5.9%
Finance/Insurance/Real Esate	6.8%	6.6%
Manufacturing	6.6%	6.6%
Transportation/Utility	4.2%	1.6%
Arts/Entertainment/Rec.	2.0%	0.8%
Agriculture	1.4%	1.8%
Other	5.6%	3.9%

Total	100.0%	100.0%

(1)	As of 2007
Source: REIS DataSource.

RP® Financial, LC.	MARKET AREA
II.10
Unemployment Trends
     Comparative unemployment rates for Lincoln Parish, as well as for the U.S. and Louisiana, are shown in Table 2.3. Lincoln Parish’s March 2010 unemployment rate of 6.4% was higher than the comparable Louisiana unemployment rate of 6.2% and lower than the national unemployment rate of 9.7%, owing to the relatively stable employment base provided by the two universities throughout various economic cycles. The March 2010 unemployment rate for Lincoln Parish was higher compared to a year ago, which was consistent with the national and state unemployment rate trends.
Table 2.3
Unemployment Trends (1)

	March 2009	March 2010
Region	Unemployment	Unemployment

United States	8.5%	9.7%
Louisiana	5.6	6.2
Lincoln Parish	6.0	6.4

(1)	Unemployment rates have not been seasonally adjusted.
Source: U.S. Bureau of Labor Statistics.
Market Area Deposit Characteristics and Competition
     The Bank’s retail deposit base is closely tied to the economic fortunes of Lincoln Parish and, in particular, the areas nearby to Bank of Ruston’s branch locations in Lincoln Parish. Table 2.4 displays deposit market trends from June 30, 2005 through June 30, 2009 for Bank of Ruston, as well as for all commercial bank and savings institution branches located in Lincoln Parish and the state of Louisiana. The data indicates that bank and thrift deposits in Lincoln Parish increased at a 7.5% annual rate from June 30, 2005 through June 30, 2009, which was below the comparative 8.4% deposit growth rate posted by all Louisiana banks and thrifts. Consistent with the state of Louisiana, commercial banks maintained a much larger market share of deposits than savings institutions in Lincoln Parish. The larger deposit market share maintained by commercial banks was

RP® Financial, LC.	MARKET AREA
II.11
supported by their significantly larger branch presence. During the period covered in Table 2.4, commercial banks experienced a slight increase in deposit market share in both Lincoln Parish and the state of Louisiana.
Table 2.4
Bank of Ruston
Deposit Summary

	As of June 30,
	2005			2009			Deposit
		Market	# of		Market	# of	Growth Rate
	Deposits	Share	Branches	Deposits	Share	Branches	2005-2009
	(Dollars in Thousands)						(%)

State of Lousiana	$57,069,000	100.0%	1,547	$78,828,000	100.0%	1,633	8.4%
Commercial Banks	53,477,000	93.7%	1,437	74,389,000	94.4%	1,502	8.6%
Savings Institutions	3,592,000	6.3%	110	4,439,000	5.6%	131	5.4%

Lincoln Parish	$581,988	100.0%	17	$778,313	100.0%	20	7.5%
Commercial Banks	523,188	89.9%	16	707,098	90.9%	17	7.8%
Savings Institutions	58,800	10.1%	1	71,215	9.1%	3	4.9%
Ruston Bancorp	58,800	10.1%	1	71,096	9.1%	2	4.9%
Source: FDIC.
     The Bank’s $71.1 million of deposits at June 30, 2009 represented a 9.1% market share of the Lincoln Parish thrift and bank deposits. Bank of Ruston’s deposits increased at a 4.9% annual rate from June 30, 2005 through June 30, 2009, which provided for a decrease in the Bank’s market share from 10.1% at June 30, 2005 to 9.1% at June 30, 2009.
     The Bank faces notable competition in both deposit gathering and lending activities, including direct competition with several financial institutions that primarily have a local or regional presence. Securities firms, credit unions and mutual funds also represent major sources of competition in raising deposits. In many cases, these competitors are also seeking to provide some or all of the community-oriented services as Bank of Ruston. With regard to lending competition, the Bank encounters the most significant competition from the same institutions providing deposit services. In addition, the Bank competes with mortgage companies and independent mortgage brokers in originating mortgage loans. Table 2.5 lists the Bank’s largest competitors in Lincoln Parish, based on deposit market

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II.12
share as noted parenthetically. As of June 30, 2009, the Bank maintained a 9.1% market share of deposits in Lincoln Parish, which represented the 4th largest market share of deposits in the Parish.
Table 2.5
Bank of Ruston
Market Area Deposit Competitors

Location	Name

Lincoln Parish	Community Trust Fin. Corp (49.02%)
IBERIABANK Corp. (12.99%)
JPMorgan Chase & Co. (11.59%)
First North LA Bancshares. (5.92%)
Bank of Ruston (9.13%) Rank 4 of 10
Source: SNL Financial.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.1
III. PEER GROUP ANALYSIS
     This chapter presents an analysis of Bank of Ruston’s operations versus a group of comparable savings institutions (the “Peer Group”) selected from the universe of all publicly-traded savings institutions in a manner consistent with the regulatory valuation guidelines. The basis of the pro forma market valuation of Bank of Ruston is derived from the pricing ratios of the Peer Group institutions, incorporating valuation adjustments for key differences in relation to the Peer Group. Since no Peer Group can be exactly comparable to Bank of Ruston, key areas examined for differences are: financial condition; profitability, growth and viability of earnings; asset growth; primary market area; dividends; liquidity of the shares; marketing of the issue; management; and effect of government regulations and regulatory reform.
Peer Group Selection
     The Peer Group selection process is governed by the general parameters set forth in the regulatory valuation guidelines. Accordingly, the Peer Group is comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange (NYSE or AMEX), or is NASDAQ listed, since their stock trading activity is regularly reported and generally more frequent than non-publicly traded and closely-held institutions. Institutions that are not listed on a national exchange or NASDAQ are inappropriate, since the trading activity for thinly-traded or closely-held stocks is typically highly irregular in terms of frequency and price and thus may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition or subject to rumored acquisition, mutual holding companies and recent conversions, since their pricing ratios are subject to unusual distortion and/or have limited trading history. A recent listing of the universe of all publicly-traded savings institutions is included as Exhibit III-1.
     Ideally, the Peer Group, which must have at least 10 members to comply with the regulatory valuation guidelines, should be comprised of locally- or regionally-based institutions with comparable resources, strategies and financial characteristics. There

RP® Financial, LC.	PEER GROUP ANALYSIS
III.2
are approximately 144 publicly-traded institutions nationally and, thus, it is typically the case that the Peer Group will be comprised of institutions with relatively comparable characteristics. To the extent that differences exist between the converting institution and the Peer Group, valuation adjustments will be applied to account for the differences. Since Bank of Ruston will be a fully-converted public company upon completion of the offering, we considered only fully-converted public companies to be viable candidates for inclusion in the Peer Group. In the selection process for Bank of Ruston’s Peer Group, we applied three “screens” to the universe of all public companies that were eligible for consideration:
•	Screen #1 Louisiana institutions with assets less than $500 million and tangible equity-to-assets ratios of greater than 6.0%. Two companies met the criteria for Screen #1 and both were included in the Peer Group: GS Financial Corp. and Louisiana Bancorp, Inc. Exhibit III-2 provides financial and public market pricing characteristics of all publicly-traded Louisiana thrifts.

•	Screen #2 Southeast institutions other than Louisiana institutions with assets less than $500 million, tangible equity-to-assets ratios of greater than 6.0% and positive core earnings. Two companies met the criteria for Screen #2 and one was included in the Peer Group: First Advantage Bancorp of Tennessee. Athens Bancshares, Inc. of Tennessee was excluded from consideration for the Peer Group, as the result of its recent conversion status. Athens Bancshares completed its conversion on January 7, 2010. Exhibit III-3 provides financial and public market pricing characteristics of all publicly-traded Southeast thrifts.

•	Screen #3 Midwest institutions with assets less than $500 million, tangible equity-to-assets ratios of greater than 6.0% and positive core earnings. Seven companies met the criteria for Screen #2 and all seven were included in the Peer Group: FFD Financial Corp. of Ohio, First Capital, Inc. of Indiana, First Savings Financial Group of Indiana, LSB Financial Corp. of Indiana, North Central Bancshares of Iowa, River Valley Bancorp of Indiana and Wayne Savings Bancshares of Ohio. Exhibit III-4 provides financial and public market pricing characteristics of all publicly-traded Midwest thrifts.
     Table 3.1 shows the general characteristics of each of the 10 Peer Group companies and Exhibit III-5 provides summary demographic and deposit market share

RP® Financial, LC.	PEER GROUP ANALYSIS
III.3
Table 3.1
Peer Group of Publicly-Traded Thrifts
May 28, 2010

				Operating	Total		Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange	Primary Market	Strategy(1)	Assets(2)	Offices	Year	Date	Price	Value
									($)	($Mil)
FSFG	First Savings Financial Group of IN	NASDAQ	Clarksville, IN	Thrift	$494	7	09-30	12/08	$13.45	$32
FCAP	First Capital, Inc. of IN	NASDAQ	Corydon, IN	Thrift	$463	13	12-31	01/99	$14.85	$41
FFFD	North Central Bancshares of IA	NASDAQ	Fort Dodge, IA	Thrift	$452	11	12-31	03/96	$17.60	$24
WAYN	Wayne Savings Bancshares of OH	NASDAQ	Wooster, OH	Thrift	$406	11	03-31	01/03	$8.25	$25
RIVR	River Valley Bancorp of IN	NASDAQ	Madison, IN	Thrift	$395	9	12-31	12/96	$14.00	$21
LSBI	LSB Financial Corp. of Lafayette IN	NASDAQ	Lafayette, IN	Thrift	$372	5	12-31	02/95	$11.66	$18
FABK	First Advantage Bancorp of TN	NASDAQ	Clarksville, TN	Thrift	$345	5	12-31	11/07	$10.82	$47
LABC	Louisiana Bancorp, Inc. of LA	NASDAQ	Metairie, LA	Thrift	$327	3	12-31	07/07	$14.57	$67
GSLA	GS Financial Corp. of LA	NASDAQ	Metairie, LA	Thrift	$277	6	12-31	04/97	$12.94	$16
FFDF	FFD Financial Corp. of Dover OH	NASDAQ	Dover, OH	Thrift	$199	5	06-30	04/96	$15.00	$15

NOTES:	(1)	Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified and Ret.=Retail Banking.

	(2)	Most recent quarter end available (E=Estimated and P=Pro Forma).

Source:	SNL Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.4
data for the primary market areas served by each of the Peer Group companies. While there are expectedly some differences between the Peer Group companies and Bank of Ruston, we believe that the Peer Group companies, on average, provide a good basis for valuation subject to valuation adjustments. The following sections present a comparison of Bank of Ruston’s financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group as of the most recent publicly available date.
     In addition to the selection criteria used to identify the Peer Group companies, a summary description of the key comparable characteristics of each of the Peer Group companies relative to Bank of Ruston’s characteristics is detailed below.
•	FFD Financial Corp. of Ohio. Selected due to similar interest-earning asset composition, similar interest-bearing funding composition, comparable return on average assets, lending diversification emphasis on commercial real estate loans and favorable credit quality measures.

•	First Advantage Bancorp of Tennessee. Selected due to relatively high equity-to-assets ratio, relatively high level of operating expenses, lending diversification emphasis on commercial real estate loans and favorable credit quality measures.

•	First Capital, Inc. of Indiana. Similar interest-bearing funding composition, comparable concentration of 1-4 family loans and mortgage-backed securities comprising assets and lending diversification emphasis on commercial real estate loans.

•	First Savings Financial Group of Indiana. Comparable return on average assets, similar net interest margin, comparable concentration of 1-4 family loans and mortgage-backed securities comprising assets and lending diversification emphasis on commercial real estate loans.

•	GS Financial Corp. of Louisiana. Selected due to Louisiana market area, relatively high level of operating expenses, comparable concentration of 1-4 family loans and mortgage-backed securities comprising assets and lending diversification emphasis on commercial real estate loans.

•	LSB Financial Corp. of Indiana. Selected due to similar interest-earning assets composition, comparable earnings contribution from non-interest operating income and lending diversification emphasis on commercial real estate loans.

•	Louisiana Bancorp, Inc. of Louisiana. Selected due to Louisiana market area, comparable size of branch network, relatively high equity-to-assets ratio, lending diversification emphasis on commercial real estate loans and favorable credit quality measures.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.5
•	North Central Bancshares of Iowa. Selected due to similar interest-earning asset composition, comparable return on average assets, relatively high levels of non-interest operating income and operating expenses, comparable concentration of 1-4 family loans and mortgage-backed securities comprising assets and lending diversification emphasis on commercial real estate loans.

•	River Valley Bancorp of Indiana. Selected due to comparable earnings contribution from non-interest operating income and lending diversification on commercial real estate loans.

•	Wayne Savings Bancshares of Ohio. Selected due to comparable return on average assets and lending diversification emphasis on commercial real estate loans.
     In aggregate, the Peer Group companies maintained a slightly higher level of tangible equity than the industry average (11.6% of assets versus 10.7% for all public companies), generated higher core earnings as a percent of average assets (0.33% core ROAA versus a net loss of 0.23% for all public companies), and earned a higher core ROE (2.93% core ROE versus negative 0.77% for all public companies). Overall, the Peer Group’s average P/TB ratio and average core P/E multiple were below and above the respective averages for all publicly-traded thrifts.

	All
	Publicly-Traded	Peer Group
Financial Characteristics (Averages)
Assets ($Mil)	$3,006	$373
Market capitalization ($Mil)	$347	$31
Tangible equity/assets (%)	10.70%	11.60%
Core return on average assets (%)	(0.23)	0.33
Core return on average equity (%)	(0.77)	2.93

Pricing Ratios (Averages)(1)
Price core/earnings (x)	16.60x	17.40x
Price/tangible book (%)	85.20%	73.97%
Price/assets (%)	8.54	8.46

(1)	Based on market prices as of May 28, 2010.
     Ideally, the Peer Group companies would be comparable to Bank of Ruston in terms of all of the selection criteria, but the universe of publicly-traded thrifts does not provide for an appropriate number of such companies. However, in general, the

RP® Financial, LC.	PEER GROUP ANALYSIS
III.6
companies selected for the Peer Group were fairly comparable to Bank of Ruston, as will be highlighted in the following comparative analysis.
Financial Condition
     Table 3.2 shows comparative balance sheet measures for Bank of Ruston and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. The Bank’s and the Peer Group’s ratios reflect balances as of March 31, 2010, unless indicated otherwise for the Peer Group companies. Bank of Ruston’s equity-to-assets ratio of 9.9% was below the Peer Group’s average net worth ratio of 11.9%. However, the Bank’s pro forma capital position will increase with the addition of stock proceeds, providing the Bank with an equity-to-assets ratio that will exceed the Peer Group’s ratio. Tangible equity-to-assets ratios for the Bank and the Peer Group equaled 9.9% and 11.6%, respectively. The increase in Bank of Ruston’s pro forma capital position will be favorable from a risk perspective and in terms of future earnings potential that could be realized through leverage and lower funding costs. At the same time, the Bank’s higher pro forma capitalization will initially depress return on equity. Both Bank of Ruston’s and the Peer Group’s capital ratios reflected capital surpluses with respect to the regulatory capital requirements, with the Peer Group’s ratios currently exceeding the Bank’s ratios. On a pro forma basis, the Bank’s regulatory ratios can be expected to exceed the comparable ratios for the Peer Group.
     The interest-earning asset compositions for the Bank and the Peer Group were somewhat similar, with loans constituting the bulk of interest-earning assets for both Bank of Ruston and the Peer Group. The Bank’s loans-to-assets ratio of 80.9% was higher than the comparable Peer Group ratio of 70.8%. Comparatively, the Bank’s cash and investments-to-assets ratio of 11.6% was lower than the comparable ratio for the Peer Group of 24.1%. Overall, Bank of Ruston’s interest-earning assets amounted to 92.5% of assets, which was less than the comparable Peer Group ratio of 94.9%. The Peer Group’s non-interest earning assets included bank-owned life insurance (“BOLI”) equal to 0.9% of assets and goodwill/intangibles equal to 0.3% of assets, while the

RP® Financial, LC.	PEER GROUP ANALYSIS
III.7
Table 3.2
Balance Sheet Composition and Growth Rates
Comparable Institution Analysis
As of March 31, 2010

	Balance Sheet as a Percent of Assets										Balance Sheet Annual Growth Rates							Regulatory Capital
	Cash &	MBS &				Borrowed	Subd.	Net	Goodwill	Tng Net		MBS, Cash &			Borrows.	Net	Tng Net
	Equivalents	Invest	BOLI	Loans	Deposits	Funds	Debt	Worth	& Intang	Worth	Assets	Investments	Loans	Deposits	&Subdebt	Worth	Worth	Tangible	Core	Reg.Cap.

Bank of Ruston
March 31, 2010	3.3%	8.3%	2.1%	80.9%	88.3%	1.1%	0.0%	9.9%	0.0%	9.9%	9.34%	-3.60%	11.77%	8.59%	613.43%	6.69%	6.69%	9.61%	9.61%	13.58%

All Public Companies
Averages	5.2%	20.5%	1.4%	67.9%	71.9%	15.0%	0.5%	11.6%	0.9%	10.7%	4.01%	12.58%	1.40%	9.72%	-15.73%	1.81%	2.28%	10.62%	10.52%	17.33%
Medians	4.2%	18.1%	1.4%	68.8%	72.3%	12.9%	0.0%	10.2%	0.1%	9.5%	2.49%	7.98%	-0.52%	7.36%	-13.37%	1.26%	1.52%	9.45%	9.37%	14.48%

State of LA
Averages	4.4%	25.2%	1.2%	64.9%	69.5%	12.9%	0.0%	16.8%	0.1%	16.6%	2.21%	-9.45%	11.10%	7.62%	-20.47%	-0.40%	-0.31%	12.57%	12.57%	22.62%
Medians	5.0%	22.1%	0.9%	65.8%	72.7%	13.7%	0.0%	16.1%	0.0%	16.1%	1.19%	-12.34%	5.36%	6.67%	-13.81%	2.35%	2.35%	12.30%	12.30%	19.08%

Comparable Group
Averages	3.7%	20.4%	0.9%	70.8%	73.4%	13.6%	0.2%	11.9%	0.3%	11.6%	12.53%	7.45%	16.21%	18.05%	-19.00%	2.82%	1.27%	10.65%	10.65%	17.78%
Medians	3.3%	21.0%	1.1%	68.6%	75.1%	13.8%	0.0%	10.1%	0.0%	9.2%	2.40%	4.68%	4.93%	8.20%	-18.99%	0.81%	0.10%	9.43%	9.43%	15.05%

Comparable Group
FFDF FFD Financial Corp. of Dover OH	3.0%	5.4%	0.0%	88.6%	82.4%	7.6%	0.0%	9.1%	0.0%	9.1%	5.69%	-30.33%	10.12%	8.11%	-12.33%	1.49%	1.49%	9.10%	9.10%	12.00%
FABK First Advantage Bancorp of TN	2.1%	26.5%	0.1%	66.4%	63.0%	15.6%	0.0%	20.0%	0.0%	20.0%	0.75%	-30.43%	24.67%	9.00%	-22.54%	-3.28%	-3.28%	13.25%	13.25%	19.13%
FCAP First Capital, Inc. of IN	4.4%	22.7%	1.2%	66.6%	82.7%	6.6%	0.0%	10.2%	1.2%	9.0%	1.92%	14.46%	-2.99%	8.28%	-38.70%	-1.18%	-1.17%	8.80%	8.80%	14.48%
FSFG First Savings Financial Group of IN	2.7%	19.0%	1.1%	71.8%	73.3%	15.3%	0.0%	10.9%	1.7%	9.2%	108.68%	135.45%	97.20%	114.15%	NM	4.11%	-12.22%	7.76%	7.76%	11.74%
GSLA GS Financial Corp. of LA	5.7%	21.1%	0.0%	68.0%	74.6%	14.6%	0.0%	10.1%	0.0%	10.1%	10.47%	5.55%	10.69%	21.20%	-18.99%	0.14%	0.14%	9.66%	9.66%	16.84%
LSBI LSB Financial Corp. of Lafayette IN	3.7%	4.0%	1.8%	86.5%	78.3%	11.8%	0.0%	9.2%	0.0%	9.2%	-3.10%	-32.14%	-0.27%	5.54%	-38.46%	0.06%	0.06%	9.20%	9.20%	13.00%
LABC Louisiana Bancorp, Inc. of LA	2.0%	46.0%	0.0%	50.3%	55.9%	21.1%	0.0%	22.0%	0.0%	22.0%	3.08%	-18.65%	36.15%	8.42%	7.99%	-11.26%	-11.26%	17.48%	17.48%	39.39%
FFFD North Central Bancshares of IA	6.0%	7.3%	1.2%	80.2%	75.6%	12.7%	0.0%	10.8%	0.0%	10.8%	-5.46%	7.16%	-8.10%	-2.39%	-26.13%	5.28%	5.28%	9.98%	9.98%	15.62%
RIVR River Valley Bancorp of IN	4.8%	20.8%	2.1%	69.2%	71.4%	18.0%	1.8%	7.9%	0.0%	7.9%	2.88%	19.60%	-2.52%	7.43%	-16.09%	25.35%	25.38%	NA	NA	NA
WAYN Wayne Savings Bancshares of OH	2.4%	30.9%	1.7%	60.8%	76.8%	13.0%	0.0%	9.1%	0.5%	8.6%	0.40%	3.80%	-2.88%	0.78%	-5.70%	7.50%	8.30%	NA	NA	NA
Source: SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.
Copyright (c) 2010 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.8
Bank maintained BOLI equal to 2.1% of assets and a zero balance for goodwill and intangibles.
     Bank of Ruston’s funding liabilities reflected a funding strategy that was somewhat similar to that of the Peer Group’s funding composition. The Bank’s deposits equaled 88.3% of assets, which was above the Peer Group’s ratio of 73.4%. Comparatively, the Bank maintained a lower level of borrowings than the Peer Group, as indicated by borrowings-to-assets ratios of 1.1% and 13.8% for Bank of Ruston and the Peer Group, respectively. Total interest-bearing liabilities maintained by the Bank and the Peer Group, as a percent of assets, equaled 89.4% and 87.2%, respectively, with the Peer Group’s lower ratio supported by maintenance of a higher capital position.
     A key measure of balance sheet strength for a thrift institution is its IEA/IBL ratio. Presently, the Bank’s IEA/IBL ratio is lower than the Peer Group’s ratio, based on IEA/IBL ratios of 103.5% and 108.8%, respectively. The additional capital realized from stock proceeds should serve to provide Bank of Ruston with an IEA/IBL ratio that is fairly comparable to the Peer Group’s ratio, as the increase in capital provided by the infusion of stock proceeds will serve to lower the level of interest-bearing liabilities funding assets and will be primarily deployed into interest-earning assets.
     The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. Bank of Ruston’s growth rates are annualized growth rates for the fifteen months ended March 31, 2010, while the Peer Group’s growth rates are based on annual growth for the twelve months ended March 31, 2010 or the most recent twelve month period available. Bank of Ruston recorded asset growth of 9.3%, which was less than the Peer Group’s asset growth rate of 12.5%. The Peer Group’s stronger asset growth was due to acquisition related growth, as First Savings Financial Group acquired a bank during the period. Asset growth for Bank of Ruston was largely sustained through an 11.8% increase in loans, which was in part funded with cash and investments which declined by 3.6%. Asset growth for the Peer Group was sustained by a combination of cash and investments and loans, which increased by 7.5% and 16.2%, respectively.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.9
     Asset growth for Bank of Ruston was largely funded with an 8.6% increase in deposits, while a modest increase in borrowings translated into a high growth rate due to the nominal balance of borrowings maintained at year end 2008. Similarly, deposit growth of 18.1% funded most of the Peer Group’s assets growth, as well as the pay down of borrowings on average with the exception of First Savings Financial Group which had a not meaningful (“NM”) borrowings growth rate due to acquisition related growth. The Bank’s capital increased at an annualized rate of 6.7% during the fifteen month period, versus a 2.8% capital growth rate posted by the Peer Group. The Bank’s post-conversion capital growth rate will initially be constrained by maintenance of a higher pro forma capital position. Dividend payments and stock repurchases, pursuant to regulatory limitations and guidelines, could also potentially slow the Bank’s capital growth rate in the longer term following the stock offering.
Income and Expense Components
     Table 3.3 displays statements of operations for the Bank and the Peer Group. The Bank’s and the Peer Group’s ratios are based on earnings for the twelve months ended March 31, 2010, unless otherwise indicated for the Peer Group companies. Bank of Ruston and the Peer Group reported net income to average assets ratios of 0.59% and 0.41%, respectively. The Bank’s higher return was supported by higher ratios for net interest income and non-interest operating income and lower ratio for loan loss provisions, which was partially offset by the Peer Group’s lower ratio for operating expenses.
     The Bank’s stronger net interest margin was realized through maintenance of a higher interest income and a lower interest expense ratio. The Bank’s higher interest income ratio was supported by maintaining a higher overall yield earned on interest-earning assets (5.79% versus 5.36% for the Peer Group), which was partially offset by the higher level of interest-earning assets maintained by the Peer Group. Likewise, the Bank’s lower interest expense ratio was supported by maintaining a lower cost of funds (1.86% versus 2.20% for the Peer Group), which was partially offset by the lower level of interest-bearing liabilities maintained by the Peer Group. Overall, Bank of Ruston

RP® Financial, LC.	PEER GROUP ANALYSIS
III.10
Table 3.3
Income as Percent of Average Assets and Yields, Costs, Spreads
Comparable Institution Analysis
For the 12 Months Ended March 31, 2010

		Net Interest Income					Other Income				G&A/Other Exp.		Non-Op. Items		Yields, Costs, and Spreads
					Loss	NII				Total								MEMO:	MEMO:
	Net				Provis.	After	Loan	R.E.	Other	Other	G&A	Goodwill	Net	Extrao.	Yield	Cost	Yld-Cost	Assets/	Effective
	Income	Income	Expense	NII	on IEA	Provis.	Fees	Oper.	Income	Income	Expense	Amort.	Gains	Items	On Assets	Of Funds	Spread	FTE Emp.	Tax Rate

Bank of Ruston
March 31, 2010	0.59%	5.35%	1.47%	3.87%	0.02%	3.86%	0.00%	0.00%	0.88%	0.88%	4.00%	0.00%	0.07%	0.00%	5.79%	1.86%	3.93%	$2,719	27.35%

All Public Companies
Averages	-0.12%	4.83%	1.89%	2.94%	0.93%	2.02%	0.03%	-0.07%	0.81%	0.77%	2.72%	0.09%	-0.04%	0.03%	5.15%	2.17%	2.98%	$6,094	31.66%
Medians	0.25%	4.86%	1.83%	2.98%	0.48%	2.29%	0.00%	-0.01%	0.57%	0.55%	2.63%	0.00%	0.00%	0.00%	5.13%	2.15%	3.01%	$4,858	32.02%

State of LA
Averages	0.68%	5.41%	1.74%	3.67%	0.29%	3.38%	0.00%	-0.04%	0.85%	0.81%	3.16%	0.00%	0.00%	0.00%	5.68%	2.11%	3.56%	$3,983	34.75%
Medians	0.81%	5.43%	1.79%	3.54%	0.27%	3.24%	0.00%	0.00%	0.56%	0.48%	3.21%	0.00%	0.01%	0.00%	5.76%	2.16%	3.60%	$4,114	33.45%

Comparable Group
Averages	0.41%	5.10%	1.91%	3.19%	0.49%	2.70%	0.00%	-0.04%	0.67%	0.63%	2.83%	0.01%	0.10%	0.00%	5.36%	2.20%	3.16%	$4,036	25.75%
Medians	0.48%	5.10%	1.95%	3.25%	0.41%	2.83%	0.00%	-0.02%	0.57%	0.54%	2.87%	0.00%	0.07%	0.00%	5.35%	2.25%	3.16%	$3,875	30.53%

Comparable Group
FFDF FFD Financial Corp. of Dover OH	0.48%	5.28%	2.00%	3.29%	0.20%	3.09%	0.00%	-0.02%	0.31%	0.29%	2.77%	0.00%	0.17%	0.00%	5.43%	2.23%	3.21%	$3,687	32.49%
FABK First Advantage Bancorp of TN	0.15%	4.99%	1.74%	3.25%	0.27%	2.98%	0.00%	-0.01%	0.46%	0.46%	3.24%	0.00%	0.03%	0.00%	5.25%	2.21%	3.04%	$4,153	31.45%
FCAP First Capital, Inc. of IN	0.21%	4.94%	1.68%	3.26%	0.95%	2.31%	0.00%	0.00%	0.68%	0.68%	2.86%	0.02%	0.07%	0.00%	5.26%	1.89%	3.37%	$3,377	NM
FSFG First Savings Financial Group of IN	0.51%	5.09%	1.35%	3.74%	0.42%	3.32%	0.00%	-0.02%	0.57%	0.55%	3.00%	0.04%	-0.04%	0.00%	5.43%	1.57%	3.86%	$3,481	18.48%
GSLA GS Financial Corp. of LA	0.17%	5.32%	2.18%	3.14%	0.37%	2.77%	0.00%	-0.18%	0.47%	0.29%	3.11%	0.00%	0.26%	0.00%	5.58%	2.46%	3.12%	$4,865	41.98%
LSBI LSB Financial Corp. of Lafayette IN	0.18%	5.19%	2.27%	2.92%	0.82%	2.10%	0.00%	-0.07%	0.89%	0.82%	2.87%	0.00%	0.21%	0.00%	5.48%	2.52%	2.96%	$3,954	11.35%
LABC Louisiana Bancorp, Inc. of LA	0.73%	5.12%	1.90%	3.22%	0.10%	3.12%	0.00%	0.00%	0.15%	0.15%	2.16%	0.00%	0.07%	0.00%	5.19%	2.52%	2.67%	$4,947	34.80%
FFFD North Central Bancshares of IA	0.66%	5.27%	2.02%	3.25%	0.67%	2.57%	0.00%	-0.05%	1.78%	1.73%	3.32%	0.00%	0.03%	0.00%	5.61%	2.28%	3.33%	$3,454	30.53%
RIVR River Valley Bancorp of IN	0.48%	4.88%	2.29%	2.59%	0.68%	1.91%	0.00%	0.00%	0.82%	0.82%	2.32%	0.00%	0.18%	0.00%	5.15%	2.49%	2.66%	$4,650	10.70%
WAYN Wayne Savings Bancshares of OH	0.55%	4.94%	1.65%	3.29%	0.41%	2.89%	0.00%	-0.04%	0.57%	0.52%	2.66%	0.02%	0.03%	0.00%	5.21%	1.83%	3.38%	$3,795	19.97%
Source: SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.
Copyright (c) 2010 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS III.11
and the Peer Group reported net interest income to average assets ratios of 3.87% and 3.19%, respectively.
     In another key area of core earnings strength, the Bank maintained a higher level of operating expenses than the Peer Group. For the period covered in Table 3.3, the Bank and the Peer Group reported operating expense to average assets ratios of 4.00% and 2.84%, respectively. The Bank’s higher operating expense ratio reflects the higher staffing needs associated with servicing a deposit base with a relatively higher concentration of core deposits and an interest-earning asset composition with a relatively high concentration of loans. The Bank’s higher operating expense ratio also is attributable to its relatively small asset size, which results in certain inherent fixed costs associated with operating a bank having a comparatively larger impact on the Bank’s operating expense ratio. Consistent with the Bank’s higher operating expense ratio, the Bank’s ratio for assets per full time equivalent employee of $2.7 million was less than the comparable Peer Group ratio of $4.0 million. On a post-offering basis, the Bank’s operating expenses can be expected to increase with the addition of stock benefit plans and certain expenses that result from being a publicly-traded company, with such expenses already impacting the Peer Group’s operating expenses. At the same time, Bank of Ruston’s Federal’s capacity to leverage operating expenses will increase and be more consistent with the Peer Group’s leverage capacity following the increase in capital realized from the infusion of net stock proceeds.
     When viewed together, net interest income and operating expenses provide considerable insight into a thrift’s earnings strength, since those sources of income and expenses are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. In this regard, as measured by their expense coverage ratios (net interest income divided by operating expenses), the Peer Group’s earnings were more favorable than the Bank’s. Expense coverage ratios posted by Bank of Ruston and the Peer Group equaled 0.97x and 1.12x, respectively.
     Sources of non-interest operating income provided a larger contribution to the Bank’s earnings, with such income amounting to 0.88% and 0.63% of Bank of Ruston’s

RP® Financial, LC.	PEER GROUP ANALYSIS III.12
and the Peer Group’s average assets, respectively. Taking non-interest operating income into account in comparing the Bank’s and the Peer Group’s earnings, Bank of Ruston’s efficiency ratio (operating expenses, net of amortization of intangibles, as a percent of the sum of non-interest operating income and net interest income) of 84.2% was less favorable than the Peer Group’s efficiency ratio of 74.1%.
     Loan loss provisions had a larger impact on the Peer Group’s earnings, with loan loss provisions established by the Bank and the Peer Group equaling 0.02% and 0.49% of average assets, respectively. The higher level of loan provisions established by the Peer Group was consistent with its higher ratio of non-performing loans as a percent of loans (see Table 3.6).
     Net gains had a comparable impact on the Bank’s and the Peer Group’s earnings, equaling 0.07% and 0.10% of average assets, respectively. Net gains recorded by the Bank consisted primarily of gains on the sale of fixed assets, which is not viewed as a recurring source of income for the Bank. Comparatively, to the extent that gains were derived through selling fixed rate loans into the secondary market, such gains may be considered to be an ongoing activity for an institution and, therefore, warrant some consideration as a core earnings factor for an institution. However, loan sale gains are still viewed as a more volatile source of income than income generated through the net interest margin and non-interest operating income.
     Taxes had a comparable impact on the Bank’s and the Peer Group’s earnings, as Bank of Ruston and the Peer Group posted effective tax rates of 27.35% and 25.75%, respectively. As indicated in the prospectus, the Bank’s effective marginal tax rate is equal to 34.0%.
Loan Composition
     Table 3.4 presents data related to the Bank’s and the Peer Group’s loan portfolio compositions (including the investment in mortgage-backed securities). The Bank’s loan portfolio composition reflected a higher concentration of 1-4 family permanent mortgage loans and mortgage-backed securities relative to the Peer Group (51.4% of assets versus 45.3% for the Peer Group). The Bank maintained a higher concentration

RP® Financial, LC.	PEER GROUP ANALYSIS III.13
Table 3.4
Loan Portfolio Composition and Related Information
Comparable Institution Analysis
As of March 31, 2010

		Portfolio Composition as a Percent of Assets
			1-4	Constr.	5+Unit	Commerc.		RWA/	Serviced	Servicing
Institution		MBS	Family	& Land	Comm RE	Business	Consumer	Assets	For Others	Assets
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	($000)

Bank of Ruston		6.36%	45.04%	7.92%	16.83%	5.40%	5.96%	71.97%	$0	$0

All Public Companies
Averages		12.17%	35.01%	5.05%	22.17%	4.56%	2.28%	65.31%	$606,479	$5,873
Medians		10.58%	35.32%	3.90%	21.65%	3.39%	0.61%	65.20%	$45,390	$140

State of LA
Averages		17.86%	36.26%	6.59%	21.22%	3.63%	3.28%	65.56%	$48,413	$340
Medians		16.24%	34.50%	7.53%	21.13%	2.95%	2.37%	64.67%	$55,855	$255

Comparable Group
Averages		11.18%	34.10%	4.81%	25.82%	4.75%	2.01%	62.36%	$54,884	$406
Medians		7.71%	33.98%	4.60%	25.14%	4.86%	0.98%	65.58%	$54,910	$383

Comparable Group
FFDF	FFD Financial Corp. of Dover OH	0.14%	33.06%	0.82%	42.50%	9.90%	3.01%	81.25%	$92,250	$604
FABK	First Advantage Bancorp of TN	18.21%	18.20%	14.01%	27.00%	6.95%	0.99%	68.33%	$0	$0
FCAP	First Capital, Inc. of IN	5.34%	37.15%	4.40%	14.89%	5.36%	5.12%	62.83%	$310	$1
FSFG	First Savings Financial Group of IN	8.21%	42.04%	4.80%	15.71%	5.38%	4.50%	28.24%	$540	$0
GSLA	GS Financial Corp. of LA	13.19%	34.32%	7.15%	24.45%	2.07%	0.53%	60.36%	$79,100	$846
LSBI	LSB Financial Corp. of Lafayette IN	0.85%	33.65%	7.07%	42.19%	4.35%	0.38%	77.99%	$125,750	$1,133
LABC	Louisiana Bancorp, Inc. of LA	31.98%	32.06%	0.35%	17.81%	0.14%	0.34%	44.25%	$2,840	$2
FFFD	North Central Bancshares of IA	2.83%	44.84%	1.94%	30.16%	0.46%	3.71%	69.28%	$125,440	$704
RIVR	River Valley Bancorp of IN	7.20%	31.34%	7.32%	25.84%	4.21%	0.96%	70.51%	$91,890	$501
WAYN	Wayne Savings Bancshares of OH	23.87%	34.34%	0.20%	17.61%	8.69%	0.58%	60.53%	$30,720	$265

Source:	SNL Financial LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.
Copyright (c) 2010 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS III.14
of 1-4 family permanent mortgage loans, while the Peer Group maintained a higher concentration of mortgage-backed securities. The Bank does not maintain a balance of loans serviced for others, while the Peer Group’s average balance of loans serviced for others equaled $54.9 million or 14.7% of assets. The Peer Group’s balance of loans serviced for others translated into a modest balance of servicing intangibles.
     Diversification into higher yielding and higher risk types of loans was fairly comparable for the Bank and the Peer Group. Commercial real estate loans constituted the most significant area of lending diversification for the Bank (16.8% of assets), followed by construction/land loans (7.9% of assets), consumer loans (6.0% of assets) and commercial business loans (5.4% of assets). Likewise, commercial real estate loans comprised the most significant area of lending diversification for the Peer Group (25.8% of assets), followed by construction/land loans (4.8% of assets), commercial business loans (4.8% of assets) and consumer loans (2.0% of assets). Overall, the Bank’s higher concentration of assets maintained in loans and comparable degree of diversification into higher risk types of lending translated into a higher risk weighted assets-to-assets ratio for the Bank. The Bank’s risk weighted assets-to-assets ratio equaled 72.0%, versus a comparable ratio of 62.4% for the Peer Group.
Interest Rate Risk
     Table 3.5 reflects various key ratios highlighting the relative interest rate risk exposure of the Bank versus the Peer Group. In terms of balance sheet composition, Bank of Ruston’s interest rate risk characteristics were considered to be less favorable than the Peer Group’s measures. Most notably, the Bank’s tangible equity-to-assets ratio and IEA/IBL ratio were below the comparable Peer Group ratios. Likewise, the Bank’s higher ratio of non-interest earning assets as a percent of assets represented a comparative disadvantage for balance sheet interest rate risk. On a pro forma basis, the infusion of stock proceeds should serve to largely address the current comparative advantages reflected in the Peer Group’s balance sheet interest rate risk characteristics.

RP® Financial, LC.	PEER GROUP ANALYSIS III.15
Table 3.5
Interest Rate Risk Measures and Net Interest Income Volatility
Comparable Institution Analysis
As of March 31, 2010 or Most Recent Date Available

		Balance Sheet Measures
				Non-Earn.
		Equity/	IEA/	Assets/	Quarterly Change in Net Interest Income
Institution		Assets	IBL	Assets	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
		(%)	(%)	(%)	(change in net interest income is annualized in basis points)

Bank of Ruston		9.9%	103.5%	7.5%	-1	-8	-19	22	22	2

All Public Companies		10.6%	106.6%	6.3%	5	7	8	1	-4	-1
State of LA		16.6%	115.5%	5.4%	-2	-4	-1	4	2	13

Comparable Group
Averages		11.6%	109.2%	5.1%	8	6	9	2	-6	-3
Medians		9.2%	105.6%	5.5%	7	6	10	-3	-5	-2

Comparable Group
FFDF	FFD Financial Corp. of Dover OH	9.1%	107.8%	3.0%	31	-3	1	0	-37	-15
FABK	First Advantage Bancorp of TN	20.0%	120.8%	5.0%	16	17	18	-7	-15	-24
FCAP	First Capital, Inc. of IN	9.0%	104.9%	6.3%	37	-20	8	-6	-5	-20
FSFG	First Savings Financial Group of IN	9.2%	105.4%	6.6%	2	NA	NA	20	12	42
GSLA	GS Financial Corp. of LA	10.1%	106.3%	5.2%	-5	18	4	-15	-1	-14
LSBI	LSB Financial Corp. of Lafayette IN	9.2%	104.6%	5.7%	14	21	15	15	-12	-1
LABC	Louisiana Bancorp, Inc. of LA	22.0%	127.6%	1.8%	-3	3	-10	-6	-4	-1
FFFD	North Central Bancshares of IA	10.8%	105.8%	6.5%	-3	6	21	22	8	1
RIVR	River Valley Bancorp of IN	7.9%	103.9%	5.2%	11	6	10	-14	-7	-2
WAYN	Wayne Savings Bancshares of OH	8.6%	104.8%	5.8%	-19	11	10	11	-1	3
NA=Change is greater than 100 basis points during the quarter.

Source:	SNL Financial LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.
Copyright (c) 2010 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS III.16
     To analyze interest rate risk associated with the net interest margin, we reviewed quarterly changes in net interest income as a percent of average assets for Bank of Ruston and the Peer Group. In general, the comparative fluctuations in the Bank’s and the Peer Group’s ratios implied that the interest rate risk associated with the Bank’s net interest income was slightly greater compared to the Peer Group’s, based on the interest rate environment that prevailed during the period covered in Table 3.5. The stability of the Bank’s net interest margin should be enhanced by the infusion of stock proceeds, as interest rate sensitive liabilities will be funding a lower portion of Bank of Ruston’s assets and the proceeds will be substantially deployed into interest-earning assets.
Credit Risk
     Overall, based on a comparison of credit quality measures, the Bank’s credit risk exposure was considered to be less than the Peer Group’s. As shown in Table 3.6, the Bank’s non-performing assets/assets and non-performing loans/loans ratios equaled 0.28% and 0.35%, respectively, versus comparable measures of 2.11% and 2.42% for the Peer Group. The Bank’s and the Peer Group’s loss reserves as a percent of non-performing loans equaled 73.06% and 59.97%, respectively. Loss reserves maintained as percent of net loans receivable equaled 0.25% for the Bank, versus 1.31% for the Peer Group. Net loan charge-offs were lower for the Bank, as net loan charge-offs for the Bank equaled 0.02% of loans versus 0.25% of loans for the Peer Group.
Summary
     Based on the above analysis, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of the Bank. Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings measures, loan portfolio composition, credit quality and exposure to interest rate risk all tend to support the reasonability of the Peer Group from a financial standpoint. Those areas where differences exist will be addressed in the form of valuation adjustments to the extent necessary.

RP® Financial, LC.	PEER GROUP ANALYSIS III.17
Table 3.6
Credit Risk Measures and Related Information
Comparable Institution Analysis
As of March 31 , 2010 or Most Recent Date Available

			NPAs &				Rsrves/
		REO/	90+Del/	NPLs/	Rsrves/	Rsrves/	NPAs &	Net Loan	NLCs/
Institution		Assets	Assets	Loans	Loans	NPLs	90+Del	Chargoffs	Loans
		(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)

Bank of Ruston		0.00%	0.28%	0.35%	0.25%	73.06%	73.06%	$11	0.02%

All Public Companies
Averages		0.50%	3.76%	4.66%	1.66%	65.93%	49.43%	$1,472	0.65%
Medians		0.23%	2.59%	3.64%	1.35%	45.60%	40.59%	$448	0.28%

State of LA
Averages		0.39%	1.52%	1.62%	1.17%	115.07%	76.84%	$121	0.11%
Medians		0.33%	0.85%	0.73%	1.20%	140.25%	61.56%	$47	0.08%

Comparable Group
Averages		0.35%	2.11%	2.42%	1.31%	59.97%	48.65%	$439	0.25%
Medians		0.28%	1.68%	2.05%	1.20%	47.15%	38.38%	$222	0.22%

Comparable Group
FFDF	FFD Financial Corp. of Dover OH	0.00%	0.87%	1.05%	1.08%	71.84%	77.75%	$13	0.03%
FABK	First Advantage Bancorp of TN	0.23%	0.71%	1.02%	1.21%	116.94%	113.10%	$237	0.44%
FCAP	First Capital, Inc. of IN	0.21%	1.50%	2.11%	1.60%	25.82%	24.32%	$347	0.44%
FSFG	First Savings Financial Group of IN	0.18%	1.65%	1.98%	1.19%	45.95%	40.09%	$234	0.26%
GSLA	GS Financial Corp. of LA	0.82%	3.33%	3.64%	1.47%	40.27%	30.37%	$72	0.15%
LSBI	LSB Financial Corp. of Lafayette IN	0.48%	5.09%	4.67%	1.26%	27.07%	21.76%	$50	0.06%
LABC	Louisiana Bancorp, Inc. of LA	0.48%	0.85%	0.73%	1.03%	140.25%	61.56%	$1	0.00%
FFFD	North Central Bancshares of IA	0.33%	3.58%	3.97%	2.10%	52.76%	47.86%	$210	0.22%
RIVR	River Valley Bancorp of IN	0.02%	1.81%	3.13%	1.08%	30.47%	36.66%	$2,473	-0.32%
WAYN	Wayne Savings Bancshares of OH	0.71%	1.70%	1.90%	1.12%	48.34%	33.05%	$756	1.20%

Source:	Audited and unaudited financial statements, corporate reports and offering circulars, and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.
Copyright (c) 2010 by RP® Financial, LC.

RP® Financial, LC.	VALUATION ANALYSIS IV.1
IV. VALUATION ANALYSIS
Introduction
     This chapter presents the valuation analysis and methodology, prepared pursuant to the regulatory valuation guidelines, and valuation adjustments and assumptions used to determine the estimated pro forma market value of the common stock to be issued in conjunction with the Bank’s conversion transaction.
Appraisal Guidelines
     The OTS written appraisal guidelines specify the market value methodology for estimating the pro forma market value of an institution pursuant to a mutual-to-stock conversion. Pursuant to this methodology: (1) a peer group of comparable publicly-traded institutions is selected; (2) a financial and operational comparison of the subject company to the peer group is conducted to discern key differences; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation, incorporating valuation adjustments for key differences. In addition, the pricing characteristics of recent conversions, both at conversion and in the aftermarket, must be considered.
RP Financial Approach to the Valuation
     The valuation analysis herein complies with such regulatory approval guidelines. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group, discussed in Chapter III, which constitutes “fundamental analysis” techniques. Additionally, the valuation incorporates a “technical analysis” of recently completed stock conversions, including closing pricing and aftermarket trading of such offerings. It should be noted that these valuation analyses cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a particular stock on a given day.

RP® Financial, LC.	VALUATION ANALYSIS IV.2
     The pro forma market value determined herein is a preliminary value for the Bank’s to-be-issued stock. Throughout the conversion process, RP Financial will: (1) review changes in Bank of Ruston’s operations and financial condition; (2) monitor Bank of Ruston’s operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending conversion offerings (including those in the offering phase), both regionally and nationally. If material changes should occur during the conversion process, RP Financial will evaluate if updated valuation reports should be prepared reflecting such changes and their related impact on value, if any. RP Financial will also prepare a final valuation update at the closing of the offering to determine if the prepared valuation analysis and resulting range of value continues to be appropriate.
     The appraised value determined herein is based on the current market and operating environment for the Bank and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including Bank of Ruston’s value, or Bank of Ruston’s value alone. To the extent a change in factors impacting the Bank’s value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into the analysis.
Valuation Analysis
     A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize the key differences between the Bank and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Bank relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity

RP® Financial, LC.	VALUATION ANALYSIS IV.3
of the shares, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, in particular new issues, to assess the impact on value of the Bank coming to market at this time.
1. Financial Condition
     The financial condition of an institution is an important determinant in pro forma market value because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Bank’s and the Peer Group’s financial strengths are noted as follows:
•	Overall A/L Composition. In comparison to the Peer Group, the Bank’s interest-earning asset composition showed a higher concentration of loans and a lower concentration of cash and investments as a percent of assets. Lending diversification into higher risk and higher yielding types of loans was comparable for the Bank and the Peer Group. Overall, in comparison to the Peer Group, the Bank’s interest-earning asset composition provided for a higher yield earned on interest-earning assets and a higher risk weighted assets-to-assets ratio. Bank of Ruston’s funding composition reflected a higher level of deposits and a lower level of borrowings than the comparable Peer Group ratios, which translated into a lower cost of funds for the Bank. Overall, as a percent of assets, the Bank maintained a lower level of interest-earning assets and a higher level interest-bearing liabilities compared to the Peer Group’s ratios, which resulted in a lower IEA/IBL ratio for the Bank. After factoring in the impact of the net stock proceeds, the Bank’s IEA/IBL ratio should be more comparable to the Peer Group’s ratio. On balance, RP Financial concluded that asset/liability composition was a slightly positive factor in our adjustment for financial condition.

•	Credit Quality. The Bank’s ratios for non-performing assets and non-performing loans were more favorable than the comparable Peer Group ratios. Loss reserves as a percent of non-performing loans were higher for the Bank, while the Peer Group maintained a higher level of loss reserves as a percent of loans. Net loan charge-offs were a slightly larger factor for the Peer Group. As noted above, the Bank’s risk weighted assets-to-assets ratio was higher than the Peer Group’s ratio. Overall, RP Financial concluded that credit quality was a moderately positive factor in our adjustment for financial condition.

•	Balance Sheet Liquidity. The Bank operated with a lower level of cash and investment securities relative to the Peer Group (11.6% of assets versus

RP® Financial, LC.	VALUATION ANALYSIS IV.4
24.1% for the Peer Group). Following the infusion of stock proceeds, the Bank’s cash and investments ratio is expected to increase as the proceeds retained at the holding company level will be initially deployed into investments. The Bank’s future borrowing capacity was considered to be slightly greater than the Peer Group’s, given the slightly lower level of borrowings currently funding the Bank’s assets. Overall, RP Financial concluded that balance sheet liquidity was a slightly positive factor in our adjustment for financial condition.

•	Funding Liabilities. The Bank’s interest-bearing funding composition reflected a higher concentration of deposits and a lower concentration of borrowings relative to the comparable Peer Group ratios, which translated into a lower cost of funds for the Bank. Total interest-bearing liabilities as a percent of assets were higher for the Bank compared to the Peer Group’s ratio, which was attributable to Bank of Ruston’s lower capital position. Following the stock offering, the increase in the Bank’s capital position will reduce the level of interest-bearing liabilities funding the Bank’s assets to a ratio that is lower than the Peer Group’s level of interest-bearing liabilities funding assets. Overall, RP Financial concluded that funding liabilities were a slightly positive factor in our adjustment for financial condition.

•	Capital. The Bank currently operates with a lower equity-to-assets ratio than the Peer Group. However, following the stock offering, Bank of Ruston’s pro forma capital position can be expected to exceed the Peer Group’s equity-to-assets ratio. The Bank’s higher pro forma capital position implies greater leverage capacity, lower dependence on interest-bearing liabilities to fund assets and a greater capacity to absorb unanticipated losses. At the same time, the Bank’s more significant capital surplus will make it difficult to achieve a competitive ROE. On balance, RP Financial concluded that capital strength was a slightly positive factor in our adjustment for financial condition.
     On balance, Bank of Ruston’s balance sheet strength was considered to be more favorable than the Peer Group’s and, thus, a slight upward adjustment was applied for the Bank’s financial condition.
2. Profitability, Growth and Viability of Earnings
     Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of an institution’s earnings stream and the prospects and ability to generate future earnings heavily influence the multiple that the investment community will pay for earnings. The major factors considered in the valuation are described below.

RP® Financial, LC.	VALUATION ANALYSIS IV.5
•	Reported Earnings. The Bank’s reported earnings were higher than the Peer Group’s on a ROAA basis (0.59% of average assets versus 0.41% for the Peer Group). Higher ratios for net interest and non-interest operating income and lower ratio for loan loss provisions supported the Bank’s higher return, which were partially offset by the Peer Group’s lower ratio for operating expenses. Reinvestment and leveraging of stock proceeds into interest-earning assets will serve to increase the Bank’s earnings, with the benefit of reinvesting proceeds expected to be somewhat offset by higher operating expenses associated with operating as a publicly-traded company and the implementation of stock benefit plans. On balance, RP Financial concluded that the Bank’s reported earnings were a slightly positive factor in our adjustment for profitability, growth and viability of earnings.

•	Core Earnings. Net interest income, operating expenses, non-interest operating income and loan loss provisions were reviewed in assessing the relative strengths and weaknesses of the Bank’s and the Peer Group’s core earnings. In these measures, the Bank operated with a higher net interest margin, a higher operating expense ratio and a higher level of non-interest operating income. The Bank’s higher ratios for net interest income and operating expenses translated into a lower expense coverage ratio in comparison to the Peer Group’s ratio (equal to 0.97x versus 1.12X for the Peer Group). Similarly, the Bank’s efficiency ratio of 84.2% was less favorable than the Peer Group’s efficiency ratio of 74.1%. Loan loss provisions had a more significant impact on the Peer Group’s earnings (0.49% of average assets versus 0.02% of average assets for the Bank). Overall, these measures, as well as the expected earnings benefits the Bank should realize from the redeployment of stock proceeds into interest-earning assets and leveraging of post-conversion capital, which will be somewhat negated by expenses associated with the stock benefit plans and operating as a publicly-traded company, indicate that the Bank’s pro forma core earnings will be comparable to the Peer Group’s. Therefore, RP Financial concluded that this was a neutral factor in our adjustment for profitability, growth and viability of earnings.

•	Interest Rate Risk. Quarterly changes in the Bank’s and the Peer Group’s net interest income to average assets ratios indicated that a greater degree of volatility was associated with the Bank’s net interest margin. Other measures of interest rate risk, such as capital and IEA/IBL ratios as well as ratio of non-interest assets as a percent of assets were more favorable for the Peer Group. On a pro forma basis, the infusion of stock proceeds can be expected to provide the Bank with equity-to-assets and IEA/ILB ratios that will be comparable or exceed the Peer Group’s ratios, as well as enhance the stability of the Bank’s net interest margin through the reinvestment of stock proceeds into interest-earning assets. On balance, RP Financial concluded that interest rate risk was a neutral factor in our adjustment for profitability, growth and viability of earnings.

RP® Financial, LC.	VALUATION ANALYSIS IV.6
•	Credit Risk. Loan loss provisions were a larger factor in the Peer Group’s earnings (0.49% of average assets versus 0.02% of average assets for the Peer Group). In terms of future exposure to credit quality related losses, the Bank maintained a higher concentration of assets in loans, while lending diversification into higher risk types of loans was similar for the Bank and the Peer Group. Credit quality measures for non-performing assets and loss reserves as a percent of non-performing loans were more favorable for the Bank, while the Peer Group maintained higher loss reserves as a percent of loans. Net loan charge-offs were higher for the Peer Group. Overall, RP Financial concluded that credit risk was a moderately positive factor in our adjustment for profitability, growth and viability of earnings.

•	Earnings Growth Potential. Several factors were considered in assessing earnings growth potential. First, the Bank maintained a more favorable interest rate spread than the Peer Group, which would tend to support a stronger net interest margin going forward for the Bank. Second, the infusion of stock proceeds will provide the Bank with greater growth potential through leverage than currently maintained by the Peer Group. Third, the Bank’s higher ratio of non-interest operating income and the Peer Group’s lower operating expense ratio were viewed as respective advantages to sustain earnings growth during periods when net interest margins come under pressure as the result of adverse changes in interest rates. Overall, earnings growth potential was considered to be a slightly positive factor in our adjustment for profitability, growth and viability of earnings.

•	Return on Equity. Currently, the Bank’s core ROE is more favorable than the Peer Group’s ROE. However, as the result of the significant increase in capital that will be realized from the infusion of net stock proceeds into the Bank’s equity, the Bank’s pro forma return on equity on a core earnings basis will be more comparable to the Peer Group’s return on equity ratio. Accordingly, this was a netural factor in the adjustment for profitability, growth and viability of earnings.
     On balance, Bank of Ruston’s pro forma earnings strength was considered to be more favorable than the Peer Group’s and, thus, a slight upward adjustment was applied for profitability, growth and viability of earnings.
3. Asset Growth
     The Bank’s asset growth rate was less than the Peer Group’s growth rate during the period covered in our comparative analysis, based on growth rates of 9.3% and 12.5%, respectively. Acquisition related growth largely accounted for the Peer Group’s

RP® Financial, LC.	VALUATION ANALYSIS IV.7
higher growth rate. Asset growth for the Bank was largely sustained through loan growth, with such growth generally earnings better yields relative to growth of cash and investments. Likewise, higher yielding loan growth was the primary source of asset growth for the Peer Group. On a pro forma basis, the Bank’s tangible equity-to-assets ratio will exceed the Peer Group’s tangible equity-to-assets ratio, indicating greater leverage capacity for the Bank. On balance, a slight upward adjustment was applied for asset growth.
4. Primary Market Area
     The general condition of an institution’s market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market served. Operating in north-central Louisiana, the Bank serves a somewhat rural market area in Lincoln Parish, as indicated by low population density and relatively low measures for household and per capita income measures. Lincoln Parish has experienced modest population growth since 2000 and the population is forecasted to remain stable over the next five years. At the same time, the lack of population growth and some relatively large stable sources of employment provided by the presence of two universities in Lincoln Parish has provided for relatively low levels of unemployment.
     Overall, the markets served by the Peer Group companies were viewed as slightly more favorable with respect to supporting growth opportunities, as they generally operated in more populous and affluent markets than served by the Bank. Moreover, the majority of the primary market areas served by the Peer Group companies have been experiencing population growth. The Bank’s competitive position in the primary market area, as indicated by deposit market share, was viewed to be not as strong as maintained by the Peer Group companies in general. Bank of Ruston’s 9.1% deposit market share was less than the 17.0% average and 13.3% median deposit market shares indicated for the Peer Group. Summary demographic and deposit market share data for the Bank and the Peer Group companies is provided in Exhibit III-5. As shown in Table 4.1, March 2010 unemployment rates for the majority of the markets served by the Peer Group companies were higher than the unemployment

RP® Financial, LC.	VALUATION ANALYSIS IV.8
rate indicated for Lincoln Parish. On balance, we concluded that a slight downward adjustment was appropriate for the Bank’s market area.
Table 4.1
Market Area Unemployment Rates
Bank of Ruston and the Peer Group Companies(1)

		March 2010
	County	Unemployment

Bank of Ruston — LA	Lincoln	6.4%

Peer Group Average		9.3%

FFD Financial Corp. — OH	Tuscarawas	12.6
First Advantage Bancorp — TN	Montgomery	9.2
First Capital, Inc. — IN	Harrison	10.0
First Savings Financial Group — IN	Clark	9.3
GS Financial Corp. — LA	Jefferson	5.8
LSB Financial Corp. IN	Tippecanoe	9.2
Louisiana Bancorp, Inc. — LA	Jefferson	5.8
North Central Bancshares — IA	Webster	8.7
River Valley Bancorp — IN	Jefferson	11.0
Wayne Savings Bancshares — OH	Wayne	11.1

(1)	Unemployment rates are not seasonally adjusted.

Source: U.S. Bureau of Labor Statistics.
5. Dividends
     At this time the Bank has not established a dividend policy. Future declarations of dividends by the Board of Directors will depend upon a number of factors, including investment opportunities, growth objectives, financial condition, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions.
     Eight out of the ten of the Peer Group companies pay regular cash dividends, with implied dividend yields ranging from 0.23% to 6.00%. The average dividend yield on the stocks of the Peer Group institutions equaled 2.77% as of May 28, 2010. As of May 28, 2010, approximately 63% of all fully-converted publicly-traded thrifts had adopted cash dividend policies (see Exhibit IV-1), exhibiting an average yield of 2.01%.

RP® Financial, LC.	VALUATION ANALYSIS IV.9
The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends.
     While the Bank has not established a definitive dividend policy prior to converting, the Bank will have the capacity to pay a dividend comparable to the Peer Group’s average dividend yield based on pro forma earnings and capitalization. On balance, we concluded that no adjustment was warranted for this factor.
6. Liquidity of the Shares
     The Peer Group is by definition composed of companies that are traded in the public markets. All ten of the Peer Group members trade on the NASDAQ. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $15.2 million to $66.6 million as of May 28, 2010, with average and median market values of $30.7 million and $24.3 million, respectively. The shares issued and outstanding to the public shareholders of the Peer Group members ranged from 1.0 million to 5.1 million, with average and median shares outstanding of 2.3 million and 2.9 million, respectively. The Bank’s stock offering is expected to have a pro forma market value and shares outstanding that will be below or at the lower end of the range of market values and shares outstanding indicated for the Peer Group companies. It is anticipated that the Bank’s stock will be listed for trading on the OTC Bulletin Board following the stock offering, which generally suggests lower liquidity compared to a stock listed on NASDAQ or an exchange. Overall, we anticipate that the Bank’s public stock will have a less liquid trading market as the Peer Group companies on average and, therefore, concluded a slight downward adjustment was necessary for this factor.
7. Marketing of the Issue
     We believe that three separate markets exist for thrift stocks, including those coming to market such as Bank of Ruston: (1) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon

RP® Financial, LC.	VALUATION ANALYSIS IV.10
financial condition, earnings, capital, ROE, dividends and future prospects; (2) the new issue market in which converting thrifts are evaluated on the basis of the same factors, but on a pro forma basis without the benefit of prior operations as a fully-converted publicly-held company and stock trading history; and (3) the acquisition market for thrift franchises in Texas. All three of these markets were considered in the valuation of the Bank’s to-be-issued stock.
     A. The Public Market
          The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.
          In terms of assessing general stock market conditions, the performance of the overall stock market has been mixed in recent quarters. Stocks started the fourth quarter of 2009 with a sell-off, as investors reacted negatively to economic data showing a slowdown in manufacturing activity from August to September and more job losses than expected for September. Energy and material stocks led a stock market rally heading into mid-October, as stock markets rallied around the world. Good earnings reports from J.P. Morgan Chase and Intel pushed the Dow Jones Industrial Average (“DJIA”) above a 10000 close in mid-October. Mixed economic data and concerns of the sustainability of the recovery following the removal of the federal stimulus programs provided for volatile trading at the close of October. Stocks moved higher in early-November, with the DJIA topping 10000 again on renewed optimism about the economy aided by a report that manufacturing activity rose around the world in October. Expectations that interest rates and inflation would remain low, following a weaker than expected employment report for October, sustained the rally heading into mid-November. The DJIA hit new highs for the year in mid-November, as investors

RP® Financial, LC.	VALUATION ANALYSIS IV.11
focused on upbeat earnings from major retailers, signs of economic growth in Asia and the Federal Reserve’s commitment to low interest rates. Stocks traded unevenly through the second half of November, reflecting investor uncertainty over the strength of the economic recovery and Dubai debt worries. Easing fears about the Dubai debt crisis, along with a favorable employment report for November, served to bolster stocks at the end of November and into early-December. Mixed economic data, including a better-than-expected increase in November retail sales and November wholesale inflation rising more than expected, sustained a narrow trading range for the broader stock market heading into mid-December. Worries about the state of European economies and the dollar’s surge upended stocks in mid-December. Helped by some positive economic data and acquisition deals in mining and health care, the DJIA posted gains for six consecutive sessions in late-December. Overall, the DJIA closed up 18.8% for 2009, which was 26.4% below its all time high.
          Stocks started 2010 in positive territory on mounting evidence of a global manufacturing rebound, while mixed earnings reports provided for an up and down market in mid-January. The DJIA moved into negative territory for the year heading in into late-January, with financial stocks leading the market lower as the White House proposed new limits on the size and activities of big banks. Technology stocks led the broader market lower at the close of January, as disappointing economic reports dampened growth prospects for 2010. Concerns about the global economy and European default worries pressured stocks lower in early-February, as the DJIA closed below 10000 for the first time in three months. Upbeat corporate earnings and some favorable economic news out of Europe and China help stocks to rebound in mid-February. The positive trend in the broader stock market continued into the second half of February, as investors seized on mild inflation data and more signs that the U.S. economy was recovering. Weak economic data pulled stocks lower at the end of February, although the 2.6% increase in the DJIA for the month of February was its strongest showing since November.
          The DJIA moved back into positive territory for 2010 in early-March, as the broader market rallied on a better-than-expected employment report for February.

RP® Financial, LC.	VALUATION ANALYSIS IV.12
Stocks trended higher through mid-March, with the DJIA closing up for eight consecutive trading sessions. Factors contributing to the eight day winning streak in the DJIA included bullish comments by Citigroup, expectations of continued low borrowing costs following the Federal Reserve’s mid-March meeting that concluded with keeping its target rate near zero and a brightening manufacturing outlook. Following a one day pull back, the positive trend in the broader market continued heading into late-March. Gains in the health-care sector following the passage of health-care legislation, better-than-expected existing home sales in February, first time jobless claims falling more than expected and solid earnings posted by Best Buy all contributed to the positive trend in stocks. The DJIA moved to a 19-month high approaching the end of the first quarter, as oil stocks led the market higher in response to new evidence of global economic strength. Overall, the DJIA completed its best first quarter since 1999, with a 4.1% increase for the quarter.
          More signs of the economy gaining strength sustained the positive trend in the broader stock market at the start of the second quarter of 2010. The DJIA closed above 11000 heading into mid-April, based on growing optimism about corporate earnings and a recovering economy. Fraud charges against Goldman Sachs halted a six day rally in the market in mid-April, as financial stocks led a one day sell-off in the broader market. The broader stock market generally sustained a positive trend during the second half of April, with encouraging first quarter earnings reports and favorable economic data supporting the gains. Financial stocks lead the broader stock market lower at the end of April on news of a criminal investigation of Goldman Sachs. The sell-off in the stock market sharpened during the first week of May, largely on the basis of heightened concerns about possible ripple effects from Greece’s credit crisis. Stocks surged after European Union leaders agreed to a massive bailout to prevent Greece’s financial troubles from spreading throughout the region, but then reversed course heading into the second half of May on continued worries about the fallout from Europe’s credit crisis and an unexpected increase in U.S. jobless claims. China’s promise not to unload its European debt sparked a one-day rally in late-May, which was followed by a lower close for the DJIA on the last trading day of May as a downgrade of Spain’s credit rekindled investors’ fears about Europe’s economy. Overall, it was the

RP® Financial, LC.	VALUATION ANALYSIS IV.13
worst May for the DJIA since 1940. On May 28, 2010, the DJIA closed at 10136.63, an increase of 19.2% from one year ago and a decrease of 2.8% year-to-date, and the NASDAQ closed at 2257.04, an increase of 27.2% from one year ago and a decrease of 0.5% year-to-date. The Standard & Poor’s 500 Index closed at 1089.41 on May 28, 2010, an increase of 18.5% from one year ago and a decrease of 2.3% year-to-date.
          The market for thrift stocks has been somewhat uneven in recent quarters, but in general has underperformed the broader stock market. Some disappointing economic data pushed thrift stocks along with the broader market lower at the beginning of the fourth quarter of 2009. Thrift stocks rebounded modestly through mid-October, aided by a rally in the broader stock market and a strong earnings report from J.P. Morgan Chase. Concerns of more loan losses and a disappointing report on September new home sales provided for a modest retreat in thrift prices in late-October. After bouncing higher on a better-than-expected report for third quarter GDP growth, financial stocks led the broader market lower at the end of October in the face of a negative report on consumer spending. In contrast to the broader market, thrift stocks edged lower following the Federal Reserve’s early-November statement that it would leave the federal funds rate unchanged. Thrift stocks rebounded along with the broader market going into mid-November, following some positive reports on the economy and comments from the Federal Reserve that interest rates would remain low amid concerns that unemployment and troubles in commercial real estate would weigh on the economic recovery. Fresh economic data that underscored expectations for a slow economic recovery and Dubai debt worries pushed thrift stocks lower during the second half of November. Financial stocks led a broader market rebound at the close of November and into early-December, which was supported by a favorable report for home sales in October and expectations that the Dubai debt crisis would have a limited impact on U.S. banks. The favorable employment report for November added to gains in the thrift sector in early-December. Financial stocks edged higher in mid-December on news that Citigroup was repaying TARP funds, which was followed by a pullback following a report that wholesale inflation rose more than expected in November and mid-December unemployment claims were higher than expected. More attractive valuations supported a snap-back rally in thrift stocks heading into late-December,

RP® Financial, LC.	VALUATION ANALYSIS IV.14
which was followed by a narrow trading range for the thrift sector through year end. Overall, the SNL Index for all publicly-traded thrifts was down 10.2% in 2009, which reflects significant declines in the trading prices of several large publicly-traded thrifts during 2009 pursuant to reporting significant losses due to credit quality related deterioration.
          Thrift stocks traded in a narrow range during the first few weeks of 2010, as investors awaited fourth quarter earnings reports that would provide further insight on credit quality trends. An unexpected jump in jobless claims and proposed restrictions by the White House on large banks depressed financial stocks in general heading into late-January. Amid mixed earnings reports, thrift stocks traded in a narrow range for the balance of January. Financial stocks led the broader market lower in early-February and then rebounded along with the broader market in mid-February on some positive economic data including signs that home prices were rising in some large metropolitan areas. Mild inflation readings for wholesale and consumer prices in January sustained the upward trend in thrift stocks heading into the second half of February. Comments by the Federal Reserve Chairman that short-term interest rates were likely to remain low for at least several months helped thrift stocks to ease higher in late-February.
          The thrift sector moved higher along with the broader stock market in-early March 2010, aided by the better-than-expected employment report for February. Financial stocks lead the market higher heading into mid-March on optimism that Citigroup would be able to repay the U.S. Government after a successful offering of trust preferred securities. The Federal Reserve’s recommitment to leaving its target rate unchanged “for an extended period” sustained the positive trend in thrift stocks through mid-March. Thrift stocks bounced higher along with the broader stock market heading into late-March, which was followed by a slight pullback as debt worries sent the yields on Treasury notes higher.
          An improving outlook for financial stocks in general, along with positive reports for housing, employment and retail sales, boosted thrift stocks at the start of the second quarter of 2010. A nominal increase in March consumer prices and a strong first quarter earnings report from JP Morgan Chase & Co. supported a broad rally in

RP® Financial, LC.	VALUATION ANALYSIS IV.15
bank and thrift stocks heading into mid-April, which was followed by a pullback on news that the SEC charged Goldman Sachs with fraud. Thrift stocks generally underperformed the broader stock market during the second half of April, as financial stocks in general were hurt by uncertainty about the progress of financial reform legislation, Greece’s debt crisis and news of a criminal investigation of Goldman Sachs. Thrift stocks retreated along the broader stock market in the first week of May, based on fears that the growing debt crisis in Europe could hurt the economic recovery. Likewise, thrift stocks surged higher along with the broader stock market after European Union officials announced a massive bailout plan to avert a public-debt crisis and then fell heading into the second half of May on lingering concerns about the euro. News of rising mortgage delinquencies in the first quarter of 2010, an expected slowdown in new home construction and uncertainty over financial reform legislation further contributed to lower trading prices for thrift stocks. Thrift stocks participated in the one-day broader market rally in late-May and then declined along with the broader stock market at the close of May. On May 28, 2010, the SNL Index for all publicly-traded thrifts closed at 594.2, an increase of 9.9% from one year ago and an increase of 1.2% year-to-date.
     B. The New Issue Market
          In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Bank’s pro forma market value. The new issue market is separate and distinct from the market for seasoned thrift stocks in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between pricing of converting and existing issues is perhaps no clearer than in the case of the price/book (“P/B”) ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value whereas in the current market for existing thrifts the P/B ratio may reflect a premium to book value. Therefore,

RP® Financial, LC.	VALUATION ANALYSIS IV.16
it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.
          The marketing for converting thrift issues turned more positive in the fourth quarter of 2009 and the first quarter of 2010, as indicated by an increase in conversion activity and the relative success of those offerings. For the most part, the recent conversion offerings experienced healthy subscription takedowns and have traded above their IPO prices in initial trading activity. Consistent with the broader thrift market, conversion pricing reflects continued investor uncertainty over stock market trends, credit quality trends, economic trends and financial reform legislation.
          As shown in Table 4.2, one standard conversion and one second-step conversions were completed during the past three months. The standard conversion offering, Harvard Illinois Bancorp, Inc (“Harvard”), is considered to be more relevant for our analysis. Harvard’s offering was completed in April 2010 and closed between the minimum and midpoint of the offering range. Harvard’s closing pro forma price/tangible book ratio equaled 43.1%. Harvard’s stock is quoted on the OTC Bulletin Board and, as of May 28, 2010, Harvard’s stock price closed at $7.85 or 21.5% below its IPO price.
          Shown in Table 4.3 are the current pricing ratios for Eagle Bancorp Montana, which is the only company that has completed a fully-converted offering during the past three months and is traded on NASDAQ or an Exchange. Eagle Bancorp’s offering was a second-step conversion, which tends to be priced higher on a P/TB basis relative to full standard conversion offerings. Eagle Bancorp’s current P/TB ratio equaled 81.77%.
     C. The Acquisition Market
          Also considered in the valuation was the potential impact on Bank of Ruston’s stock price of recently completed and pending acquisitions of other thrift institutions operating in Louisiana. As shown in Exhibit IV-4, there were six Louisiana thrift acquisitions completed from the beginning of 2004 through May 28, 2010, and there are currently no acquisitions pending for Louisiana savings institutions. The recent acquisition activity involving Louisiana savings institutions may imply a certain

RP® Financial, LC.	VALUATION ANALYSIS IV.17
Table 4.2
Pricing Characteristics and After-Market Trends
Recent Conversions Completed (Last Three Months)

Institutional Information			Pre-Conversion Data				Offering Information				Contribution to		Insider Purchases					Pro Forma Data							Post-IPO Pricing Trends
			Financial Info.		Asset Quality						Charitable Found		% Off Incl. Fdn.					Pricing Ratios(3)			Financial Charac.				Closing Price:
													Benefit Plans				Initial								First		After		After
	Conver.			Equity/	NPAs/	Res.	Gross	%	% of	Exp./		% of		Recog.	Stk	Mgmt.&	Dividend		Core		Core		Core	IPO	Trading	%	First	%	First	%	Thru	%
Institution	Date	Ticker	Assets	Assets	Assets	Cov.	Proc.	Offered	Mid.	Proc.	Form	Offering	ESOP	Plans	Option	Dirs.	Yield	P/TB	P/E	P/A	ROA	TE/A	ROE	Price	Day	Change	Week(4)	Change	Month(5)	Change	5/28/10	Change
			($Mil)	(%)	(%)	(%)	($Mil.)	(%)	(%)	(%)		(%)	(%)	(%)	(%)	(%)(2)	(%)	(%)	(x)	(%)	(%)	(%)	(%)	($)	($)	(%)	($)	(%)	($)	(%)	($)	(%)
Standard Conversions
Harvard Illinois Bancorp, Inc. — IL*	4/9/10	HARI-OTCBB	$156	7.85%	1.78%	62%	$7.9	100%	88%	11.0%	N.A.	N.A.	8.0%	4.0%	10.0%	6.9%	0.00%	43.1%	NM	4.9%	-0.4%	11.3%	-3.4%	$10.00	$10.00	0.0%	$10.00	0.0%	$10.00	0.0%	$7.85	-21.5%
Averages — Standard Conversions:			$156	7.85%	1.78%	62%	$7.9	100%	88%	11.0%	N.A.	N.A.	8.0%	4.0%	10.0%	6.9%	0.00%	43.1%	NM	4.9%	-0.4%	11.3%	-3.4%	$10.00	$10.00	0.0%	$10.00	0.00%	$10.00	0.00%	$7.85	-21.50%
Medians — Standard Conversions:			$156	7.85%	1.78%	62%	$7.9	100%	88%	11.0%	N.A.	N.A.	8.0%	4.0%	10.0%	6.9%	0.00%	43.1%	NM	4.9%	-0.4%	11.3%	-3.4%	$10.00	$10.00	0.0%	$10.00	0.00%	$10.00	0.00%	$7.85	-21.50%
Second Step Conversions
Eagle Bancorp Montana, MT	4/5/10	EBMT-NASDAQ	$306	9.89%	0.75%	33%	$24.6	60%	103%	7.4%	N.A.	N.A.	8.0%	4.0%	10.0%	1.0%	0.00%	81.4%	12.69	12.5%	1.0%	15.4%	6.4%	$10.00	$10.55	5.5%	$10.50	5.0%	$10.50	5.0%	$10.05	0.5%
Averages — Second Step Conversions:			$306	9.89%	0.75%	33%	$24.6	60%	103%	7.4%	N.A.	N.A.	8.0%	4.0%	10.0%	1.0%	0.00%	81.4%	12.7x	12.5%	1.0%	15.4%	6.4%	$10.00	$10.55	5.5%	$10.50	5.0%	$10.50	5.0%	$10.05	0.5%
Medians — Second Step Conversions:			$306	9.89%	0.75%	33%	$24.6	60%	103%	7.4%	N.A.	N.A.	8.0%	4.0%	10.0%	1.0%	0.00%	81.4%	12.7x	12.5%	1.0%	15.4%	6.4%	$10.00	$10.55	5.5%	$10.50	5.0%	$10.50	5.0%	$10.05	0.5%
Mutual Holding Company Conversions
Averages — Mutual Holding Company Conversions:
Medians — Mutual Holding Company Conversions:
Averages — All Conversions:			$231	8.87%	1.27%	47%	$16.3	80%	95%	9.2%	NA	NA	8.0%	4.0%	10.0%	4.0%	0.00%	62.2%	$12.69	8.7%	0.3%	13.3%	1.5%	$10.00	$10.28	2.8%	$10.25	2.5%	$10.25	2.5%	$8.95	-10.5%
Medians — All Conversions:			$231	8.87%	1.27%	47%	$16.3	80%	95%	9.2%	NA	NA	8.0%	4.0%	10.0%	4.0%	0.00%	62.2%	$12.69	8.7%	0.3%	13.3%	1.5%	$10.00	$10.28	2.8%	$10.25	2.5%	$10.25	2.5%	$8.95	-10.5%

Note: *	— Appraisal performed by RP Financial; BOLD=RP Financial did the Conversion Business Plan. “NT” — Not Traded; “NA” — Not Applicable, Not Available; C/S-Cash/Stock.

(1)	Non-OTS regulated thrift.

(2)	As a percent of MHC offering for MHC transactions.

(3)	Does not take into account the adoption of SOP 93-6.

(4)	Latest price if offering is less than one week old.

(5)	Latest price if offering is more than one week but less than one month old.

(6)	Mutual holding company pro forma data on full conversion basis.

(7)	Simultaneously completed acquisition of another financial institution.

(8)	Simultaneously converted to a commercial bank charter.

(9)	Former credit union.
May 28, 2010

RP® Financial, LC.	VALUATION ANALYSIS
IV.18
Table 4.3
Market Pricing Comparatives
Prices As of May 28, 2010

	Market		Per Share Data
	Capitalization		Core	Book						Dividends(4)			Financial Characteristics(6)
	Price/	Market	12 Month	Value/	Pricing Ratios(3)					Amount/		Payout	Total	Equity/	Tang Eq/	NPAs/	Reported		Core
Financial Institution	Share(1)	Value	EPS(2)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio(5)	Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE
	($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

All Public Companies	$10.29	$298.47	($0.10)	$12.55	18.90x	84.72%	9.99%	92.76%	17.17x	$0.24	2.03%	35.47%	$2,707	11.28%	10.53%	3.76%	-0.13%	-0.36%	-0.15%	-0.47%
Converted Last 3 Months (no MHC)	$10.05	$41.03	$0.79	$12.29	12.72x	81.77%	12.58%	81.77%	12.72x	$0.27	2.69%	34.18%	$327	0.00%	0.00%	0.77%	0.99%	NM	0.98%	NM

Converted Last 3 Months (no MHC)
EBMTD Eagle Bancorp Montanta of MT	$10.05	$41.03	$0.79	$12.29	12.72x	81.77%	12.58%	81.77%	12.72x	$0.27	2.69%	34.18%	$326	0.00%	0.00%	0.77%	0.99%	NM	0.99%	NM

(1)	Average of High/Low or Bid/Ask price per share.

(2)	EPS (estimate core basis) is based on actual trailing 12 month data, adjusted to omit non-operating items on a tax-effected basis.

(3)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings.

(4)	Indicated 12 month dividend, based on last quarterly dividend declared.

(5)	Indicated 12 month dividend as a percent of trailing 12 month estimated core earnings.

(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.

(7)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
Source: SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.
Copyright (c) 2010 by RP® Financial, LC.

RP® Financial, LC.	VALUATION ANALYSIS
IV.19
degree of acquisition speculation for the Bank’s stock. To the extent that acquisition speculation may impact the Bank’s offering, we have largely taken this into account in selecting companies for the Peer Group that could be subject to the same type of acquisition speculation that may influence Bank of Ruston’s stock. However, since converting thrifts are subject to a three-year regulatory moratorium from being acquired, acquisition speculation in Bank of Ruston’s stock would tend to be less compared to the stocks of the Peer Group companies.
* * * * * * * * * * *
     In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market, the new issue market including the new issue market for thrift conversions and the local acquisition market for thrift stocks. Taking these factors and trends into account, RP Financial concluded that a slight downward adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.
8. Management
     The Bank’s management team appears to have experience and expertise in all of the key areas of the Bank’s operations. Exhibit IV-5 provides summary resumes of the Bank’s Board of Directors and senior management. The financial characteristics of the Bank suggest that the Board and senior management have been effective in implementing an operating strategy that can be well managed by the Bank’s present organizational structure. The Bank currently does not have any senior management positions that are vacant.
     Similarly, the returns, equity positions and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing competitive operating strategies. Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

RP® Financial, LC.	VALUATION ANALYSIS
IV.20
9. Effect of Government Regulation and Regulatory Reform
     In summary, as a fully-converted OTS regulated institution, Bank of Ruston will operate in substantially the same regulatory environment as the Peer Group members — all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-6 reflects the Bank’s pro forma regulatory capital ratios. On balance, no adjustment has been applied for the effect of government regulation and regulatory reform.
Summary of Adjustments
     Overall, based on the factors discussed above, we concluded that the Bank’s pro forma market value should reflect the following valuation adjustments relative to the Peer Group:

Key Valuation Parameters:	Valuation Adjustment

Financial Condition	Slight Upward
Profitability, Growth and Viability of Earnings	Slight Upward
Asset Growth	Slight Upward
Primary Market Area	Slight Downward
Dividends	No Adjustment
Liquidity of the Shares	Slight Downward
Marketing of the Issue	Slight Downward
Management	No Adjustment
Effect of Govt. Regulations and Regulatory Reform	No Adjustment
Valuation Approaches
     In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing the Bank’s to-be-issued stock — price/earnings (“P/E”), price/book (“P/B”), and price/assets (“P/A”) approaches — all performed on a pro forma basis including the effects of the stock proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation

RP® Financial, LC.	VALUATION ANALYSIS
IV.21
parameters disclosed in the Bank’s prospectus for reinvestment rate, effective tax rate, stock benefit plan assumptions and expenses (summarized in Exhibits IV-7 and IV-8).
     In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and recent conversion offerings.
     RP Financial’s valuation placed an emphasis on the following:
•	P/E Approach. The P/E approach is generally the best indicator of long-term value for a stock. Given the similarities between the Bank’s and the Peer Group’s operating strategies, earnings composition and overall financial condition, the P/E approach was carefully considered in this valuation. At the same time, since reported earnings for both the Bank and the Peer Group included certain non-recurring items, we also made adjustments to earnings to arrive at core earnings estimates for the Bank and the Peer Group and resulting price/core earnings ratios.

•	P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, particularly in the context of an initial public offering, as the earnings approach involves assumptions regarding the use of proceeds. RP Financial considered the P/B approach to be a useful indicator of pro forma value, taking into account the pricing ratios under the P/E and P/A approaches. We have also modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or “P/TB”), in that the investment community frequently makes this adjustment in its evaluation of this pricing approach.

•	P/A Approach. P/A ratios are generally a less reliable indicator of market value, as investors typically assign less weight to assets and attribute greater weight to book value and earnings. Furthermore, this approach as set forth in the regulatory valuation guidelines does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, high P/A ratios may limit the investment community’s willingness to pay market multiples for earnings or book value when ROE is expected to be low.
     The Bank will adopt Statement of Position (“SOP”) 93-6, which will cause earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically

RP® Financial, LC.	VALUATION ANALYSIS
IV.22
dilutive, receive dividends and can be voted. However, we did consider the impact of the adoption of SOP 93-6 in the valuation.
     Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above and the dilutive impact of the stock contribution to the Foundation, RP Financial concluded that, as of May 28, 2010, the pro forma market value of Bank of Ruston’s conversion stock was $8,000,000 at the midpoint, equal to 800,000 shares at $10.00 per share.
     1. Price-to-Earnings (“P/E”). The application of the P/E valuation method requires calculating the Bank’s pro forma market value by applying a valuation P/E multiple to the pro forma earnings base. In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of the net proceeds. The Bank’s reported earnings equaled $489,000 for the twelve months ended March 31, 2010. In deriving Bank of Ruston’s core earnings, the only adjustments made to reported earnings were to eliminate gains on the sale of fixed assets and foreclosed real estate, which equaled $53,000 and $3,000, respectively, for the twelve months ended March 31, 2010. As shown below, on a tax effected basis, assuming an effective marginal tax rate of 34.0% for the earnings adjustments, the Bank’s core earnings were determined to equal $452,000 for the twelve months ended March 31, 2010. (Note: see Exhibit IV-9 for the adjustments applied to the Peer Group’s earnings in the calculation of core earnings).

Amount
($000)
Net income(loss)	$489
Deduct: Gain on sale of fixed assets(1)	(35)
Deduct: Gain on sale of foreclosed real estate(1)	(2)

Core earnings estimate	$452

(1)	Tax effected at 34.0%.
     Based on the Bank’s reported and estimated core earnings and incorporating the impact of the pro forma assumptions discussed previously, the Bank’s pro forma

RP® Financial, LC.	VALUATION ANALYSIS
IV.23
reported and core P/E multiples at the $8.0 million midpoint value equaled 20.32 times and 22.43 times, respectively, which provided for premiums of 4.2% and 28.9% relative to the Peer Group’s average reported and core P/E multiples of 19.50 times and 17.40 times, respectively (see Table 4.4). In comparison to the Peer Group’s median reported and core earnings multiples which equaled 16.44 times and 15.97 times, respectively, the Bank’s pro forma reported and core P/E multiples at the midpoint value indicated premiums of 23.6% and 40.5%, respectively. At the top of the super range, the Bank’s reported and core P/E multiples equaled 27.56 times and 30.50 times, respectively. In comparison to the Peer Group’s average reported and core P/E multiples, the Bank’s P/E multiples at the top of the super range reflected premiums of 41.3% and 75.3%, respectively. In comparison to the Peer Group’s median reported and core P/E multiples, the Bank’s P/E multiples at the top of the super range reflected premiums of 67.6% and 91.0%, respectively.
     2. Price-to-Book (“P/B”). The application of the P/B valuation method requires calculating the Bank’s pro forma market value by applying a valuation P/B ratio, as derived from the Peer Group’s P/B ratio, to the Bank’s pro forma book value. Based on the $8.0 million midpoint valuation, the Bank’s pro forma P/B and P/TB ratios both equaled 53.62%. In comparison to the average P/B and P/TB ratios for the Peer Group of 71.27% and 73.97%, the Bank’s ratios reflected a discount of 24.8% on a P/B basis and a discount of 27.5% on a P/TB basis. In comparison to the Peer Group’s median P/B and P/TB ratios of 67.77% and 71.12%, respectively, the Bank’s pro forma P/B and P/TB ratios at the midpoint value reflected discounts of 20.9% and 24.6%, respectively. At the top of the super range, the Bank’s P/B and P/TB ratios both equaled 61.54%. In comparison to the Peer Group’s average P/B and P/TB ratios, the Bank’s P/B and P/TB ratios at the top of the super range reflected discounts of 13.7% and 16.8%, respectively. In comparison to the Peer Group’s median P/B and P/TB ratios, the Bank’s P/B and P/TB ratios at the top of the super range reflected discounts of 9.2% and 13.5%, respectively. RP Financial considered the discounts under the P/B approach to be reasonable, given the nature of the calculation of the P/B ratio which mathematically results in a ratio discounted to book value. The discounts reflected

RP® Financial, LC.	VALUATION ANALYSIS
IV.24
Table 4.4
Public Market Pricing
Ban of Ruston and the Comparables
As of May 28, 2010

	Market		Per Share Data
	Capitalization		Core	Book						Dividends(4)			Financial Characteristics(6)
	Price/	Market	12 Month	Value/	Pricing Ratios(3)					Amount/		Payout	Total	Equity/	Tang Eq/	NPAs/	Reported		Core
	Share(1)	Value	EPS(2)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio(5)	Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE
	($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
Bank of Ruston
Superrange	$10.00	$10.58	$0.33	$16.25	27.56x	61.54%	11.07%	61.54%	30.50x	$0.00	0.00%	0.00%	$96	17.99%	17.99%	0.22%	0.40%	2.23%	0.36%	2.02%
Maximum	$10.00	$9.20	$0.38	$17.37	23.63x	57.57%	9.75%	57.57%	26.11x	$0.00	0.00%	0.00%	$94	16.93%	16.93%	0.22%	0.41%	2.44%	0.37%	2.21%
Midpoint	$10.00	$8.00	$0.45	$18.65	20.32x	53.62%	8.57%	53.62%	22.43x	$0.00	0.00%	0.00%	$93	15.99%	15.99%	0.22%	0.42%	2.64%	0.38%	2.39%
Minimum	$10.00	$6.80	$0.53	$20.39	17.04x	49.04%	7.37%	49.04%	18.79x	$0.00	0.00%	0.00%	$92	15.03%	15.03%	0.23%	0.43%	2.88%	0.39%	2.61%

All Non-MHC Public Companies (7)
Averages	$10.75	$346.94	($0.15)	$13.90	18.56x	76.73%	8.54%	85.20%	16.60x	$0.26	2.01%	36.14%	$3,006	10.82%	10.04%	3.52%	-0.19%	-0.44%	-0.23%	-0.77%
Medians	$10.08	$55.71	$0.20	$13.32	16.40x	76.18%	6.85%	80.30%	15.25x	$0.20	1.63%	0.00%	$942	9.31%	8.68%	2.44%	0.17%	2.04%	0.11%	1.67%

All Non-MHC State of LA (7)
Averages	$18.18	$66.93	$1.17	$22.07	24.63x	82.56%	14.38%	83.75%	19.87x	$0.46	1.90%	13.92%	$473	16.76%	16.65%	1.52%	0.68%	4.57%	0.68%	4.41%
Medians	$14.11	$66.50	$0.57	$19.01	26.64x	89.73%	14.55%	90.98%	20.98x	$0.20	1.55%	0.00%	$426	16.06%	16.06%	0.85%	0.81%	3.34%	0.83%	3.62%

Comparable Group Averages
Averages	$13.31	$30.68	$0.59	$19.14	19.50x	71.27%	8.46%	73.97%	17.40x	$0.36	2.77%	30.29%	$373	11.93%	11.62%	2.11%	0.40%	3.62%	0.33%	2.93%
Medians	$13.73	$24.25	$0.60	$17.71	16.44x	67.77%	6.34%	71.12%	15.97x	$0.32	3.00%	17.29%	$383	10.15%	9.30%	1.68%	0.46%	3.42%	0.35%	3.43%

Comparable Group
FFDF FFD Financial Corp. of Dover OH	$15.00	$15.17	$0.70	$17.89	16.48	83.85%	7.62%	83.85%	21.43x	$0.68	4.53%	74.73%	$199	9.08%	9.08%	0.87%	0.48%	5.13%	0.37%	3.95%
FABK First Advantage Bancorp of TN	$10.82	$47.18	$0.10	$15.78	NM	68.57%	13.68%	68.57%	NM	$0.20	1.85%	NM	$345	19.96%	19.96%	0.71%	0.15%	0.75%	0.13%	0.62%
FCAP First Capital, Inc. of IN	$14.85	$41.40	$0.28	$16.85	NM	88.13%	8.95%	99.87%	NM	$0.72	4.85%	NM	$463	10.18%	9.09%	1.50%	0.21%	2.08%	0.17%	1.67%
FSFG First Savings Financial Group of IN	$13.45	$32.48	$0.87	$22.39	16.4	60.07%	6.57%	71.24%	15.46x	$0.00	0.00%	0.00%	$494	10.94%	9.39%	1.65%	0.51%	3.75%	0.54%	3.98%
GSLA GS Financial Corp. of LA	$12.94	$16.28	($0.01)	$22.30	35.94	58.03%	5.87%	58.03%	NM	$0.40	3.09%	NM	$277	10.12%	10.12%	3.33%	0.17%	1.61%	0.00%	-0.04%
LSBI LSB Financial Corp. of Lafayette IN	$11.66	$18.12	$0.11	$22.02	26.5	52.95%	4.87%	52.95%	NM	$0.50	4.29%	NM	$372	9.21%	9.21%	5.09%	0.18%	2.00%	0.05%	0.50%
LABC Louisiana Bancorp, Inc. of LA	$14.57	$66.61	$0.49	$15.71	28.02	92.74%	20.40%	92.74%	29.73x	$0.00	0.00%	0.00%	$327	22.00%	22.00%	0.85%	0.73%	3.09%	0.69%	2.91%
FFFD North Central Bancshares of IA	$17.60	$23.72	$1.79	$28.64	9.46	61.45%	5.24%	61.45%	9.83x	$0.04	0.23%	2.15%	$452	10.77%	10.77%	3.58%	0.55%	5.26%	0.52%	5.06%
RIVR River Valley Bancorp of IN	$14.00	$21.06	$0.85	$17.52	12.07	79.91%	5.33%	80.00%	16.47x	$0.84	6.00%	72.41%	$395	7.93%	7.92%	1.81%	0.45%	6.38%	0.33%	4.68%
WAYN Wayne Savings Bancshares of OH	$8.25	$24.78	$0.72	$12.32	11.15	66.96%	6.10%	71.00%	11.46x	$0.24	2.91%	32.43%	$406	9.12%	8.64%	1.70%	0.55%	6.19%	0.54%	6.03%

(1)	Average of High/Low or Bid/Ask price per share.

(2)	EPS (estimate core basis) is based on actual trailing 12 month data, adjusted to omit non-operating items on a tax-effected basis, and is shown on a pro forma basis where appropriate.

(3)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings.

(4)	Indicated 12 month dividend, based on last quarterly dividend declared.

(5)	Indicated 12 month dividend as a percent of trailing 12 month estimated core earnings.

(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.

(7)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.
Copyright (c) 2010 by RP® Financial, LC.

RP® Financial, LC.	VALUATION ANALYSIS
IV.25
under the P/B approach were also supported by the premiums reflected in the Bank’s P/E multiples.
     3. Price-to-Assets (“P/A”). The P/A valuation methodology determines market value by applying a valuation P/A ratio to the Bank’s pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the $8.0 million midpoint of the valuation range, the Bank’s value equaled 8.57% of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 8.46%, which implies a premium of 1.3% has been applied to the Bank’s pro forma P/A ratio. In comparison to the Peer Group’s median P/A ratio of 6.34%, the Bank’s pro forma P/A ratio at the midpoint value reflects a premium of 35.2%.
Comparison to Recent Offerings
     As indicated at the beginning of this chapter, RP Financial’s analysis of recent conversion offering pricing characteristics at closing and in the aftermarket has been limited to a “technical” analysis and, thus, the pricing characteristics of recent conversion offerings can not be a primary determinate of value. Particular focus was placed on the P/TB approach in this analysis, since the P/E multiples do not reflect the actual impact of reinvestment and the source of the stock proceeds (i.e., external funds vs. deposit withdrawals). As discussed previously, Harvard Illinois was the only standard conversion offering completed during the past three months. In comparison to Harvard Illinois’ 43.1% closing forma P/TB ratio, the Bank’s P/TB ratio of 53.6% at the midpoint value reflects an implied premium of 24.4%. At the top of the superrange, the Bank’s P/TB ratio of 61.5% reflects an implied premium of 42.7% relative to Harvard Illinois’ closing pro forma P/TB ratio.

RP® Financial, LC.	VALUATION ANALYSIS
IV.26
Valuation Conclusion
     Based on the foregoing, it is our opinion that, as of May 28, 2010, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion equaled $8,000,000 at the midpoint, equal to 800,000 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the 15% offering range indicates a minimum value of $6,800,000 and a maximum value of $9,200,000. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 680,000 at the minimum and 920,000 at the maximum. In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a super range value of $10,580,000 without a resolicitation. Based on the $10.00 per share offering price, the super range value would result in total shares outstanding of 1,058,000. The pro forma valuation calculations relative to the Peer Group are shown in Table 4.4 and are detailed in Exhibit IV-7 and Exhibit IV-8.

EXHIBITS

LIST OF EXHIBITS

Exhibit
Number	Description

I-1	Map of Office Locations

I-2	Audited Financial Statements

I-3	Key Operating Ratios

I-4	Investment Portfolio Composition

I-5	Yields and Costs

I-6	Loan Loss Allowance Activity

I-7	Interest Rate Risk Analysis

I-8	Fixed and Adjustable Rate Loans

I-9	Loan Portfolio Composition

I-10	Contractual Maturity by Loan Type

I-11	Loan Originations, Purchases, Sales and Repayments

I-12	Non-Performing Assets

I-13	Deposit Composition

I-14	Maturity of Time Deposits

I-15	Borrowing Activity

II-1	Description of Office Properties

II-2	Historical Interest Rates

LIST OF EXHIBITS (continued)

Exhibit
Number	Description

III-1	General Characteristics of Publicly-Traded Institutions

III-2	Public Market Pricing of Louisiana Thrift Institutions

III-3	Public Market Pricing of Southeast Thrift Institutions

III-4	Public Market Pricing of Mid-West Thrift Institutions

III-5	Peer Group Market Area Comparative Analysis

IV-1	Stock Prices: As of May 28, 2010

IV-2	Historical Stock Price Indices

IV-3	Historical Thrift Stock Indices

IV-4	Market Area Acquisition Activity

IV-5	Director and Senior Management Summary Resumes

IV-6	Pro Forma Regulatory Capital Ratios

IV-7	Pro Forma Analysis Sheet

IV-8	Pro Forma Effect of Conversion Proceeds

IV-9	Peer Group Core Earnings Analysis

V-1	Firm Qualifications Statement

EXHIBIT I-1
Bank of Ruston
Map of Office Locations

Exhibit I-1
Bank of Ruston
Map of Office Locations

EXHIBIT I-2
Bank of Ruston
Audited Financial Statements
[Incorporated by Reference]

EXHIBIT I-3
Bank of Ruston
Key Operating Ratios

Exhibit I-3
Bank of Ruston
Key Operating Ratios

	At or For the Three Months		At or For the Year Ended
	Ended March 31,		December 31,
	2010	2009	2009	2008	2007
Asset Quality Ratios:(4)
Non-performing loans as a percent of total loans receivable(5)	0.35%	0.37%	0.37%	0.49%	0.22%
Non-performing assets as a percent of total assets	0.28	0.31	0.29	0.39	0.18
Non-performing assets and troubled debt restructurings as a percent of total assets(5)	0.28	0.31	0.29	0.41	0.18
Allowance for loan losses as a percent of non-performing loans	72.66	70.57	70.97	60.39	123.92
Net charge-offs (recoveries) to average loans receivable	(0.02)%	0.02%	0.04%	0.01%	0.03%

Capital Ratios:(5)
Tier 1 capital ratio	9.61%	9.96%	9.79%	10.20%	10.55%
Tier 1 risk-based capital ratio	13.35%	12.76%	13.65%	13.52%	14.76%
Total risk-based capital ratio	13.58%	13.03%	13.93%	13.81%	15.05%

Other Data:
Banking offices	2	2	2	1	1

(1)	With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods. Ratios for the three month periods are annualized.

(2)	Average interest rate spread represents the difference between the average yield on interest-earning assets and the average rate paid on interest-bearing liabilities, and net interest margin represents net interest income as a percentage of average interest-earning assets.

(3)	The efficiency ratio represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income.

(4)	Non-performing loans consist of all loans 90 days or more past due. Real estate owned consists of real estate acquired through foreclosure or real estate acquired by acceptance of a deed-in-lieu of foreclosure.

(5)	Capital ratios are end of period ratios.
Source: Bank of Ruston’s prospectus.

EXHIBIT I-4
Bank of Ruston
Investment Portfolio Composition

Exhibit I-4
Bank of Ruston
Investment Portfolio Composition

			December 31,
	March 31, 2010		2009		2008
	Amortized	Market	Amortized	Market	Amortized	Market
	Cost	Value	Cost	Value	Cost	Value
	(In thousands)
Securities available-for-sale:
Mortgage-backed securities	$5,248	$5,370	$5,607	$5,703	$5,418	$5,438
U.S. Government and agency obligations	1,023	1,029	1,029	1,035	998	1,003
Municipal obligations	345	348	345	348	—	—
Equity Securities	2	2	1	1	2	2
Total securities available-for- Sale	6,618	6,749	6,982	7,087	6,418	6,443
Securities held to maturity:
Mortgage-backed securities	160	158	171	171	274	269
Total securities held to maturity	160	158	171	171	274	269

FHLB stock	280	280	280	280	279	279

Total investment and mortgage-backed securities and FHLB stock	$7,058	$7,187	$7,433	$7,538	$6,971	$6,991

Source: Bank of Ruston’s prospectus.

EXHIBIT I-5
Bank of Ruston
Yields and Costs

Exhibit I-5
Bank of Ruston
Yields and Costs

	Three Months Ended March 31,
	2010			2009
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate(1)	Balance	Interest	Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable(1)	$68,160	$1,068	6.27%	$63,270	$1,016	6.94%
Investment securities	7,123	51	2.88	6,611	66	3.99
Other interest-earning assets	3,872	1	0.07	2,100	—	—

Total interest-earning assets	79,222	1,120	5.66%	71,981	1,082	6.01%

Non-interest-earning assets	7,652			6,355

Total assets	$86,874			$78,336

Interest-bearing liabilities:
Savings, NOW and money market accounts	25,205	31	.05%	31,930	55	0.69%
Certificates of deposit	44,971	234	2.08	37,496	285	3.04

Total deposits	70,176	265	1.52	69,426	340	1.96
Other borrowings	712	2	—	—	—	—

Total interest-bearing liabilities	70,888	267	1.52%	69,426	340	1.96%

Non-interest-bearing liabilities	7,986			2,938

Total liabilities	78,874			72,364
Retained earnings	7,199			6,732

Total liabilities and retained earnings	$86,073			$79,096

Net interest-earning assets	$8,334			$2,555

Net interest income; average interest rate spread		$853	4.14%		$742	4.05%

Net interest margin(2)			4.31%			4.12%

Average interest-earning assets to average interest-bearing liabilities			112.89%			103.60%

(1)	Calculated net of deferred fees and discounts, loans in process and allowance for loan losses.

(2)	Equals net interest income divided by average interest-earning assets.
Source: Bank of Ruston’s prospectus.

Exhibit I-5 (continued)
Bank of Ruston
Yields and Costs

	Year Ended December 31,
	2009			2008
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate(1)	Balance	Interest	Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable(1)	$64,911	$4,188	6.45%	$59,468	$4,066	6.84%
Investment securities	7,088	217	3.07	6,139	296	4.82
Other interest-earning assets	2,969	1	0.04	4,913	86	1.75

Total interest-earning assets	74,968	4,406	5.88%	70,520	4,448	6.31%

Non-interest-earning assets	6,976			5,269

Total assets	$81,944			$75,789

Interest-bearing liabilities:
Savings, NOW and money market accounts	25,370	197	0.78%	22,882	208	0.91%

Certificates of deposit	40,255	1,096	2.72	38,410	1,516	3.95

Total deposits	65,625	1,293	1.97	61,292	1,724	2.81
FHLB advances and other borrowings	1,070	5	—	53	3	5.66

Total interest-bearing liabilities	66,695	1,298	1.97%	61,345	1,727	2.82%

Non-interest-bearing liabilities	7,981			7,337

Total liabilities	74,676			68,682
Retained earnings	6,732			6,277

Total liabilities and retained earnings	$81,408			$74,959

Net interest-earning assets	$8,273			$9,175

Net interest income; average interest rate spread		$3,108	3.91%		$2,721	3.49%

Net interest margin(2)			4.15%			3.86%

Average interest-earning assets to average interest-bearing liabilities			114.20%			114.96%

(1)	Calculated net of deferred fees and discounts, loans in process and allowance for loan losses.

(2)	Equals net interest income divided by average interest-earning assets.
Source: Bank of Ruston’s prospectus.

EXHIBIT I-6
Bank of Ruston
Loan Loss Allowance Activity

Exhibit I-6
Bank of Ruston
Loan Loss Allowance Activity

	At or For the Three		At or for the Year Ended
	Months Ended March 31,		December 31,
	2010	2009	2009	2008
	(Dollars in thousands)
Total loans outstanding at end of period	$70,619	$64,237	$67,173	$61,403
Average loans outstanding	67,764	63,183	64,231	59,569
Allowance for loan losses, beginning of period	176	183	183	157
Provision for loan losses	—	2	16	32
Charge-offs:	—	—	—	—
One- to four-family residential	—	(10)	(11)	—

Commercial real estate and lines of credit	—	—	—	—
Multi-family	—	—	—	—
Land	—	—	—	—
Residential construction	—	—	—	—
Home equity lines of credit	—	—	—	—
Consumer non-real estate loans	—	—	(13)	(4)

Other	—	—	—	(4)

Total charge-offs	—	(10)	(24)	(8)

Recoveries on loans previously charged off	3	—	1	2

Allowance for loan losses, end of period	$179	$174	$176	$183

Allowance for loan losses as a percent of non-performing loans	72.66%	70.57%	70.97%	60.39%
Ratio of net charge-offs during the period to average loans outstanding during the period	—%	0.02%	0.04%	0.01%

Source: Bank of Ruston’s prospectus.

EXHIBIT I-7
Bank of Ruston
Interest Rate Risk Analysis

Exhibit I-7
Bank of Ruston
Interest Rate Risk Analysis

Change in Interest
Rates
In Basis Points	Net Portfolio Value			NPV as % of Portfolio Value of Assets
(Rate Shock)	Amount	$ Change	% Change	NPV Ratio	Change
	(Dollars in thousands)
300bp	$13,306	$(733)	(5)%	14.31%	(50)bp
200	13,700	(338)	(2)	14.62	(20)bp
100	13,960	(78)	(1)	14.80	(1)bp
Static	14,038	—	—	14.81	—bp
(50)	14,061	23	—	14.81	—bp
(100)	14,082	44	—	14.81	—bp
Source: Bank of Ruston’s prospectus.

EXHIBIT I-8
Bank of Ruston
Fixed and Adjustable Rate Loans

Exhibit I-8
Bank of Ruston
Fixed and Adjustable Rate Loans

		Floating or	Total at
	Fixed-Rate	Adjustable-Rate	March 31, 2010
	(In thousands)
One- to four-family residential	$39,195	$—	$39,195
Commercial real estate and lines of credit	11,870	565	12,435
Multi-family	2,211	—	2,211
Land	5,283	—	5,283
Residential construction	1,609	—	1,609
Home equity lines of credit	1,527	—	1,527
Consumer non-real estate loans	3,663	—	3,663
Commercial business loans	4,696	—	4,696

Total	$70,054	$565	$70,619

Source: Bank of Ruston’s prospectus.

EXHIBIT I-9
Bank of Ruston
Loan Portfolio Composition

Exhibit I-9
Bank of Ruston
Loan Portfolio Composition

			December 31,
	March 31, 2010		2009		2008
	Amount	%	Amount	%	Amount	%
	(Dollars in thousands)
Real estate loans:
One- to four-family residential	$39,195	55.50%	$36,099	53.74%	$33,067	53.85%
Commercial real estate and lines of credit	12,435	17.61	12,670	18.86	10,196	16.61
Multi-family	2,211	3.13	2,247	3.35	456	0.74
Land	5,283	7.48	4,292	6.39	4,159	6.77
Residential construction	1,609	2.28	1,365	2.03	1,867	3.04

Total real estate loans	60,733	86.00	56,673	84.37	49,745	81.01

Other loans:
Home equity line of credit	1,527	2.16	1,697	2.53	1,029	1.68
Consumer non-real estate loans	3,663	5.19	4,368	6.50	6,920	11.27
Commercial business loans	4,696	6.65	4,436	6.60	3,709	6.04

Total other loans	9,886	14.00	10,501	15.63	11,658	18.99

Total loans	$70,619	100.00%	$67,174	100.00%	$61,403	100.00%

Less:
Allowance for loan losses	179		176		183

Net loans	$70,440		$66,998		$61,220

Source: Bank of Ruston’s prospectus.

EXHIBIT I-10
Bank of Ruston
Contractual Maturity by Loan Type

Exhibit I-10
Bank of Ruston
Contractual Maturity by Loan Type

		Commercial
	One-to	Real Estate				Home	Consumer	Commercial
	Four-Family	and Lines of	Multi-		Residential	Equity Lines	Non-Real	Business
	Residential	Credit	Family	Land	Construction	of Credit	Estate Loans	Loans	Total
	(In Thousands)
Amounts due after March 31, 2010 in:
One year or less	$7,447	$4,245	$25	$3,123	$1,609	$74	$1,164	$3,137	$20,824
After one year through two years	5,363	3,229	56	442	—	1,032	532	335	10,989
After two years through three years.	9,499	1,578	823	493	—	421	562	490	13,866
After three years through five years	4,380	2,777	1,307	1,016	—	—	1,218	734	11,432
After five years through ten years	2,285	606	—	123	—	—	187	—	3,201
After ten years through 15 years	1,399	—	—	86	—	—	—	—	1,485
After 15 years	8,822	—	—	—	—	—	—	—	8,822

Total	$39,195	$12,670	$2,211	$5,283	$1,609	$1,527	$3,663	$4,696	$70,619

		Commercial
	One-to	Real Estate				Home	Consumer	Commercial
	Four-Family	and Lines of	Multi-		Residential	Equity Lines	Non-Real	Business
	Residential	Credit	Family	Land	Construction	of Credit	Estate Loans	Loans	Total
	(In Thousands)
Amounts due after December 31, 2009 in:
One year or less	$6,203	$5,310	$—	$2,211	$1,365	$—	$1,222	$2,795	$19,106
After one year through two years	5,166	1,988	58	267	—	640	599	370	9,088
After two years through three years.	9,080	2,667	839	533	—	1,057	760	544	15,480
After three years through five years	5,072	1,844	1,350	1,078	—	—	1,489	694	11,527
After five years through ten years	2,412	861	—	124	—	—	298	33	3,728
After ten years through 15 years	935	—	—	79	—	—	—	—	1,014
After 15 years	7,231	—	—	—	—	—	—	—	7,231

Total	$36,099	$12,435	$2,247	$4,292	$1,365	$1,697	$4,368	$4,436	$67,174

Source: Bank of Ruston’s prospectus.

EXHIBIT I-11
Bank of Ruston
Loan Originations, Purchases, Sales and Repayments

Exhibit I-11
Bank of Ruston
Loan Originations, Purchases, Sales and Repayments

	Three Months Ended		Year Ended
	March 31,		December 31,
	2010	2009	2009	2008
	(In thousands)
Loan originations:
One- to four-family residential	$7,598	$11,962	$44,126	$34,562
Commercial real estate and lines of credit	1,185	2,060	4,213	4,738
Multi-family	25	—	5,040	1,170
Land	554	620	4,491	7,153
Residential construction	861	2,057	6,307	11,962
Home equity lines of credit	140	586	824	485
Consumer non-real estate loans	1,957	1,761	7,780	8,166
Commercial business loans	1,360	573	2,984	3,430

Total loan originations	13,680	19,619	75,765	71,666

Loans purchased	—	—	—	—

Loans sold	2,416	6,687	31,631	17,984
Loan principal repayments	7,880	10,159	38,392	49,605

Total loans sold and principal repayments	10,296	16,846	70,023	67,589

Increase (decrease) due to other items, net(1)	61	61	29	(63)

Net increase (decrease) in total loans	$3,445	$2,834	$5,771	$4,014

(1)	Other items consist of loans in process, deferred fees and the allowance for loan losses.
Source: Bank of Ruston’s prospectus.

EXHIBIT I-12
Bank of Ruston
Non-Performing Assets

Exhibit I-12
Bank of Ruston
Non-Performing Assets

		December 31,
	March 31, 2010	2009	2008
	(Dollars in thousands)
Non-accruing loans:
One- to four-family residential	$204	$204	$299
Commercial real estate and lines of credit, multi-family and land	4	4	—
Residential construction	—	—	—
Home equity lines of credit	—	—	—
Consumer non-real estate loans	9	12	4
Commercial business loans	28	28	—

Total non-accruing loans	$245	$248	$303

Accruing loans 90 days or more past due	$—	$—	$—
Total non-performing loans	245	248	303

Other repossessed assets(1)	—	2	14

Total non-performing assets	$245	$250	$317

Total non-performing loans as a percentage of loans, net	0.35%	0.37%	0.49%
Total non-performing loans as a percentage of total assets	0.28%	0.29%	0.39%
Total non-performing assets as a percentage of total assets	0.28%	0.29%	0.41%

(1)	Other repossessed assets consist solely of small motor vehicles.
Source: Bank of Ruston’s prospectus.

EXHIBIT I-13
Bank of Ruston
Deposit Composition

Exhibit I-13
Bank of Ruston
Deposit Composition

			December 31,
	March 31, 2010		2009		2008
	Amount	%	Amount	%	Amount	%
			(Dollars in thousands)
Certificate accounts:

0.00% - 0.99%	$796	1.04%	$—	—%	$—	—%
1.00% - 1.99%	16,946	22.06	14,958	19.70	338	0.49
2.00% - 2.99%	14,690	19.12	17,294	22.77	10,633	15.35
3.00% - 3.99%	10,722	13.96	11,557	15.22	21,054	30.39
4.00% - 4.99%	170	0.22	475	0.63	4,489	6.48
5.00% — or more	—	—	—	—	1,028	1.48

Total certificate accounts	$43,324	56.40%	44,284	58.31%	37,542	54.19%

Transaction accounts:
Savings	6,809	8.86%	6,716	8.84%	7,696	11.11%
Checking:
Interest bearing	15,275	19.88	13,919	18.33	14,924	21.54
Non-interest bearing	6,599	8.59	7,065	9.30	6,339	9.15
Money market	4,844	6.30	3,959	5.21	2,782	4.02

Total transaction accounts	33,527	43.63	31,659	41.69	31,741	45.81

Total deposits	$76,851	100.00%	$75,943	100.00%	$69,283	100.00%

Source: Bank of Ruston’s prospectus.

EXHIBIT I-14
Bank of Ruston
Maturity of Time Deposits

Exhibit I-14
Bank of Ruston
Maturity of Time Deposits

	Balance at March 31, 2010
	Maturing in the 12 Months Ending March 31,
Certificates of Deposit	2011	2012	2013	Thereafter	Total
			(In thousands)

Less than 2.00%	$17,014	$728	$—	$—	$17,742
2.00% - 2.99%	12,100	2,590	—	—	14,690
3.00% - 3.99%	6,183	166	—	—	6,349
4.00% - 4.99%	170	—	—	—	170
5.00% - or more	—	—	—	—	—

Total certificate accounts	$35,467	$3,484	$—	$—	$38,951

Source: Bank of Ruston’s prospectus.

EXHIBIT I-15
Bank of Ruston
Borrowing Activity

Exhibit I-15
Bank of Ruston
Borrowing Activity

	At or For the Three Months		At or For the Year Ended
	Ended March 31,		December 31,
	2010	2009	2009	2008
		(Dollars in thousands)
FHLB advances and other borrowings:
Average balance outstanding	$712	$53	$1,070	$58
Maximum amount outstanding at any month-end during the period	1,137	53	960	61
Balance outstanding at end of period	958	—	907	53
Average interest rate during the period	1.00%	4.24%	2.62%	4.24%
Weighted average interest rate at end of period	1.00%	4.24%	1.03%	4.24%
Source: Bank of Ruston’s prospectus.

EXHIBIT II-1
Description of Office Properties

Exhibit II-1
Bank of Ruston
Description of Office Properties

		Date of Lease	Net Book Value
Description/Address	Leased/Owned	Expiration	of Property	Amount of Deposits
			(In thousands)
Main Office:
505 North Vienna	Owned	N/A	$2,005	$75,229
Ruston, Louisiana 71270
Branch Office:
2109 Farmerville Highway Ruston, Louisiana 71270	Owned	N/A	1,730	1,622

Total			$3,735	$76,851

EXHIBIT II-2
Historical Interest Rates

Exhibit II-2
Historical Interest Rates(1)

		Prime	90 Day	One Year	10 Year
Year/Qtr. Ended		Rate	T-Bill	T-Bill	T-Bond

2000:	Quarter 1	9.00%	5.88%	6.28%	6.03%
	Quarter 2	9.50%	5.88%	6.08%	6.03%
	Quarter 3	9.50%	6.23%	6.07%	5.80%
	Quarter 4	9.50%	5.89%	5.32%	5.12%

2001:	Quarter 1	8.00%	4.30%	4.09%	4.93%
	Quarter 2	6.75%	3.65%	3.72%	5.42%
	Quarter 3	6.00%	2.40%	2.49%	4.60%
	Quarter 4	4.75%	1.74%	2.17%	5.07%

2002:	Quarter 1	4.75%	1.79%	2.70%	5.42%
	Quarter 2	4.75%	1.70%	2.06%	4.86%
	Quarter 3	4.75%	1.57%	1.53%	3.63%
	Quarter 4	4.25%	1.22%	1.32%	3.83%

2003:	Quarter 1	4.25%	1.14%	1.19%	3.83%
	Quarter 2	4.00%	0.90%	1.09%	3.54%
	Quarter 3	4.00%	0.95%	1.15%	3.96%
	Quarter 4	4.00%	0.95%	1.26%	4.27%

2004:	Quarter 1	4.00%	0.95%	1.20%	3.86%
	Quarter 2	4.00%	1.33%	2.09%	4.62%
	Quarter 3	4.75%	1.70%	2.16%	4.12%
	Quarter 4	5.25%	2.22%	2.75%	4.24%

2005:	Quarter 1	5.75%	2.80%	3.43%	4.51%
	Quarter 2	6.00%	3.12%	3.51%	3.98%
	Quarter 3	6.75%	3.55%	4.01%	4.34%
	Quarter 4	7.25%	4.08%	4.38%	4.39%

2006:	Quarter 1	7.75%	4.63%	4.82%	4.86%
	Quarter 2	8.25%	5.01%	5.21%	5.15%
	Quarter 3	8.25%	4.88%	4.91%	4.64%
	Quarter 4	8.25%	5.02%	5.00%	4.71%

2007:	Quarter 1	8.25%	5.04%	4.90%	4.65%
	Quarter 2	8.25%	4.82%	4.91%	5.03%
	Quarter 3	7.75%	3.82%	4.05%	4.59%
	Quarter 4	7.25%	3.36%	3.34%	3.91%

2008:	Quarter 1	5.25%	1.38%	1.55%	3.45%
	Quarter 2	5.00%	1.90%	2.36%	3.99%
	Quarter 3	5.00%	0.92%	1.78%	3.85%
	Quarter 4	3.25%	0.11%	0.37%	2.25%

2009:	Quarter 1	3.25%	0.21%	0.57%	2.71%
	Quarter 2	3.25%	0.19%	0.56%	3.53%
	Quarter 3	3.25%	0.14%	0.40%	3.31%
	Quarter 4	3.25%	0.06%	0.47%	3.85%

2010:	Quarter 1	3.25%	0.16%	0.41%	3.84%
As of May 28, 2010		3.25%	0.16%	0.34%	3.31%

(1)	End of period data.

Sources: Federal Reserve and The Wall Street Journal.

EXHIBIT III-1
General Characteristics of Publicly-Traded Institutions

23RP FINANCIAL, LC. Financial Services Industry Consultants 1100 North Glebe Road, Suite 1100 Arlington, Virginia 22201 (703) 528-1700 Exhibit III-l Characteristics of Publicly-Traded Thrifts May 28, 2010 Primary Operating Total Fiscal Conv. Stock Market Ticker Financial Institution Exchg. Market Strat(l) Assets (2) Offices Year Date Price Value ($Mil) ($) ($Mil) California Companies PROV Provident Fin. Holdings of CA (3) NASDAQ Riverside, CA M.B. 1,405 14 06-30 06/96 6.59 75 BOFI Bofi Holding, Inc. Of CA (3) NASDAQ San Diego, CA Thrift 1,401 1 06-30 03/05 15.89 133 FPTB First PacTrust Bancorp of CA (3) NASDAQ Chula Vista, CA Thrift 904 9 12-31 08/02 9.25 39 KFED K-Fed Bancorp MHC of CA (33.4) NASDAQ Covina, CA Thrift 893 9 06-30 03/04 10.00 133 BYFC Broadway Financial Corp. of CA (3) NASDAQ Los Angeles, CA Thrift 520 S 5 12-31 01/96 3.65 6 Florida Companies BBX BankAtlantic Bancorp Inc of Wh (3) NYSE FortLauderdaleFL M.B. 4,748 101 12-31 11/83 1.95 96 FCFL First Community Bk Corp of FL (3) NASDAQ Pinellas Park FL Thrift 550 11 12-31 05/03 2.49 14 Mid-Atlantic Companies HCBK Hudson City Bancorp, Inc of NJ (3) NASDAQ Paramus, NJ Thrift 61,230 131 12-31 06/05 12.61 6,641 NYB New York Community Bcrp of NY (3) NYSE Westbury, NY Thrift 42,429 282 12-31 11/93 16.05 6,989 AF Astoria Financial Corp. of NY (3) NYSE Lake Success, NY Thrift 20,061 85 12-31 11/93 14.88 1,457 ISBC Investors Bcrp MHC of NJ(43.5) NASDAQ Short Hills, NJ Thrift 8,357 D 68 06-30 10/05 13.66 1,569 NWBI Northwest Bancsharee Inc of PA (3) NASDAQ Warren, PA Thrift 8,084 173 06-30 12/09 11.63 1,287 PFS Provident Fin. Serv. Inc of NJ (3) NYSE Jersey City, NJ Thrift 6,836 D 82 12-31 01/03 12.36 741 BNCL Beneficial Mut MHC of PA(44.1) NASDAQ Philadelphia, PA Thrift 4,710 68 12-31 07/07 10.31 844 FFIC Flushing Fin. Corp. of NY (3) NASDAQ Lake Success, NY Thrift 4,183 19 12-31 11/95 13.54 422 DCOM Dime Community Bancshars of NY (3) NASDAQ Brooklyn, NY Thrift 4,114 23 12-31 06/96 12.76 439 WSFS WSFS Financial Corp. of DE (3) NASDAQ Wilmington, BE Div. 3,812 37 12-31 11/86 40.33 286 TEST TrustCo Bank Corp NY of NY (3) NASDAQ Glenville, NY Thrift 3,719 129 12-31 / 6.23 478 PBNY Provident NY Bncrp, Inc. of NY (3) NASDAQ Montebello, NY Thrift 2,936 35 09-30 01/04 9.09 353 ICRNY Keamy Fin Cp MHC of NJ (26.5) NASDAQ Fairfield, NJ Thrift 2,252 27 06-30 02/05 8.79 605 OCFC OceanFirst Fin. Corp of NJ (3) NASDAQ Toms River, NJ Thrift 2,199 23 12-31 07/96 12.23 230 NFBK Northfield Bcp MHC of NY(45.1) NASDAQ Avenel, NY Thrift 2,098 18 12-31 11/07 14.54 636 ORIT Oritani Fin Cp MHC of NJ(25.7) NASDAQ Twnship of WA NJ Thrift 2,054 23 06-30 01/07 14.59 540 ESBF ESB Financial Corp. of PA (3) NASDAQ Ellwood City, PA Thrift 1,955 24 12-31 06/90 13.59 164 PVSA Parkvale Financial Corp of PA (3) NASDAQ Monroeville, PA Thrift 1,896 48 06-30 07/87 8.40 46 ROMA Roma Fin Corp MHC of NJ (27.0) NASDAQ Robbinsville, NJ Thrift 1,370 15 12-31 07/06 11.55 357 ABBC Abington Bancorp, Inc. of PA (3) NASDAQ Jenkintown, PA Thrift 1,267 20 12-31 06/07 8.88 185 FXCB Fox Chase Bncp MHC of PA(41.Q) NASDAQ Hatboro, PA Thrift 1,156 11 12-31 10/06 10.75 146 BFED Beacon Federal Bancorp of NY (3) NASDAQ East Syracuse NY Thrift 1,073 8 12-31 10/07 9.04 59 CBNJ Cape Bancorp, Inc. of NJ (3) NASDAQ Cape My Ct Hs,NJ Thrift 1,073 20 12-31 02/08 7.13 95 CSBK Clifton Svg Bp MHC of NJ(37.1) NASDAQ Clifton, NJ Thrift 1,060 D 11 03-31 03/04 8.80 232 ESSA ESSA Bancorp, Inc. of PA (3) NASDAQ Stroudsburg, PA Thrift 1,059 14 09-30 04/07 12.54 173 SVBI Severn Bancorp, Inc. of MD (3) NASDAQ Annapolis, MD Thrift 971 4 12-31 / 5.91 59 HAUL Harleysville Svgs Fin Cp of PA (3) NASDAQ Harleysville, PA Thrift 843 7 09-30 08/87 15.10 55 CARV Carver Bancorp, Inc. of NY (3) NASDAQ New York, NY Thrift 812 D 10 03-31 10/94 8.00 20 OSHC Ocean Shore Holding Co. of NJ (3) NASDAQ Ocean City, NJ Thrift 781 10 12-31 12/09 11.10 81 THRD TF Fin. Corp. of Newtown PA (3) NASDAQ Newtown, PA Thrift 716 14 12-31 07/94 20.89 56 FSBI Fidelity Bancorp, Inc. of PA (3) NASDAQ Pittsburgh, PA Thrift 708 14 09-30 06/88 7.10 22 MLVF Malvern Fed Bncp MHC PA(45.0) NASDAQ Paoli, PA Thrift 696 8 09-30 05/08 8.42 51 BCSB BCSB Bancorp, Inc. of MD (3) NASDAQ Baltimore, MD Thrift 601 18 09-30 04/08 9.99 31 ONFC Oneida Financl MHC of NY(44.9) NASDAQ Oneida, NY Thrift 596 16 12-31 12/98 8.70 68 COBK Colonial Bank MHC of NJ (44.8) NASDAQ Bridgeton, NJ Thrift 568 9 12-31 06/05 9.43 42 MGYR Magyar Bancorp MHC of NJ(44.5) NASDAQ Nw Brunswick, NJ Thrift 551 5 09-30 01/06 4.29 25 PBCI Pamrapo Bancorp, Inc. of NJ (3) NASDAQ Bayonne, NJ Thrift 549 10 12-31 11/89 7.42 37 BFSB Brooklyn Fed MHC of NY (24.7) NASDAQ Brooklyn, NY Thrift 528 5 09-30 04/05 5.60 72 NECB NE Comm Bncrp MHC of NY (45.0) NASDAQ White Plains, NY Thrift 517 8 12-31 07/06 5.76 76 PBIP Prudential Bncp MHC PA (29.3) NASDAQ Philadelphia, PA Thrift 508 7 09-30 03/05 6.50 65 ESBK Elmira Svgs Bank, FSB of NY (3) NASDAQ Elmira, NY Thrift 489 10 12-31 03/85 15.60 30 FKFS First Keystone Fin., Inc of PA (3) NASDAQ Media, PA Thrift 488 8 09-30 01/95 13.04 32 GCBC Green Co Bcrp MHC of NY (43.9) NASDAQ Catskill, NY Thrift 479 13 06-30 12/98 15.81 65 ALLB Alliance Bank MHC of PA (42.0) NASDAQ Broomall, PA Thrift 472 9 12-31 01/07 8.30 56 WSB WSB Holdings, Inc. of Bowie MD (3) NASDAQ Bowie, MD Thrift 438 5 12-31 08/88 3.75 29 LSBK Lake Shore Bnp MHC of NY(41.3) NASDAQ Dunkirk, NY Thrift 432 9 12-31 04/06 8.00 49

RP FINANCIAL, LC. Financial Services Industry Consultants 1100 North Glebe Road, Suite 1100 Arlington, Virginia 22201 (703) 528-1700 Exhibit XII-1 Characteristics of Publicly-Traded Thrifts May 28, 2010 Primary Operating Total Fiscal Conv. Stock Market Ticker Financial Institution Exchg. Market Strat(l) Assets (2) Offices Year Date Price JValue ($Mil) ($) ($Mil) Mid-Atlantic Companies (continued) OBAF OBA Financial Serv. Inc of MD (3) NASDAQ Germantown, MD Thrift 397 P S 06-30 01/10 11.46 53 PBHC Pathfinder BC MHC of NY (36.3) NASDAQ Oswego, NY Thrift 387 14 12-31 11/95 6.30 16 WVFC WVS Financial Corp. of PA (3) NASDAQ Pittsburgh, PA Thrift 377 6 06-30 11/93 13.25 27 MSBF MSB Fin Corp MHC of NJ (41.8) NASDAQ Millington, S3 Thrift 362 5 06-30 01/07 7.94 41 FFCO FedFirst Fin MHC of PA (42.5) NASDAQ Monessen, PA Thrift 349 9 12-31 04/05 5.47 35 ROME Rome Bancorp, Inc. of Rome NY (3) NASDAQ Rome, NY Thrift 328 5 12-31 03/05 9.10 62 CMSB CMS Bancorp Inc of W Plains NY (3) NASDAQ White Plains, NY Thrift 227 6 09-30 04/07 8.35 16 IFSB Independence FSB of DC (3) NASDAQ Washington, DC Thrift 134 4 12-31 06/85 1.21 2 Mid-West Companies FBC Flagatar Bancorp, Inc. of MI (3) NYSE Troy, MI Thrift 14,333 176 12-31 04/97 5.08 747 TFSL TFS Fin Corp MHC of OH (26.5) NASDAQ Cleveland, OH Thrift 10,739 38 09-30 04/07 13.24 4,082 CFFN Capitol Fd Fn MHC of KS (29.6) NASDAQ Topeka, KS Thrift 8,485 44 09-30 04/99 32.00 2,367 ABCW Anchor BanCorp Wisconsin of WI (3) NASDAQ Madison, WI M.B. 4,459 D 72 03-31 07/92 0.71 15 BKMU Bank Mutual Corp of WI (3) NASDAQ Milwaukee, WI Thrift 3,445 80 12-31 10/03 6.42 292 FPFC First Place Fin. Corp. of OH (3) NASDAQ Warren, OH Thrift 3,209 47 06-30 01/99 4.77 81 UCFC United Community Fin. of OH (3) NASDAQ Youngstown, OH Thrift 2,280 39 12-31 07/98 1.77 55 FDEF First Defiance Fin. Corp of OH (3) NASDAQ Defiance, OH Thrift 2,059 35 12-31 10/95 10.83 88 WSBF Waterstone Fin MHC of WK26.2) NASDAQ Wauwatosa, WI Thrift 1,845 10 12-31 10/05 3.67 115 NASB NASB Fin, Inc. of Grandview MO (3) NASDAQ Grandview, MO Thrift 1,560 S 9 09-30 09/85 17.09 134 BFIN BankFinancial Corp. of IL (3) NASDAQ Burr Ridge, IL Thrift 1,559 18 12-31 06/05 8.53 183 MFSF MutualFirst Fin. Inc. of IN (3) NASDAQ Muncie, IN Thrift 1,487 33 12-31 12/99 7.66 54 PULB Pulaski Fin Cp of St. Louis MO (3) NASDAQ St. Louis, MO Thrift 1,434 D 12 09-30 12/98 6.70 68 HFFC HF Financial Corp. of SD (3) NASDAQ Sioux Falls, SD Thrift 1,234 33 06-30 04/92 10.10 70 CITZ CFS Bancorp, Inc of Munster IN (3) NASDAQ Munster, IN Thrift 1,092 22 12-31 07/98 5.06 55 HFBC HopFed Bancorp, Inc. of KY (3) NASDAQ Hopkinsville, KY Thrift 1,052 18 12-31 02/98 12.50 45 HMNF HMN Financial, Inc. of MN (3) NASDAQ Rochester, MN Thrift 1,028 17 12-31 06/94 5.30 23 CASH Meta Financial Group of IA (3) NASDAQ Storm Lake, IA Thrift 982 12 09-30 09/93 31.17 96 PVFC PVF Capital Corp. of Solon OH (3) NASDAQ Solon, OH R.E. 889 17 06-30 12/92 2.18 55 FCLF First Clover Leaf Fin Cp of IL (3) NASDAQ Edwardsville, IL Thrift 591 4 12-31 07/06 5.99 48 CZWI Citizens Comm Bncoxp Inc of WI (3) NASDAQ Eau Claire, WI Thrift 577 27 09-30 11/06 4.13 21 FSFG First Savings Fin. Grp. of IN (3) NASDAQ Clarksville, IN Thrift 494 7 09-30 12/08 13.45 32 FCAP First Capital, Inc. of IN (3) NASDAQ Corydon, IN Thrift 463 13 12-31 01/99 14.85 41 FFFD North Central Bancshares of IA (3) NASDAQ Fort Dodge, IA Thrift 452 11 12-31 03/96 17.60 24 UCBA United Comm Bncp MHC IN (40.8) NASDAQ Lawrenceburg, IN Thrift 441 6 06-30 03/06 7.49 59 LPSB LaPorte Bancrp MHC of IN(45.6) NASDAQ La Porte, IN Thrift 420 8 12-31 10/07 7.50 34 WAYN Wayne Savings Bancshares of OH (3) NASDAQ Wooster, OH Thrift 406 11 03-31 01/03 8.25 25 RIVR River Valley Bancorp of IN (3) NASDAQ Madison, IN Thrift 395 9 12-31 12/96 14.00 21 LSBI LSB Fin. Corp. of Lafayette IN (3) NA SDAQ Lafayette, IN Thrift 372 5 12-31 02/95 11.66 18 CHEV Cheviot Fin Cp MHC of 0HO8.5) NASDAQ Cincinnati, OH Thrift 350 6 12-31 01/04 7.95 71 JXSB Jcksnville Bcp MHC of IL(4S.9) NASDAQ Jacksonville, IL Thrift 289 7 12-31 04/95 11.52 22 CFBK Central Federal Corp. of OH (3) NASDAQ Fairlawn, OH Thrift 289 4 12-31 12/98 1.60 7 FFHS First Franklin Corp. of OH (3) NASDAQ Cincinnati, OH Thrift 288 8 12-31 01/88 10.64 18 KFFB KY Fst Fed Bp MHC of KY (39.9) NASDAQ Hazard, KY Thrift 238 4 06-30 03/05 9.91 78 FFNM First Fed of N. Michigan of MI (3) NASDAQ Alpena, MI Thrift 230 8 12-31 04/05 2.10 6 FBSI First Bancshares, Inc. of MO (3) NASDAQ Mntn Grove, MO Thrift 214 11 06-30 12/93 9.49 15 PFED Park Bancorp of Chicago IL (3) NASDAQ Chicago, IL Thrift 213 5 12-31 08/96 4.35 5 FFDF FFD Financial Corp of Dover OH (3) NASDAQ Dover, OH Thrift 199 5 06-30 04/96 15.00 15 Hew England Companies PBCT Peoples United Financial of CT (3) NASDAQ Bridgeport, CT Div. 21,586 293 12-31 04/07 13.97 5,191 NAL NewAlliance Bancshares of CT (3) NYSE New Haven, CT Thrift 8,501 88 12-31 04/04 11.77 1,247 BHLB Berkshire Hills Bancorp of MA (3) NASDAQ Pittsfield, MA Thrift 2,706 43 12-31 06/00 18.24 256 BRKL Brookline Bancorp, Inc. of MA (3) NASDAQ Brookline, MA Thrift 2,639 18 12-31 07/02 9.96 588 DNBK Danvers Bancorp, Inc. of MA (3) NASDAQ Danvers, MA Thrift 2,455 26 12-31 01/08 15.80 342 EBSB Meridian Fn Serv MHC MA (43.4) NASDAQ East Boston, MA Thrift 1,719 25 12-31 01/08 11.46 259 RCKB Rockville Fin MHC of CT (42.9) NASDAQ Vrn Rockville CT Thrift 1,560 21 12-31 05/05 12.06 227 UBNX United Financial Bncrp of MA (3) NASDAQ W Springfield MA Thrift 1,513 24 12-31 12/07 13.56 227 WFD Westfield Fin. Inc. of MA (3) NASDAQ Westfield, MA Thrift 1,200 11 12-31 01/07 8.51 252

RP FINANCIAL, LC. Financial Services Industry Consultants 1100 North Glebe Road, Suite 1100 Arlington, Virginia 22201 (703) 528-1700 Exhibit III-1 Characteristics of Publicly-Traded Thrifts May 28, 2010 Primary Operating Total Fiscal Conv. Stock Market Ticker Financial Institution Sxchg. Market Strata? Assets (2) Offices Year Pate Price Value ($Kil) ($) ($Mil) New England Companies (continued) HIFS Hingham last, for Sav. of MA (3) NASDAQ Hingham, MA Thrift 966 10 12-31 12/88 37.73 80 LEGC Legacy Bancorp, Inc. of MA (3) NASDAQ Pittsfield, MA Thrift 94G 20 12-31 10/05 S.76 76 NHTB NH Thrift Bancshares of NH (3) NASDAQ Newport, NH Thrift 939 27 12-31 05/86 10.32 60 SIFI SI Fin Gp Inc MHC of CT (38.2) NASDAQ Willimantic, CT Thrift 882 21 12-31 10/04 S.50 77 LSBX LSB Corp of No. Andoyer MA (3) NASDAQ North Andover,MA Thrift 807 8 12-31 05/86 12.19 55 HBNK Hampden Bancorp, Inc. of MA (3) NASDAQ Springfield, MA Thrift 578 9 06-30 01/07 9.44 68 NVSL Naug Vlly Fin MHC of CT (40.5) NASDAQ Naugatuck, CT Thrift 564 10 12-31 10/04 6.95 49 CBNK Chicopee Bancorp, Inc. of MA (3) NASDAQ Chicopee, MA Thrift 546 8 12-31 07/06 11.70 75
CEBK Central Bncrp of Somerville MA (3) NASDAQ Somerville, MA Thrift 542 11 03-31 10/86 11.50 19 PSBH FSB Hldgs Inc MHC of CT (42.9) NASDAQ Putnam, CT Thrift 495 8 06-30 10/04 4.09 27 NFSB Newport Bancorp, Inc. of RI (3) NASDAQ Newport, RI Thrift 457 6 12-31 07/06 12.15 45 MFLR Mayflower Bancorp, Inc. of MA (3) NASDAQ Middleboro, MA Thrift 256 7 04-30 12/87 7.69 16 North-West Companies WFSL Washington Federal, Inc. of WA (3) NASDAQ Seattle, WA Thrift 13,803 172 09-30 11/82 17.28 1,943 FFNW First Fin NW, Inc of Renton WA (3) NASDAQ Renton, WA Thrift 1,321 1 12-31 10/07 4.81 90 RVSB Riverview Bancorp, Inc. of WA (3) NASDAQ Vancouver, WA Thrift 838 18 03-31 10/97 3.00 33 TSBK Timberland Bancorp, Inc. of WA (3) NASDAQ Hoguiam, WA Thrift 725 22 09-30 01/98 4.07 29 South-East Companies FFCH First Fin. Holdings Inc. of SC (3) NASDAQ Charleston, SC Thrift 3,381 65 09-30 11/83 14.02 232 SUPR Superior Bancorp of AL (3) NASDAQ Birmingham, AL Thrift 3,344 73 12-31 12/98 2.86 33 CSBC Citizens South Bnkg Corp of NC (3) NASDAQ Gastonia, NC Thrift 1,133 15 12-31 10/02 6.08 55 ACFC Atl Cst Fed Cp of GA MHC(35.1) NASDAQ WaycrosB, GA Thrift 914 11 12-31 10/04 2.95 40 TSH Teche Hiding Cp of N Iberia LA (3) AMEX New Iberia, LA Thrift 764 20 09-30 04/95 31.58 66 FFBH First Fed. Bancshares of AS (3) NASDAQ Harrison, AR Thrift 697 20 12-31 05/96 3.09 15 JFBI Jefferson Bancshares Inc of TN (3) NASDAQ Morristown, TN Thrift 663 12 06-30 07/03 4.13 28 HBOS Heritage Fn Gp MHC of GA(24.4) NASDAQ Albany, GA Thrift 574 10 12-31 06/05 12.28 128 CFFC Community Fin. Corp. of VA (3) NASDAQ Staunton, VA Thrift 541 D 11 03-31 03/88 4.25 19 HBCP Home Bancorp Inc. Lafayette LA (3) NASDAQ Lafayette, LA Thrift 525 D 11 12-31 10/08 13.64 118 FABK First Advantage Bancorp of TN (3) NASDAQ Clarksville, TN Thrift 345 5 12-31 11/07 10.82 47 LABC Louisiana Bancorp, Inc. of LA (3) NASDAQ Metairie, LA Thrift 327 3 12-31 07/07 14.57 67 GSLA GS Financial Corp. of LA (3) NASDAQ Metairie, LA Thrift 277 6 12-31 04/97 12.94 16 AFCB Athens Bancshares, Inc. of TN (3) NASDAQ Athens, TN Thrift 268 P 7 12-31 01/10 10.60 29 South-west Companies VPFG Viewpoint Finl MHC of TX(43.1) NASDAQ Piano, TX Thrift 2,477 24 12-31 10/06 15.88 396 OABC OmniAmerican Bancorp Inc of TX (3) NASDAQ Fort Worth, TX Thrift 1,095 16 12-31 01/10 11.58 138 Western Companies (Excl CA) tTWBK United Western Bncp, Inc of CO (3) NASDAQ Denver, CO Thrift 2,610 8 12-31 10/96 1.22 36 TBNK Territorial Bancorp- Inc of HI (3) NASDAQ Honolulu, HI Thrift 1,409 25 12-31 07/09 19.74 241 HOME Home Federal Bancorp Inc of ID (3) NASDAQ Nampa, ID Thrift 852 24 09-30 12/07 15.31 255 EBMT Eagle Bancorp Montanta of MT (3) NASDAQ Helena, MT Thrift 326 P 6 06-30 04/10 10.05 41 Other Areas NOTES: (1) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.-Retail Banking. (2) Most recent quarter end available (E=Estimated, and P=Pro Forma) Sources SNL Financial. LC.

EXHIBIT III-2
Public Market Pricing of Louisiana Thrift Institutions

RP FINANCIAL, LC. Financial Services Industry Consultants 1100 North Glebe Road, Suite 1100 Arlington, Virginia 22201 (703) 528-1700 Exhibit 1II-2 Market Pricing Comparatives Prices As of May 28, 2010 Market Per Share Data Capitalization Core Book Pricing Ratios(3) Dividends (4) Financial Characteristics (6) : Price/ Market 12-Mth Value/ Amount/ Payout “Total Equity/ Tng Bq/ HPAs/ Reported Core financial Institution shared) Value EPS (2) Share P/E P/B p/A P/TB P/COKB Share Yield Ratio(5) Assets Assets Assets Assets ROA ROB R0A ROE ($) (SKil) ($) ($S (X) (%) (%) (%) (jc) (S) (%) “ (%) (SJSll) «%) (%) (%) (%) (%) (%) (%) All Public Companies 10.29 298.47 -0.10 12.55 18.90 84.72 9.99 92.76 17.17 0.24 2.03 35.47 2,707 11.28 10-53 3.76 -0.13 -0.36 -0.15 -0.47 State of LA 18.18 66.93 1.17 22.07 24.63 82.56 14.38 83.75 19.87 0.46 1.90 13.92 473 16.76 16.65 1.52 0.68 4.57 0.68 4.41 Comparable Group State of LA GSLA GS Financial Corp. of LA 12.94 16.28 -0.01 22.30 35.94 58.03 5.87 58.03 NM 0.40 3.09 NM 277 10.12 10.12 3.33 0.17 1.61 0.00 -0.04 HBCP Home Bancorp Inc. Lafayette LA 13.64 118.44 0.65 15.29 25.26 89.21 22.58 89.21 20.98 0.00 0.00 0.00 525 25.31 25.31 0.38 0.89 3.60 1.07 4.33 LABC Louisiana Bancorp, Inc. of LA 14.57 66.61 0.49 15.71 28.02 92.74 20.40 92.74 29.73 0.00 0.00 0.00 327 22.00 22.00 0.85 0.73 3.09 0.69 2.91 TSH Teche Hiding Cp of H Iberia LA 31.S8 66.38 3.55 34.99 9.29 90.25 8.69 95.03 8.90 1.42 4.50 41.76 764 9.63 9.19 HA 0.92 10.00 0.96 10.44 (1) Average of High/Low or Bid/Ask price per share. (2) BPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items on a tax effected basis. (3) P/B » Price to earnings! P/B — Price to booki P/A « Price to assets; P/TB — Price to tangible book valuej and P/CORB « Price to estimated core earnings. (4) Indicated twelve month dividend, based on last quarterly dividend declared. (5) Indicated dividend as a percent of trailing twelve month estimated core earnings. (6) ROA (return on assets! and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances. (7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics. Source: SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report haB been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information. Copyright (c) 2010 by RP Financial, LC.

EXHIBIT III-3
Public Market Pricing of Southeast Thrift Institutions

RP FINANCIAL, LC. Financial Services Industry Consultants 1100 North Glebe Road, Suite 1100 Arlington, Virginia 22201 (703) 528-1700 Exhibit 1II-3 Market Pricing Comparatives Prices As of May 28, 2010 Market Per Share Data Capitalisation Core Book Pricing Ratios (3) Dividends (4) Financial Characteristics(6) Price/ Market 12-Mth value/ Amount/ Payout Total Equity/ Tng Eq/ NPAs/ Reported Core Financial Institution Shared) Value BPS(2.) Share P/B P/B P/A F/TB P/CORB Share Yield Ratio(5) Assets Assets, Assets Assets ROA ROB ROA ROE ($) ($Mil) ($) ($) (X) “ (%) (%) “ (%) “ “ (x) ($)” (%) (%) (SMil) ~(%) (%) ” (%) (%) (%) (%) (%) All Public Companies 10.29 298.47 -0.10 12.55 18.90 84.72 9.99 92.76 17.17 0.24 2.03 35.47 2,707 11.28 10.53 3.76 -0.13 -0.36 -0.15 -0.47 Special Selection Grouping(8) 10.72 58.88 -0.62 14.62 21.80 69.76 9.00 72.84 18.28 0.20 1.12 14.89 819 11.58 11.16 2.94 -0.60 -3.85 -0.53 -3.09 Comparable Group Special Comparative Group(8) AFCB Athens Bancshares, Inc. of TN 10.60 29.44 0.54 17.42 19.63 60.85 10.96 60.85 19.63 0.00 0.00 0.00 268 0.00 0.00 NA 0.56 NM 0.56 NM ACFC Atl Cst Fed Cp of GA MHC(35.1) 2.95 13.91 -1.86 4.20 NM 70.24 4.33 70.41 NM 0.00 0.00 NM 914 6.16 6.15 6.33 -3.05 -43.03 -2.63 -37.05 CSBC Citizens South Bnkg Corp of BC 6.08 55.49 -1.00 7.41 NM 82.05 4.90 84.80 NM 0.16 2.63 NM 1,133 8.51 8.34 NA -2.39 -21.99 -1,03 -9.48 CFFC Community Fin. Corp. of VA 4.25 18.54 0.35 8.34 8.67 50.96 3.43 50.96 12.14 0.00 0.00 0.00 541 8.98 8.98 NA 0.41 4.52 0.29 3.23 FABK First Advantage Bancorp of TN 10.82 47.18 0.10 15.7 8 NM 68.57 13.68 68.57 NM 0.20 1.85 NM 345 19.96 19.96 NA 0. IS 0.75 0.13 0.62 FFBH First Fed. Bancshares of AR 3.09 14.98 -9.11 5.73 NM 53.93 2.15 53.93 NM 0.00 0.00 NM 697 6.31 6.31 NA -5.85 NM -5.88 NM FFCH First Fin. Holdings Inc. of SC 14.02 231.71 -1.19 16.34 NM 85.80 6.85 100.00 NM 0.20 1.43 62.50 3,381 9.91 8.88 NA 0.15 1.66 -0.57 -6.19 GSWk GS Financial Corp. of LA 12.94 16.28 -0.01 22.30 35.94 58.03 5.87 58.03 NM 0.40 3.09 NM 277 10.12 10.12 3.33 0.17 1.61 0.00 -0,04 HBOS Heritage Fn Gp MHC of GA(24.4) (7) 12.28 31.20 -0.17 5.93 NM 207.08 22.23 212.46 NM 0.36 2.93 NM 574 10.74 10.49 NA -0.24 -2.01 -0.34 -2.85 HBCP Home Bancorp Inc. Lafayette LA 13.64 118.44 0.65 15.29 25.26 89.21 22.58 89.21 20.98 0.00 0.00 0.00 525 25.31 25.31 0.38 0.89 3.60 1.07 4.33 JFBI Jefferson Bancshares Inc of TN 4.13 27.60 0.04 11.98 25.81 34.47 4.16 49.58 NM 0.00 0.00 0.00 663 12.07 8.72 3.82 0.16 1.34 0.04 0.33 LABC Louisiana Bancorp, Inc. of LA 14.57 66.61 0.49 15.71 28.02 92.74 20.40 92.74 29.73 0.00 0.00 0.00 327 22.00 22.00 0.85 0.73 3.09 0.69 2,91 SUPR Superior Bancorp of AL(7) 2.86 33.42 -2.16 16.01 NM 17.86 1.00 19.50 NM 0.00 0.00 NM 3,344 5.59 5.15 10.83 -0.72 -10.32 -0.78 -11.26 TSH Teche Hiding Cp of N Iberia LA 31.58 66.38 3.55 34.99 9.29 90.25 8.69 95.03 8.90 1.42 4,50 41.76 764 9.63 9.19 NA 0.92 10.00 0.96 10.44 (1) Average of High/Low or Bid/Ask price per share. (2) EPS (estimate core basis} is based on actual trailing twelve month data, adjusted to omit non-operating items on a tax effected basis. (3) P/E — Price to earningsi P/B = Price to book; P/A — Price to assets) P/TB = Price to tangible book value) and P/CORB « Price to estimated core earnings. (4) Indicated twelve month dividend, based on last quarterly dividend declared. (5) Indicated dividend as a percent of trailing twelve month estimated core earnings. (6! ROA (return on assets) and ROM (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances. (7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics. (8) Includes South-East Companiesi Source: SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtaine d from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information. Copyright (c) 2010 by RP Financial, LC.

EXHIBIT III-4
Public Market Pricing of Mid-West Thrift Institutions

RP FINANCIAL, LC. Financial Services Industry Consultants 1100 North Glebe Road, Suite 1100 Arlington, Virginia 22201 (703) 528-1700 Exhibit III-4 Market Pricing Comparatives Prices As of May 28, 2010 Market Per Share Data Capitalization Core Book Pricing Ratios(3) Dividends(4) Financial Characteristics (6) Price/ Market 12-Mth Value/ Amount/ Payout Total Equity/ Tng Bq/ NPAs/ Rejjoirted Core Financial Institution Shared) Value EPS (2) Share P/B P/B P/A P/TB P/CORB Share Yield Ratio(5) Assets Assets Assets Assets ROA “roe ROA ROE ""'"(«) “(SMil) “ ($) “ ($)” (X) (%) (%) (%) (x) ‘” (S) (%) (%) ($Mil) (%) (%) (%) (%} (%) (%) (%) All Public Companies 10.29 298.47 -0.10 12.55 18.90 84.72 9.99 92.76 17.17 0.24 2.03 35.47 2,707 11.28 10.53 3.76 -0.13 -0.36 -0.15 -0.47 Special Selection Grouping(8) 9.09 101.50 -0.50 13.07 18.41 72.58 8.01 77.49 15.00 0.24 2.20 35.91 1,624 10.73 10.13 4.40 -0.34 -2.34 -0.50 -3.88 Comparable Group Special Comparative Group(8) ABCW Anchor Bancorp Wisconsin of WI(7) 0.71 15.40 -7.68 0.15 NM NM 0.35 NM NM 0.00 0.00 NM 4,459 1.82 1.28 10.63 -2.78 NM -3.40 NM BKMU Bank Mutual Corp of Ml 6.42 291.95 -0.01 8.76 33.79 73.29 8.48 84.81 NM 0.28 4.36 NM 3,445 11.64 10.25 NA 0.25 2.14 -0.01 -0.11 BFIN BankFinancial Corp. of IL 8.53 182.68 0.04 12.31 NM 69.29 11.72 76.99 NM 0.28 3.28 NM 1,559 16.91 15.49 4.05 -0.01 -0.08 0.05 0.32 CITZ CFS Bancorp, Inc of Minister IN 5.06 54.75 -0.06 10.28 MM 49.22 5.01 49.22 NM 0.04 0.79 NM 1,092 10.18 10.18 7.35 -0.12 -1.17 -0.06 -0.58 CFFN Capitol Fd Fn MHC of KS {29.6X7) 32.00 700.96 0.94 12.79 34.78 250.20 27.90 250.20 34.04 2.00 6.25 NM 8,485 11.15 11.15 0.71 0.81 7.29 0.83 7.45 CFBK Central Federal Corp. of OH 1.60 6.56 -2.56 3.83 NM 41.78 2.27 42.22 NM 0.00 0.00 NM 289 7.88 7.83 4.93 -3.58 -37.29 -3.69 -38.50 CHBV Cheviot Fin Cp MHC of 0HO8.5) 7.95 27.13 0.14 7.79 NM 102.05 20.17 102.05 NM 0.44 5.53 NM 350 19.77 19.77 NA 0.39 1.94 0.36 1.81 CZWI Citizens Comm Bncorp Inc of MI 4.13 21.12 0.41 10.88 NM 37.96 3.66 43.07 10.07 0.00 0.00 NM 577 9.65 8.60 NA -0.64 -6.21 0.38 3.69 FFDF FFD Financial Corp of Dover OH 15.00 15.17 0.70 17.89 16.48 83.85 7.62 83.85 21.43 0.68 4.53 74.73 199 9.08 9.08 NA 0.48 5.13 0.37 3.95 FBSI First Bancshares, Inc. of MO 9.49 14.72 -0.65 15.46 NM 61.38 6.88 61.74 NM 0.00 0.00 NM 214 11.22 11.16 NA -0.40 -3.73 -0.45 -4.17 FCAP First Capital, Inc. of IN 14.85 41.40 0.28 16.85 NM 88.13 8.95 99.87 NM 0.72 4.85 NM 463 10.18 9.09 NA 0.21 2.08 0.17 1.67 FCLF First Clover Leaf Fin Cp of IL 5.99 47.63 -1.09 9.72 NM 61.63 8.06 73.77 NM 0.24 4.01 NM 591 13.08 11.16 NA -1.47 -10.95 -1.43 -10.65 FDEF First Defiance Fin. Corp of OH 10.83 87.92 0.20 24.55 27.08 44,11 4.27 64.50 NM 0.00 0.00 0.00 2,059 11.45 8.65 2.59 0.16 1.39 0.08 0.70 FFNM First Fed of N. Michigan of MI 2.10 6.06 -2.30 8.07 NM 26.02 2.64 26.99 NM 0.00 0.00 NM 230 10.14 9.81 NA -2.79 -25.36 -2.78 -25.25 FFHS First Franklin Corp. of OH 10.64 17.89 -1.88 13.25 NM 80.30 6.21 80.30 NM 0.00 0.00 NM 288 7.73 7.73 NA -0.62 -8.13 -1.04 -13.65 FPFC First Place Fin. Corp. of OH 4.77 80.96 -2.71 11.50 NM 41.48 2.52 43.56 NM 0.00 0.00 NM 3,209 8.26 7.98 NA -1.07 -12.70 -1.39 -16.46 FSFG First Savings Fin. Grp. of IN 13.45 32.48 0.87 22.39 16.40 60.07 6.57 71.24 15.46 0.00 0.00 0.00 494 10.94 9.39 NA 0.51 3.75 0.54 3.98 FBC Flagstar Bancorp, Inc. of MI 5.08 746.80 -5.18 5.70 NM 89.12 5.21 89.12 NM 0.00 0.00 NM 14,333 7.70 7.70 NA -3.45 NM -4.98 NM HFFC HF Financial Corp. of SD 10.10 70.08 0.70 13.51 12.63 74.76 5.68 78.97 14.43 0.45 4.46 56.25 1,234 7.59 7.22 1.23 0.47 6.62 0.41 5.79 HMNF HMN Financial, Inc. of MN 5.30 22.B7 -3.07 17.10 NM 30.99 2.22 30.99 NM 0.00 0.00 NM 1,028 9.50 9.50 NA -1.12 -11.62 -1,26 -13.06 HFBC HopFed Bancorp, Inc. of KY 12.50 44.99 0.03 17.80 29.07 70.22 4.28 71.43 NM 0.48 3.84 NM 1,052 7.80 7.71 NA 0.15 1.92 0.01 0.13 JXSB Jcksnville Bcp MHC of 11,(45.9) (7) 11.52 10.16 0.37 13.32 15.78 86.49 7.65 96.81 31.14 0.30 2.60 41.10 289 8.84 7.97 NA 0.48 5.64 0.24 2.86 KFFB KY Fst Fed Bp MHC of KY (39.9) 9.91 31.11 0.00 7.38 NM 134.28 32.64 180.18 NM 0.40 4.04 NM 238 24.31 19.31 1.30 0.00 0.00 0.00 0.00 LSBI LSB Fin. Corp. of Lafayette IN 11.66 18.12 0.11 22.02 26.50 52.95 4.87 52.95 NM 0.50 4.29 NM 372 9.21 9.21 5.09 0.18 2.00 0.05 0.50 LPSB LaPorte Bancrp MHC of IN(45.6) 7.50 15.86 0.36 10.85 12.71 69.12 8.20 84.94 20.83 0.00 0.00 0.00 420 11.87 9.88 1.62 0.68 5.57 0.42 3.40 CASH Meta Financial Group of IA 31.17 95.79 0.56 19.89 31.48 156.71 9.75 164.05 NM 0.52 1.67 52.53 982 6.22 5.96 NA 0.34 6.18 0.19 3.50 MFSF MutualFirst Fin. Inc. of IN 7.66 53.51 0.19 14.12 NM 54.25 3.60 57.46 NM 0.24 3.13 NM 1,487 8.76 8.42 2.44 0.06 0.70 0.09 1.02 NASB NASB Fin, Inc. of Graadview MO 17.09 134.46 -0.38 21.15 7.18 80.80 8.62 82.12 NM 0.90 5.27 37.82 1,560 10.67 10.52 NA 1.21 11.81 -0.19 -1.89 FFFD North Central Bancshares of IA 17.60 23.72 1.79 28.64 9.46 61.45 5.24 61.45 9.83 0.04 0.23 2.15 452 10.77 10.77 3.58 0.55 5.26 0.52 5.06 PVFC PVF Capital Corp. of Solon OH 2.18 55.38 -0.34 3.36 NM 64.88 6.23 64.88 NM 0.00 0.00 NM 889 9.60 9.60 NA -0.43 -6.33 -0.S7 -14.35 PFED Park Bancorp of Chicago IL 4.35 5.19 -3.56 18.96 NM 22.94 2.43 22.94 NM 0.00 0.00 NM 213 10.61 10.61 NA -1.97 -17.68 -1.92 -17.20 POLB Pulaski Fin Cp of St. krais MO 6.70 68.21 -0.27 8.49 11.75 78.92 4.76 82.92 NM 0.38 5.67 66.67 1,434 8.17 7.90 5.51 0.40 5.28 -0.19 -2.50 RIVR River Valley Bancorp of IN 14.00 21.06 0.85 17.52 12.07 79.91 5.33 80.00 16.47 0.84 6.00 72.41 395 7.93 7.92 NA 0,45 6.38 0.33 4.68 TFSL TFS Fin Corp MHC of OH (26.5) 13.24 1083.55 -0.01 5.68 NM 233.10 38.01 234.34 NM 0.28 2.11 NM 10,739 16.31 16.24 3.36 0.09 0.53 -0.03 -0.18 UCBA United Comm Bncp MHC IN (40.8) 7.49 23.99 0.09 7.11 NM 105.34 13.34 105.34 NM 0.44 5.87 NM 441 12.66 12.66 NA 0.19 1.41 0.17 1.27 UCFC United Community Fin. of OH 1.77 54.69 -0.96 6.94 NM 25.50 2.40 25.58 NM 0.00 0.00 NM 2,280 9.41 9.38 8.65 -1.04 -11.07 -1.22 -12.96 WSBF Wateretone Fin MHC of MK26.2) 3.67 30.09 -0.44 5.45 NM 67.34 6.22 67.34 NM 0.00 0.00 NM 1,845 9.23 9.23 9.86 -0.33 -3.66 -0.73 -8.04 WAYN Wayne Savings Bancshares of OH 8.25 24.78 0.72 12.32 11.15 66.96 6.10 71.00 11.46 0.24 2.91 32.43 406 9.12 8.64 NA 0.55 6.19 0.54 6.03 (1) Average of High/Low or Bid/Ask price per share. (2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items on a tax effected basis. (3) P/E = Price to earnings; P/B . Price to book; P/A . Price to assetsj P/TB = Price to tangible book value; and P/CORB « Price to estimated core earnings. (4) Indicated twelve month dividend, based on last quarterly dividend declared. (5) Indicated dividend as a percent of trailing twelve month estimated core earnings. (6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances. (7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics. (8) Includes Mid-West Companies; Source: SNL-Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information. Copyright (c) 2010 by RP Financial, LC.

EXHIBIT III-5
Peer Group Market Area Comparative Analysis

Exhibit III-5
Peer Group Market Area Comparative Analysis

				Proj.			Per Capita Income		Deposit
		Population		Pop.	2000-2009	2009-2014	2009	% State	Market
Institution	County	2000	2009	2014	% Change	% Change	Amount	Average	Share(1)
		(000)	(000)
FFD Financial Corp. — OH	Tuscarawas	91	92	92	1.4%	0.3%	20,811	78.3%	13.1%
First Advantage Bancorp — TN	Montgomery	135	162	176	20.3%	8.8%	22,999	92.0%	12.2%
First Capital, Inc. — IN	Harrison	34	37	39	8.9%	3.3%	23,448	90.2%	39.6%
First Savings Financial Group — IN	Clark	96	109	115	12.7%	6.1%	25,676	98.7%	13.0%
GS Financial Corp. — LA	Jefferson	455	439	433	-3.6%	-1.4%	21,961	114.5%	1.7%
LSB Financial Corp. — IN	Tippecanoe	149	166	175	11.4%	5.7%	25,302	97.3%	13.6%
Louisiana Bancorp, Inc. — LA	Jefferson	455	439	433	-3.6%	-1.4%	21,961	114.5%	1.7%
North Central Bancshares — IA	Webster	40	39	38	-3.3%	-2.8%	23,598	93.0%	15.4%
River Valley Bancorp — IN	Jefferson	32	33	33	3.5%	1.2%	22,545	86.7%	46.3%
Wayne Savings Bancshares — OH	Wayne	112	116	118	4.1%	1.5%	22,541	84.8%	13.5%
	Averages:	160	163	165	5.2%	2.1%	23,084	95.0%	17.0%
	Medians:	104	112	117	3.8%	1.3%	22,772	92.5%	13.3%
Bank of Ruston — Louisiana	Lincoln	43	43	43	0.6%	0.0%	17,310	90.3%	9.1%

(1)	Total institution deposits in headquarters county as percent of total county deposits as of June 30, 2009.

Sources:	SNL Financial LC, FDIC.

EXHIBIT IV-1
Stock Prices:
As of May 28, 2010

RP FINANCIAL, LC. Financial Services Industry Consultants 1100 North Glebe Road, Suite 1100 Arlington, Virginia 222011 (703) 528-1700 Exhibit 1V-1 weekly Thrift Market Line — Part One Prices As Of May 28. 2010 Current Per Share Financials Market Capitalization Price Change Data Tangible Shares Market 52 Week (li % Change From Trailing 12 Mo. Book Book Price/ Outst- capital- Last Last 52 Wks MostRcnt 12 Mo, Core value/ Value/ Assets/ Financial Institution Shared! anding izationO) High Low Week week Ago (2) YrBnd(2) EPS (3) BPS(3) Share Share(4) Share ($) (000) (SMil) (S) ($) “ ($) (%) (%) (%) ($) ($)” ($) ($) (SS Market Averages. All Public Companies(no MHO All Public Companies(106) 10.75 29,272 346.9 13.24 B.06 10.61 11.09 10.14 14.16 -0.09 -0.15 13.90 12.77 150.08 NYSS Traded Companies(6! 10.35 149,242 1,879.4 13.97 6.93 9.39 176.86 13.77 13.17 -1.19 -1.41 10.23 7.02 115.11 AKBX Traded Companies(1) 31.58 2,102 66.4 35.75 29.30 31.11 1.51 -10.66 -0.41 3.40 3.55 34.99 33.23 363.29 NASDAQ Listed OTC Companies(99! 10.55 21,981 253.1 12.96 7.90 10.47 0.72 10.13 14.38 -0.05 -0.11 13.91 12.92 150.04 California Companies(4S 8.87 6,422 63.4 12.13 3.85 8.33 7.05 31.42 58.15 0.76 0.38 13.58 13.58 200.85 Florida Companies(2) 2.22 27,339 54.8 5.84 1.45 2.17 1.97 -42.48 26.66 -2.37 -2.44 3.85 3.69 98.62 Mid-Atlantic Companies(33) 11.68 50,603 664.1 13.46 8.50 11.57 1.14 18.26 16.26 0.11 0.22 13.47 12.05 155.31 Mid-West Companies(30! 9.25 13,351 80.7 12.52 6.61 9.07 36.17 6.81 17.96 -0,32 -0.61 14.25 13.43 167.02 New England Companies(16) 13.33 41,297 537.3 15.43 11.13 13.20 0.91 5.53 4.83 0.46 0.47 15.30 13.23 141.41 North-west Companies(4) 7.29 37,307 523.8 10.18 5.54 7.55 -3.42 -5.37 -2.91 -0.79 -0.67 11.21 9.82 93.15 South-Bast Companies(12) 11.43 5,936 63.0 13.68 9.69 11.30 0.55 3.29 6.08 -0.45 -0.51 15.57 14.85 144.27 South-West Companies(1) 11.58 11,903 137.8 12.35 10.12 11.67 -0.77 15.80 15.80 0.08 -0.09 16.60 16.60 92.03 Western Companies (Excl CA!(4) 11.58 15,591 143.5 14.95 7.83 11.42 2.23 27.59 -3.60 -0.15 -0.14 11.82 11.B2 83.76 Thrift Strategy(lOO) 10.63 25,990 306.0 13.05 8.03 10.49 11.60 10.61 12.40 -0.05 -0.11 13.92 12.81 149.05 Mortgage Banker Strategy(3) 4.27 30,314 85.6 8.59 1.79 4.06 2.75 -21.84 94.38 -1.70 -2.32 6.66 6.51 109.84 Real Estate Strategy(l) 2.18 25,402 55.4 4.39 1.49 2.12 2.83 3.81 12.37 -0.15 -0.34 3.36 3.36 35.00 Diversified Strategy(2) 27.15 189,349 2,738.7 31.71 19.05 27.25 -1.14 22.24 20.50 -0.20 -0.07 25.30 21.97 297.64 Companies Issuing Dividends(67! 12.80 37,548 492.8 15.26 9.63 12.67 1.09 14.08 11.60 0.50 0.43 15.24 13.86 167.89 Companies Without Dividends(3 9) 6.82 13,430 67.8 9.38 5.03 6.68 30.25 2.59 19.08 -1.21 -1.26 11.32 10.70 115.99 Equity/Assets (6%(13) 3.77 23,448 92.6 7.68 2.45 3.18 99.30 -30.58 2.58 -2.53 -2.33 7.59 7.44 151.52 Equity/Assets 6-12%(60) 11.88 19,941 226.1 14.38 8.S3 11.77 0.48 17.Bl 22.05 0.35 0.18 15.39 14.36 187.92 Equity/Assets )12%(33! 11.09 47,613 644.1 13.10 9.08 11.06 0.34 10.22 4.17 -0.05 0.00 13.38 11.76 83.09 Converted Last 3 Mths (no MHO (1) 10.05 4,083 41.0 11.58 7.11 10.03 0.20 36.36 17.00 0.79 0.79 12.29 12.29 79.90 Actively Traded Companies(i) 18.54 27,456 465.8 20.87 12.56 18.22 1.82 42.37 16.85 1.44 1.19 19.83 18.64 257.33 Market Value Below $20 Million(18) 6.94 2,428 13.3 9.35 4.72 6.70 3.33 2.30 12.85 -1.15 -1.21 12.85 12.74 173.27 Molding Company Structure(lOO) 10.52 30,732 364.0 13.05 7.93 10.39 11.64 8.76 13.74 -0.14 -0.21 13.87 12.75 148.03 Assets Over $1 Billion(49! 10.94 58,048 703.9 14.05 8.13 10.83 22.27 10.46 12.78 -0.13 -0.26 13.05 11.38 137.78 Assets $500 Million-Si Billion(30) 10.95 6,310 55.1 12.88 7.96 10.73 1.72 8.33 15.79 -0.02 0.03 14.46 13.67 173.30 Assets $250-$500 Million(21) 11.20 3,225 32.5 13.08 8.99 11.11 1.27 14.80 12.60 0.34 0.22 15.49 14.84 150.28 Assets less than $250 Million(6) 6.75 1,676 9.8 9.18 4.84 6.68 1.55 0.79 22.39 -1.51 -1.44 12.51 12.44 133.51 Goodwill Companies(60) 11.24 42,931 543.6 13.86 8.39 11.15 0.59 11.87 14.14 0.05 0.02 14.29 12.32 160.58 Non-Goodwill Companies(45) 10.07 11,422 88.5 12.45 7.57 9.88 25.38 7.70 14.18 -0.27 -0.38 13.29 13.29 137.41 Acquirors of FSLIC Cases(2) 9.25 57,004 972.6 13.13 6.47 9.52 -1.52 -3.69 -14.99 -1.14 -0.56 9.79 8.65 104.44 (1) Average of high/low or bid/ask price per share. (2) Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized (3) BPS (earnings per share! is based on actual trailing twelve month data and is not shown on a pro forma basis. (4) Excludes intangibles (such as goodwill, value of core deposits, etc.). (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances. (6) Annualized, based on last regular quarterly cash dividend announcement. (7) Indicated dividend as a percent of trailing twelve month earnings. (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics. (9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares. * parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings. Source: SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information. Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC. Financial Services Industry Consultants 1100 North Glebe Road, Suite 1100 Arlington, Virginia 222011 (703) 528-1700 Exhibit IV-1 (continued) Weekly Thrift Market Line — Part One Prices As Of May 28, 2010 Current Per Share Financiala Market Capitalization Price Change Pata Tangible Shares Market 52 Week (1) % Change From Trailing 12 Mo. Book Book Price/ Outst- Capital- Last Last 52 wks MostRcnt 12 Mo. Core Value/ value/ Assets/ Financial Institution Shared) anding izationQ) High Low Week Week Ago (2) YrBnd(2) EPS (3) EPS(3) Share Share (4) Share ($) (000) (SMil) (SI ‘(S) (S) (%) (%) (%) ($) “ (S) ($)”’ (S) ($) Market Averages. MHC Institutions All Public Companies (38) 8.62 31,946 121.9 10.70 6.75 8.60 0.90 1.94 11.15 0.06 0.10 7.63 7.22 66.94 NASDAQ Listed OTC Companies (38) 8.62 31,946 121.9 10.70 6.75 8.60 0.90 1.94 11.15 0.06 0.10 7.63 7.22 66.94 California Companies (1) 10.00 13,291 44.4 10.39 7,30 9.77 2.35 6.61 13.77 0.19 0.21 7.00 6.69 67.20 Mid-Atlantic Companies (21) 9.04 27,454 118.4 11.58 7.59 9.10 0.20 -7.66 -4.09 0.17 0.19 7.95 7.63 69.89 Mid-West Companies(8) 8.29 61,453 202.0 10.04 6.09 8.14 1.59 13.28 29.67 0.11 0.02 7.38 6.72 51.87 New England Companies (5) 8.53 14,947 62.2 9.89 5.66 8.39 2.21 16.82 22.67 0.07 0.32 7.78 7.26 77.36 South-East Companies(2! 2.95 13,416 13.9 4.25 1.18 2.91 1.37 23.43 95.36 -2.16 -1.86 4.20 4.19 68.13 Thrift Strategy(38) 8.62 31,946 121.9 10.70 6.75 8.60 0.90 1.94 11.15 0.06 0.10 7.63 7.22 66.94 Companies Issuing Dividends (27) 9.17 30,677 108.3 11.57 7.62 9.20 0.27 -5.70 -1.07 0.19 0.20 7.75 7.46 63.91 Companies Without Dividends(ll) 7.24 35,116 155.9 8.53 4.59 7.11 2.47 21.04 41.72 -0.25 -0.17 7.33 6.64 74.SO Equity/Assets 6-12%(24) 8.09 17,355 72.7 9.77 5.94 8.07 1.03 6.80 21.97 0.03 0.09 7.79 7.40 83.73 Equity/Assets )12%(14) 9.33 51,400 187.5 11.95 7.84 9.30 0.73 -4.54 -3.27 0.10 0.11 7.42 6.99 44.55 Market Value Below $20 Million(l) 6.30 2,485 5.7 8.00 5.11 6.50 -3.08 -20.25 12.50 0.57 0.60 9.65 8.11 155.63 Holding Company Structure(35) 8.64 33,790 130.5 10.61 6.69 8.62 1,06 4.20 13.45 0.05 0.08 7.79 7.34 68.65 Assets Over $1 Billion(14) 10.81 74,765 301.5 12.60 8.35 10.83 -0.70 18.08 14.65 0.20 0.16 7.37 6.97 54.81 Assets $500 Million-$l Billion(12) 6.25 10,816 24.1 9.41 4.90 6.10 3.83 -16.78 4.96 -0.34 -0.29 6.98 6.88 68.78 Assets S2S0-S500 Mlllioa(ll) 8.15 5,828 19.4 9.27 6.46 8.23 -0.23 3.20 15.11 0.28 0.38 8.53 8.01 82.83 Assets less than $250 Million(l) 9.91 7,851 31.1 15.00 8.40 9.55 3.77 -21.04 -9.91 0.00 0.00 7.38 5.50 30.36 Goodwill Companie«(22) 9.29 47,699 192.7 10.98 6.92 9.14 2.19 11.09 17.97 0.02 0.09 7.65 6.93 65.71 Non-Goodwill Companies(16) 7.73 10,942 27.5 10.33 6.54 7.87 -0.82 -10.26 2.07 0.12 0.11 7.61 7.61 68.57 MHC Institutions (38) 8.62 31,946 121.9 10.70 6.75 8.60 0.90 1.94 11.15 0.06 0.10 7.63 7.22 66.94 (1) Average of high/low or bid/ask price per share. (2) Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not armualized (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis. (4) Excludes intangibles (such as goodwill, value of core deposits, etc.). (5) EOA (return on assets) and ROB (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances. (6! Anaualized, based on last regular quarterly cash dividend announcement. (7) Indicated dividend as a percent of trailing twelve month earnings. (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics. (9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares. * Parentheses following market averages indicate th e number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings. Sources SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information. Copyright (c) 2010 by RP Financial, LC.

RF FINANCIAL, LC. i Financial Services Industry consultants 1100 North Glebe load. Suite 1100 Arlington, Virginia 222011 (703) 528-1700 Exhibit IV-1 (continued) Meekly Thrift Market Line — Part One Prices As Of May 28, 2010 Current Per Share Financials Market Capitalization Price Change Data Tangible Shares Market 52 Meek (1) % Change From Trailing 12 Mo. Book Book Price/ Outst- Capital- Last Last 52 wks MostRcnt 12 Mo. Core Value/ Value/ Assets/ Financial Institution Shared) anding ization(9) High Low Week Week Ago(2) YrBnd(2) BPS(3) EPS(3) Share Share (4) Share ($) “ (000) ($Mil) ($) ($) ($) (%) (%) “ (%) ($) ‘ ($) ($) ($) (S) NYSE Traded Companies AF Astoria Financial Corp. of NY* 14.88 97,896 1,456.7 17.55 7.31 14.90 -0.13 101.08 19.71 0.32 0.31 12.43 10.54 204.92 BBX BankAtlantic Bancorp Inc of FL* 1.95 49,220 96.0 6.68 1.14 1.99 -2.01 -45.68 50.00 -3.33 -3.43 2.42 2.11 96.47 FBC Flagstar Bancorp, Inc. of MI* 5.08 147,008 746.8 13.80 3.90 0.44 «**.** -45.38 -15.33 -3.59 -5.18 5.70 5.70 97.50 NYB New York Community Bcrp of MY* 16.05 435,441 6,988.8 18.20 9.98 15.39 4.29 50.42 10.61 1.00 1.37 12.43 6.60 97.44 NAL NewAlliance Bancshares of CT* 11.77 105,965 1,247.2 13.48 10.50 11.75 0.17 -6.29 -2.00 0.48 0.47 13.61 8.32 80.22 PFS Provident Fin. Serv. Inc of NJ* 12.36 59,919 740.6 14.10 8.72 11.85 4.30 28.48 16.06 -2.03 -2.01 14.76 8.82 114.09 AMBX Traded Companies TSH Teehe Hiding Cp of N Iberia LA* 31.58 2,102 66.4 35.75 29.30 31.11 1.51 -10.66 -0.41 3.40 3.55 34.99 33.23 363.29 HASDAQ Listed OTC Companies ABBC Abington Bancorp, Inc. of PA* 8.88 20,862 185.3 10.20 6.28 9.08 -2.20 11.14 28.88 -0.37 -0.36 10.28 10.28 60.73 ALLB Alliance Bank MHC of PA (42.0) 8.30 6,700 23.8 8.89 8.00 8.30 0.00 -0.60 -1.19 0.17 0.19 7.24 7.24 70.42 ABCW Anchor BanCorp Wisconsin of WK8)* 0.71 21,689 15.4 1.65 0.37 0.69 2.90 -54.19 12.70 -6.27 -7.68 0.15 -0.20 205.57 AFCB Athens Bancshares, Inc. of TN* 10.60 2,777 29.4 11.85 10.52 10.81 -1.94 6.00 6.00 0.54 0.54 17.42 17.42 96.68 ACFC Atl Cat Fed Cp of GA MHC(35.1) 2.95 13,416 13.9 4.25 1.18 2.91 1.37 23.43 95.36 -2.16 -1.86 4.20 4.19 68.13 DS,,L r-r:r- E-accrp. Inc et MD* 9.99 3,121 31.2 10.50 7.95 9.60 4.06 19.64 11.62 -0.93 -0.81 15.71 15.68 192.49 BKM0 Bank Mutual Corp of MI* 6.42 45,475 291.9 10.15 5.95 6.65 -3.46 -27.87 -7.36 0.19 -0.01 8.76 7.57 75.75 BFIN BankFinancial Corp. of IL* 8.53 21,416 162.7 11.04 8.28 8.73 -2.29 -1.39 -13.84 -0.01 0.04 12.31 11.08 72.78 BFID Beacon Federal Bancorp of NY* 9.04 6,533 59.1 9.89 8.14 9.05 -0.11 -2.59 -3.83 0.67 0.84 15.91 15.91 164.29 BNCL Beneficial Mut MHC of PA(44.1) 10.31 81,854 373.1 11.05 8.60 10.47 -1.53 12.55 4.78 0.24 0.21 7.90 6.31 57.54 BHLB Berkshire Hills Bancorp of MA* 18.24 14,027 255.9 24.88 16.20 18.44 -1.08 -15.16 -11.80 -1.21 -1.06 27.47 14.97 192.88 BOFI Bofi Holding, Inc. Of CA* 15.99 8,294 132.6 19.27 5.51 15.25 4.85 153.41 59.90 2.33 1.57 11.89 11.89 168.93 BYFC Broadway Financial Corp. of CA* 3.65 1,743 6.4 8.00 3.00 3.39 7.67 -51.46 -38.96 0.44 0.68 12.84 12.84 298.32 BRKL Brookline Bancorp, Inc. of MA* 9.96 59,038 588.0 12.50 9.03 9.97 -0.10 3.21 0.50 0.39 0.38 8.30 7.52 44.70 BFSB Brooklyn Fed MHC of NY (24.7) 5.60 12,889 17.0 14,19 4.64 5.BS -4.27 -50.92 -44.22 -0.22 -0.05 6.21 6.21 40.98 CITZ CFS Bancorp, Inc of Munster IN* 5.06 10,820 54.7 6.25 2.93 5.17 -2.13 26.50 56.66 -0.12 -0.06 10.28 10.28 100-94 CMSB CMS Bancorp Inc of W Plains NY* 8.35 1,863 15.6 8.65 6.76 8.26 1.09 11.33 22.61 -0.21 -0.38 11.24 11.24 121.91 CBNJ Cape Bancorp, Inc. of NJ* 7.13 13,314 94.9 9.00 5.35 7.00 1.86 -16.71 6.10 -1.29 -1.02 9.71 7.97 80.59 CFFN Capitol Fd Fn MHC of KS (29.6)(8) 32.00 73,983 701.0 43.19 28.19 32.57 -1.75 -23.35 1.72 0.92 0.94 12.79 12.79 114.69 CARV Carver Bancorp, Inc. of NY* 8.00 2,475 19.8 9.66 3.98 6.51 22.89 30.08 -11.60 0.48 0.62 18.60 18.49 327.98 CEBK Central Bncrp of Somerville MA* 11.50 1,667 19.2 11.50 5.60 10.80 6.48 58. 84 38.55 0.83 ‘ 0.99 21.31 19.97 325.40 CFBK Central Federal Corp. of OH* 1.60 4,099 6.6 3.25 0.83 1.60 0.00 -43.86 6.67 -2.48 -2.56 3.83 3.79 70.41 CHEV Cheviot Fin Cp MHC of 0H(38.5) 7.95 8,869 27.1 9.80 7.00 7.96 -0.13 -11.67 7.58 0.15 0.14 7.79 7.79 39.41 CBNK Chicopee Bancorp, Inc. of MA* 11.70 6,379 74.6 13.95 11.63 11.94 -2.01 -9.86 -6.25 -0.28 -0.12 14.83 14.83 85.56 CZMI Citizens Comm Bncorp Inc of MI* 4.13 5,113 21.1 6.38 3.01 4.10 0.73 -32.18 21.47 -0.69 0.41 10.88 9.59 112.80 CSBC Citizens South Bnkg Corp of NC* 6.08 9,126 55.5 7.24 4.35 5.51 10.34 21.60 32.75 -2.32 -1.00 7.41 7.17 124.11 CSBK Clifton Svg Bp MHC of NJU7.1) 8.80 26,398 87.3 11.65 8.30 9.01 -2.33 -12.00 -6.08 0.20 0.21 6.64 6.64 40.16 COBK Colonial Bank MHC of NJ (44.8) (8) 9.43 4,440 18.7 10.20 5.51 9.85 -4.26 28.30 29,89 0.44 0.65 10.49 10.49 127,89 CFFC Community Fin. Corp. of VA* 4.25 4,362 18.5 5.29 3.32 4.40 -3.41 -4.49 -2.07 0.49 0.35 8.34 8.34 124.01 DNBK Danvers Bancorp, Inc. of MA* 15.80 21,672 342.4 17.09 12.32 15.34 3.00 10.72 21.63 0.38 0.38 13.39 11.80 113.27 DCOM Dime Community Bancshars of NY* 12.76 34,385 438.8 14.12 7.82 12.51 2.00 52.27 8.78 0.95 1.02 8.97 7.36 119.64 ESBF 1SB Financial Corp. of PA* 13.59 12,044 163.7 15.44 10.62 13.15 3.35 -1.66 2.80 0.98 1.05 13.99 10.43 162.28 ESSA ESSA Bancorp, Inc. of PA* 12.54 13,765 172.6 14.10 11.32 12.32 1.79 -7.79 7.18 0.41 0.38 13.01 13.01 76.91 EBMT Eagle Bancorp Montanta of MT* 10.05 4,083 41.0 11.58 7.11 10.03 0.20 36.36 17.00 0.79 0.79 12.29 12.29 79.90 ESBK Elmira Svgs Bank, FSB of NY* 15.60 1,921 30.0 17.20 13.00 15.85 -1.58 9.47 -6.87 1.63 1.20 19.09 12.30 254.54 FFDF FFD Financial Corp of Dover OH* 15.00 1,011 15.2 15.90 10.36 15.00 0.00 39.53 10.46 0.91 0.70 17.89 17.89 196.95 FFCO FedFirst Fin MHC of PA (42.5) (8) 5.47 6,326 14.7 6.95 3.05 5.45 0.37 53.22 60.88 0.10 0.11 6.82 6.59 55.23 FSBI Fidelity Bancorp, Inc. of PA* 7.10 3,047 21.6 10.50 4.00 7.50 -5.33 -0.98 41.72 -0.98 -0.10 13.63 12.75 232.36 FABK First Advantage Bancorp of TN* 10.82 4,360 47.2 10.98 8.96 10.66 1.50 13.89 1.98 0.12 0.10 15.78 15.78 79.07 FBSI First Bancshares, Inc. of MO* 9.49 1,551 14.7 12.50 6.80 9.14 3.83 11.65 14.61 -0.58 -0.65 15.46 15.37 137.84 FCAP Firet Capital, Inc. of IN* 14.85 2,788 41.4 18.49 13.17 15.25 -2.62 5.32 -2.24 0.35 0.28 16.85 14.87 165.97 FCLF First Clover Leaf Fin Cp of IL* 5.99 7,952 47.6 8.60 5.69 5.89 1.70 -28.26 -18.50 -1.12 -1.09 9.72 8.12 74.34 FCFL First Community Bk Corp of FL* 2.49 5,457 13.6 4.99 1.75 2.35 5.96 -39.27 3.32 -1.40 -1.44 5.27 5.27 100.77 FDEF First Defiance Fin. Corp of OH* 10.83 8,118 87.9 18.93 9.20 12.07 -10.27 -22.64 -4.07 0.40 0.20 24.55 16.79 253.61 FFMM First Fea of N. Michigan of MI* 2.10 2,884 6.1 2.49 1.02 1.95 7.69 22.81 72.13 -2.31 -2.30 8.07 7.78 79.59 FFBH First Fed. Bancshares of AR* 3.09 4,847 15.0 4.90 2.02 3.32 -6.93 -32.24 34.93 -9.07 -9.11 5.73 5.73 143.79 FFNW First Fin NS», Inc of Renton MA* 4.81 18,805 90.5 9.03 4.57 5.08 -5.31 -43.68 -26.56 -3.17 -3.21 11.17 11.17 70.26 FFCH First Fin. Holdings Inc. of SC* 14.02 16,527 231.7 18.64 8.43 13.54 3.55 57.53 7.85 0.32 -1.19 16.34 14.02 204.57 FFHS First Franklin Corp. of OH* 10.64 1,681 17.9 16.49 4.50 10.50 1.33 119.83 33.17 -1.12 -1.88 13.25 13.25 171.32 FKFS First Keystone Fin., Inc of PA(8)* 13.04 2,433 31.7 13.84 8.05 13.49 -3.34 44.89 10.51 -2.12 -1.13 12.54 12.54 200.78

RP FINANCIAL, LC. Financial Services Industry Consultants 1100 North Glebe Road, Suite 1100 Arlington, Virginia 222011 (703) 528-1700 Exhibit IV-1 (continued) Weekly Thrift Market Line — Part One Prices As Of May 28, 2010 Current Per Share Financials Market Capitalization Price Change Data Tangible Shares Market 52 Week (1) % Change From Trailing 12 Mo. Book Book Price/ Outst- Capital- Last Last 52 Wks MostRcnt 12 Mo, Core Value/ value/ AsBets/ Financial Institution Share(15 anding lzation(9) High Low Week Week Ago(2) YrEnd(2) EPS(3) BPS(3) Share Share(4) Share (S) (000) (SMil) “ ($) ($T (S! (%) (%) “’ (%) (S) ($) ($) (S) (S) NASDAQ Listed OTC Companies (continued) FPTB First PacTrust Bancorp of CA* 9.25 4,244 39.3 10.76 4.44 8.55 8.19 21.71 72.90 0.34 0.46 18.70 18.70 212.96 FPFC First Place Fin. Corp. of OH* 4.77 16,973 81.0 5.71 2.29 4.73 0.85 15.78 72.20 -2.09 -2.71 11.50 10.95 189.04 FSFG First Savings Fin. Grp. of IN* 13.45 2,415 32.5 13.75 9.76 12.95 3.86 35.18 28.71 0.82 0.87 22.39 18.88 204.65 FFIC Flushing Fin. Corp. of MY* 13.54 31,152 421.8 15.00 8.09 13.37 1,27 44.50 20.25 0.76 0.90 11.84 11.27 134.28 F3CCB Fox Chase Bncp MHC of PA(41.0) (8) 10.75 13,609 60.7 12.00 8.55 10.88 -1.19 8.70 12.92 -0.08 -0.16 9.20 9.20 84.97 GSLA GS Financial Corp. of LA* 12.94 1,258 16.3 17.44 12.25 12.30 5.20 -5.89 -13.68 0.36 -0.01 22.30 22.30 220.42 GCBC Green Co Bcrp MHC of NY (43.9) 15.81 4,119 28.5 18.00 13.01 16.70 -5.33 4.01 2.80 1.14 1.15 10.56 10.56 116.28 HFFC HF Financial Corp. of SB* 10.10 6,939 70.1 13.25 8.05 10.61 -4.81 -19.01 3.91 0.80 0.70 13.51 12.79 177.90 HMNF HMN Financial, Inc. of MN* 5.30 4,316 22.9 6.85 3.05 5.60 -5.36 -4.33 26.19 -2.73 -3.07 17.10 17.10 238.29 HBNK Hampden Bancorp, Inc. of MA* 9.44 7,151 67.5 11.30 9.01 9.60 -1.67 -7.54 -11.36 -0.12 -0.12 13.13 13.13 80.81 HARL Harleysville Svgs Fin Cp of PA* 15.10 3,661 55.3 16.22 12.02 14.94 1.07 1.55 8.95 1.23 1.30 14.12 14.12 230.29 HBOS Heritage Fn Gp MHC of GA(24.4)(8) 12.28 10,399 31.2 13.39 6.51 11.82 3.89 38.29 69.38 -0.12 -0.17 5.93 5.78 55.23 HIFS Hinghao Inst. for Sav. of MA* 37.73 2,124 80.1 38.05 27.75 36.63 3.00 35.96 22.94 4.14 4.12 31.56 31.56 454.98 HBCP Home Bancorp Inc. Lafayette LA* 13.64 8,683 118.4 14.49 10.76 13.38 1.94 18.61 11.89 0.54 0.65 15.29 15.29 60.42 HOME Home Federal Bancorp Inc of ID* 15.31 16,688 255.5 16.12 9.14 14.95 2.41 63.39 15.03 0.39 -0.57 12.41 12.41 51.06 HFBC HopFed Bancorp, Inc. of KY* 12.50 3,599 45.0 15.03 8.50 11.75 6.38 35.14 33.83 0.43 0.03 17.80 17.50 292.26 HCBK Hudson City Bancorp, Inc of NJ* 12.61 526,620 6,640.7 14.77 12.22 12.68 -0.55 0.88 -8.16 1.04 1.00 10.25 9.95 116.27 IFSB independence FSB of DC* 1.21 1,552 1.9 4.61 0.97 1.21 0.00 -42.38 -19.33 -3.19 -2.44 3.42 3.42 86.13 ISBC Investors Bcrp MHC of NJ(43.5) 13.66 114,894 680.9 14.50 8.12 13,33 2.48 64.18 24.86 0.31 0.28 7.40 7.17 72.74 MSB Jcksnville Bcp MHC of IL(45.9)(8) 11.52 1,921 10.2 16,00 7.84 11.52 0.00 34.74 22.55 0.73 0.37 13.32 11.90 150.67 JFBI Jefferson Bancshares Inc of TN* 4.13 6,684 27.6 7.28 3.42 4.25 -2.82 -31.40 -12.87 0.16 0.04 11.98 8.33 99.22 KFED K-Fed Bancorp MHC of CA (33.4) 10.00 13,291 44.4 10.39 7.30 9.77 2.35 6.61 13.77 0.19 0.21 7.00 6.69 67.20 KFFB KY Fat Fed Bp MHC of KY (39.9) 9.91 7,851 31.1 15.00 8.40 9.55 3.77 -21.04 -9.91 0.00 0.00 7.38 5.50 30.36 KRNY Kearny Fin Cp MHC of NJ (26.5! 8.79 68,839 161.1 12.17 8.76 9.60 -8.44 -18.00 -12.71 0.09 0.10 7.00 5.81 32.71 LSBX LSI Corp of No. Andover MA* 12.19 4,507 54.9 14.50 9.06 12.30 -0.89 24.51 25.54 1.01 0.72 13.77 13.77 178.96 LSBI LSB Fin. Corp. of Lafayette IN* 11.66 1,554 18.1 14.00 8.27 11.40 2.28 -3.24 18.98 0.44 0.11 22.02 22.02 239.19 LPSB LaPorte Bancrp MHC of IN(45.6) 7.50 4,589 15.9 7.50 4.14 7.10 5.63 47.64 70.45 0.59 0.36 10.85 8.83 91.42 LSBK Lake Shore Bnp MHC of NY(41.3) 8.00 6,085 20.5 8.50 6.85 8.36 -4.31 6.52 1.78 0.41 0.42 9.14 9.14 71.00 LEGC Legacy Bancorp, Inc. of MA* 8.76 8,720 76,4 13.46 8.56 9.00 -2.67 -15.20 -11.16 -0.95 -0.30 13.80 12.46 108.51 LABC Louisiana Bancorp, Inc. of LA* 14.57 4,572 66,6 16.59 13.25 15.00 -2.87 3.26 0.48 0.52 0.49 15.71 15.71 71.42 MSBF MSB Fin Corp MHC of NJ (41.8) 7.94 5,226 17.6 9.50 6.37 7.82 1.53 -11.78 0.00 0.08 0.10 7.67 7.67 69.34 MGYR Magyar Bancorp MHC of NJ(44.5) 4.29 5,783 11.0 7.45 2.91 3.80 12.89 -31.03 7.25 -0.40 -0.55 6.96 6.96 95.25 MLVF Malvern Fed Bncp MHC PA(45.0! 8.42 6,103 23.3 10.10 8.40 8.99 -6.34 -18.25 -12.20 -0.18 -0.18 11.16 11.16 114.09 MFLR Mayflower Bancorp, Inc. of MA* 7.69 2,079 16.0 8.36 5.68 7.27 5.78 6.07 14.78 0.56 0.31 9.85 9.85 122.91 EBSB Meridian Fn Serv MHC MA (43.4) 11.46 22,615 111.3 12.30 7.39 11.42 0.35 38.91 31.72 0.34 0.32 9.08 8.54 76.02 CASH Meta Financial Group of IA« 31.17 3,073 95.8 34.09 13.99 30.10 3.55 107.80 49.14 0.99 0.56 19.89 19.00 319.53 MFSF MutualFirst Fin. Inc. of IN* 7.66 6,985 53.5 10.50 5.51 7.83 -2.17 -13.93 28.09 0.13 0.19 14.12 13.33 212.90 NASB NASB Fin, Inc. of Grandview MO* 17.09 7,868 134.5 33.84 16.41 16.80 1.73 -37.01 -26.62 2.38 -0.38 21.15 20.81 198.22 NECB m Coma Bncrp MHC of NY (45.0) 5.76 13,225 34.3 9.49 4.75 4.85 18.76 -35.79 -12.33 -0.20 -0.19 8.15 8.01 39.11 NHTB NH Thrift Bancshares of NH* 10.32 5,772 59.6 11.93 8.75 10.34 -0.19 3.30 6.50 1.12 0.57 13.73 8.67 162.62 NVSL Naug Vlly Fin MHC of CT (40.5X8! 6. 9S 7,023 19.8 7.42 4.11 6.72 3,42 2.36 21.08 0.28 0.28 7.22 7.21 80.34 NFSB Newport Bancorp, Inc. of RI* 12.15 3,720 45.2 12.99 10.91 12.25 -0.82 2.88 -0.82 0.22 0.29 13.61 13.61 122.74 FFPD North Central Bancshares of IA* 17.60 1,348 23.7 19.66 13.00 17.90 -1.68 10.00 10.21 1.86 1.79 28.64 28.64 335.63 NFBK Northfield Bcp MHC of NY(45.1) 14.54 43,723 294.1 15.30 10.45 13.95 4.23 38.61 7.54 0.29 0.28 9.06 8.69 47.98 NWBI Northwest BancshareB Inc of PA* 11.63 110,681 1,287.2 12.79 7.82 11.67 -0.34 46.11 3.19 0.30 0.45 11.76 10.16 73.04 OBAF OBA Financial Serv. Inc of KD* 11.46 4,629 53.0 11.50 9.95 10.80 6.11 14.60 14.60 -0.26 -0.09 16.92 16.92 85.82 OSHC Ocean Shore Holding Co. of NJ* 11.10 7,308 81.1 11.81 7.39 10.86 2.21 21.98 24.02 0.63 0.72 13.49 13.49 106.90 OCFC OceanFirst Fin. Corp of NJ* 12.23 18,822 230.2 13.95 9.37 12.49 -2.08 -0.81 8.33 0.71 0.66 9.94 9.94 116.84 OABC OmriiAmericaa Bancorp Inc of TX* 11.58 11,903 137.8 12.35 10.12 11.67 -0.77 15.80 15.80 0.08 -0.09 16.60 16.60 92.03 ONFC Oneida Financl MHC of NY(44.9) (8) 8.70 7,853 30.6 11.75 7.06 9.30 -6.45 -8.90 -2.79 0.46 0.69 7.28 4.12 75.93 ORIT Oritani Fin Cp MHC of NJ(25.7)(8) 14.59 37,041 139.5 17.15 12.46 14.47 0.83 9.62 6.26 0.38 0.41 6.86 6.86 55.46 PSBH PSB Hldgs inc MHC of CT (42.9) 4.09 6,529 11.4 5.4B 2.61 4.04 1.24 -10.11 20.29 -0.71 0.35 6.78 5.65 75.84 PVFC PVF Capital Corp. of Solon OH* 2.18 25,402 55.4 4.39 1.49 2.12 2.83 3.81 12.37 -0.15 -0.34 3.36 3.36 35.00 PBCI Pamrapo Bancorp, Inc. of NJ(8)* 7.42 4,936 36.6 10.86 6.03 7.56 -1.85 -30.33 -6.08 -1.47 -0.62 9.74 9.74 111.31 PFBD Park Bancorp of Chicago IL* 4.35 1,192 5.2 10.95 3.14 4.50 -3.33 -38.21 33.85 -3.66 -3.56 18.96 18.96 178.66 PVSA Parkvale Financial Corp of PA* 8.40 5,529 46.4 12.39 6.41 10.00 -16.00 -19.54 20.86 0.81 1.45 21.20 16.00 342.96 PBHC Pathfinder BC MHC of NY (36.3) 6.30 2,485 5.7 8.00 5.11 6.50 -3.08 -20.25 12.50 0.57 0.60 9.65 8.11 155.63 PBCT Peoples Onited Financial of CT* 13.97 371,600 5,191.3 17.41 13.94 14.37 -2.78 -9.87 -16.35 0.25 0.24 14.74 9.99 58.09 PROV Provident Fin. Holdings of CA* 6.59 11,407 75.2 10.49 2.43 6.13 7.50 2.01 138.77 -0.07 -1.20 10.90 10.90 123.20 J»BNY Provident NY Bncrp, Inc. of NY* 9.09 38,861 353.2 10.62 7.79 9.27 -1.94 12.78 7.70 0.63 0.37 10.87 6.61 75.55 PBIP Prudential Bncp MHC PA (29.3) 6.50 10,031 19.7 12.45 6.20 6.58 -1.22 -45.19 -31.72 0.17 0.23 5.40 5.40 50.67 PHLB Pulaski Fin Cp of St. Louis MO* 6.70 10,180 68.2 8.95 5.70 6.65 0.7S -6.94 0.00 0.57 -0.27 8.49 8.08 140.87 RIVR River Valley Bancorp of IN* 14.00 1,504 21.1 16.45 11.36 13.50 3.70 7.69 12.00 1.16 0.85 17.52 17.50 262. 78 RVSB Riverview Bancorp, Inc. of WA* 3.00 10,924 32.8 4.39 2.13 2.98 0.67 2.74 33.93 -0.50 -0.47 7.68 5.31 76.71 RCKB Rockville Fin MHC of CT (42.9) 12.06 18,854 96.8 14.79 8.82 12.04 0.17 21.57 14.86 0.57 0.52 8.49 8.43 82.76

RP FINANCIAL. LC. Financial Services Industry Consultants 1100 North Glebe Road, Suite 1100 Arlington, Virginia 222011 (703) 528-1700 Exhibit IV-1 (continued) Weekly Thrift Market Line — Part One Prices As Of May 28, 2010 Current Per Share Financials Market Capitalization Price Change Data Tangible Shares Market 52 Week (1) % Change From Trailing 12 Mo. Book Book Price/ Outst- Capital- Last Last 52 Wks MoetRcnt 12 Mo. Core Value/ Value/ Assets/ Financial Institution Share(1) anding ization(9) High Low Week Week Ago(2) Yr8nd(2i EPS (3) EPS(3) Share Share(4i Share ($) (000! (SMil) (S) ($) ($) (%) (%) (%) ($) ($) (S) ($) ($) NASDAQ Listed OTC Companies (continued) ROMA ~Roma Fin Corp MHC of NJ (27.0! 11.55 30,907 96.4 14.05 11.01 11.54 0.09 -4.70 -6.55 0.11 0.16 6.98 6.97 44.34 ROME Rome Bancorp, Inc. of Rome NY* 9.10 6,786 61.8 9.95 7.61 9.01 1.00 0.78 14.32 0.52 0.51 9.00 9.00 48.29 SIFI SI Fin Gp Inc MHC of CT (38.2) 6.50 11,789 29.3 7.00 3.80 6.07 7.08 16.91 23.81 0.07 0.08 6.76 6.40 74.82 SVBI Severn Bancorp, Inc. of KD* 5.91 10,067 59.5 6.57 1.55 5.80 1.90 97.00 134.52 -1.60 -1.60 7.82 7.79 96.43 SUPR Superior Bancorp of AL(8)* 2.86 11,687 33.4 4.50 1.50 2.95 -3.05 -16.37 -13.07 -1.98 -2.16 16.01 14.67 286.16 THRO TF Fin. Corp. of Newtown PA* 20.89 2,678 55.9 22.65 16.50 20,25 3.16 9.66 10.12 1.57 1.37 27.04 25.35 267.34 TFSL TFS Fin Corp MHC of OH (26.5) 13.24 308,315 1,083.5 14.46 10.25 13.16 0.61 16.96 9.06 0.03 -0.01 5.68 5.65 34.83 TBNX Territorial Bancorp, Inc of HI» 19.74 12,233 241.5 21.23 14.00 19.52 1.13 97.40 9.36 0.61 0.88 17.99 17.99 115.17 TSBK Timberland Bancorp, Inc. of WA* 4.07 7,045 28.7 5.63 3.51 4.33 -6.00 -15.56 -8.33 -0.41 -0.30 9.82 8.93 102.88 TRiT -XruEtCo Bank Corp NY of NY* 6.23 76,761 478.2 7.18 5.37 6.44 -3.26 12.66 -1.11 0.37 0.37 3.26 3.26 48.45 OCBA United Com» Bncp MHC IN (40.8) 7.49 7,846 24.0 7.75 5.01 7.32 2.32 25.04 21.79 0.10 0.09 7.11 7.11 56.16 HCFC United Community Fin. of OH* 1.77 30,898 54.7 2.30 0.80 1.94 -8.76 31.11 22.07 -0.82 -0.96 6.94 6.92 73.78 UBNK United Financial Bncrp of MA* 13.56 16,744 227.0 15.16 11.31 12.98 4.47 13.66 3.43 0.32 0.47 13.39 12.90 90.34 OWBK United Western Bncp, Inc of CO* 1.22 29,359 35.8 10.85 1.05 1.16 5.17 -86.78 -55.80 -2.40 -1.67 4.59 4.59 88.89 VF-FG Viewpoint Finl MHC of 11(43.1)(8) 15.88 24,929 170.6 17.82 12.05 15.85 0.19 13.43 10.20 0.17 0.01 8.37 8.32 99.38 MSB WSB Holdings, Inc. of Bowie MD* 3.75 7,856 29.5 4.65 1.70 3.54 5.93 44.23 61.64 -0.50 -0.48 6.89 6.89 55.73 WSFS WSFS Financial Corp. of DE* 40.33 7,097 286.2 46.00 24.16 40.13 0.50 54.34 57.35 -0.64 -0.37 35.85 33.95 537.18 WVFC WVS Financial Corp. of PA* 13.25 2,061 27.3 17.45 13.25 13.25 0.00 -16.35 -7.02 0.44 0.52 14.13 14.13 183.01 WFSL Washington Federal, Inc. of WA* 17.28 112,455 1,943.2 21.65 11.96 17.82 -3.03 35.00 -10.65 0.91 1.32 16.15 13.87 122.74 WSBF Waterstone Fin MHC of WK26.2) 3.67 31,250 30.1 5.71 1.75 3.77 -2.65 22.74 79.02 -0.20 -0.44 5.45 5.45 59.04 WAYN Wayne Savings Bancshares of OH* 8.25 3,004 24.8 9.00 4.80 8.25 0.00 49.73 42.00 0.74 0.72 12.32 11.62 135.16 WFD Westfield Fin. Inc. of MA* 8.51 29,582 251.7 10.37 7.81 8.19 3.91 -6.69 3.15 0.19 0.21 8.30 8.30 40.56

RP FINANCIAL, LC, Financial Services Industry Consultants 1100 North Glebe Road, Suite 1100 Arlington, Virginia 22201 (703) 528-1700 Exhibit IV-1 Weekly Thrift Market Line — Part Two Prices As Of May 28, 2010 Key Financial Ratios Asset Quality Ratios Pricing Ratios Dividend Data (6) Tang. Price/ Price/ Ind. Divi- Equity/ Equity/ Reported Earnings Core Earnings NPAs Resvs/ Resvs/ Price/ Price/ Price/ Tang. Core Biv./ dend Payout Financial Institution Assets Assets ROA(5) ROE(5) R0K5T ROA(5) ROE(5) AsBets NPAs Loans Earning Book Assets Book Earnings Share yield Ratio(7) ""(%”)” (%) (%) (%) “(%) (%) (%)’” (%) “(%) (%) (X) (%! (%) (%) (x) “ (S) (%)’” (%) Market Averages. All Public Companies (no MHCs) All Public Companies(106) 10.78 10.00 -0.19 -0.44 1.77 -0.23 -0.77 3.52 55.17 1.77 18.56 76.73 8.54 85.20 16.60 0.26 2.01 36.14 NYSE Traded Co»panies(6) 9.51 6.62 -1.09 0.50 -0.99 -1.29 1.35 4.90 47.51 2.47 20.29 98-13 9.41 141.25 18.38 0.37 2.61 58.33 AMEX Traded Companies(l) 9.63 9.19 0.92 10.00 10.77 0.96 10.44 0.00 0.00 1.37 9.29 90.25 8.69 95.03 8.90 1.42 4.50 41.76 NASDAQ Listed OTC Companies(99) 10.87 10.22 -0.15 -0.60 1.79 -0.18 -0.99 3.41 55.76 1.73 18.67 75.24 8.48 81.56 16.69 0.24 1.95 35.54 California Companies (4) 7.24 7.24 0.43 5.87 7.31 0.14 1.95 8.65 41.83 2.07 14.12 68.21 5.10 68.21 11.89 0.07 0.97 22.64 Florida Companies(2) 3.87 3.71 -2.31 -17.09 0.00 -2.3S -17.58 10.84 34.50 3.41 NM 63.91 2.25 69.83 NM 0.00 0.00 0.00 Mid-Atlantic Companies(33) 10.18 9.23 0.03 2.00 0.56 0.10 2.56 2.85 54.00 1.37 17.48 89.69 9.13 103.39 16.40 0.35 2.71 51.44 Mid-West Companies(30) 9.01 8.53 -0.44 -3.05 1.36 -0.62 -4.65 4.54 40.60 2.12 18.85 63.07 5.57 66.83 14,16 0.24 2.04 39.50 New England Companies (16) 13.58 11.95 0.27 2.66 2.63 0.30 2.68 1.19 96.52 1.18 15.43 88.02 12.19 103.14 20.09 0.31 2.34 31.33 North-West Companies(4) 12.15 10.83 -1.20 -6.90 -7.16 -1.09 -5.97 11.08 24.36 2.87 18.99 57.64 7.20 67.43 13.09 0.06 0.54 21.98 South-East Companies(12) 12.89 12.43 -0.37 0.51 5.00 -0.34 0.68 2.10 62.98 1.95 21.80 69.71 9.43 73.06 18.28 0.22 1.23 14.89 South-West Companies(1) 18.04 18.04 0.09 0.66 0.69 -0.10 -0.74 3.02 26.27 1.25 NM 69.76 12.58 69.76 NM 0.00 0.00 0.00 Western Companies (Excl CA)(4) 15.12 15.12 -0.11 -13.66 4.50 -0.36 -10.71 0.53 38.11 2.29 28.11 85.36 15.27 85.36 17.58 0.17 1.28 41.12 Thrift Strategy(lOO) 10.79 10.04 -0.17 -0.38 1.95 -0.19 -0.53 3.23 55.69 1.68 18.56 76.43 8.51 84.68 16.60 0.26 2.05 36.14 Mortgage Banker Strategy(3) 5.68 5.52 -1.64 -0.68 -1.06 -2.13 -11.64 9.75 38.17 4.46 NM 70.52 3.69 76.44 NM 0.02 0.30 0.00 Real Estate Strategy(l) 9.60 9.60 -0.43 -6.33 -6.88 -0.97 -14.35 0.00 0.00 4.69 NM 64.88 6.23 64.88 NM 0.00 0.00 0.00 Diversified Strategy(2) 16.02 12.54 0.16 0.12 0.10 0.18 0.41 2.17 68.95 1.70 NM 103.64 15.78 129.32 NM 0.55 2.81 0.00 Companies Issuing Dividends (67) 10.93 9.95 0.29 2.99 3.53 0.24 2.57 2.76 52.61 1.47 18.35 86.04 9.59 97.42 16.54 0.39 3.06 45.65 Companies Without Dividends(39) 10.50 10.08 -1.11 -8.25 -3.50 -1.14 -8.39 5.41 61.57 2.35 19.72 58.92 6.51 61.81 16.89 0.00 0.00 0.00 Equity/Assets (6«(13) 4.90 4.82 -2.35 -18.09 1.42 -2.20 -13.38 5.85 34.53 3.11 12.48 52.74 2.59 54.46 9.14 0.06 0.90 9.09 Equity/As sets 6-12%(60) 8.51 7.99 0.11 1.72 3.09 0.00 0.45 3.65 56.66 1.72 16.33 77.45 6.43 83.62 14.34 0.31 2.28 40.24 Equity/Assets )12%(33) 16.72 15.24 0.00 -0.50 -0.39 0.01 -0.19 2.70 58.39 1.41 24.19 83.46 14.21 98.22 21.81 0.22 1.91 28.42 Converted Last 3 Mths (no MHC) (1) 15.38 15.38 0.99 0.00 7.86 0.99 0.00 0.77 34.81 0.48 12.72 81.77 12.58 81.77 12.72 0.27 2.69 34.18 Actively Traded Companies (6) 8.47 7.85 0.55 6.28 6.80 0.45 5.00 1.36 66.21 1.61 13.51 90.97 7.91 98.05 12.70 0.38 1.94 33.29 Market Value Below $20 Million(lB) 7.48 7.43 -1.03 -5.63 3.41 -1.06 -6.58 4.59 31.54 2.01 17.52 52.50 4.03 52.83 14.71 0.14 1.35 30.15 Holding Company S tructure(lOO) 10.88 10.08 -0.20 -0.86 1.56 -0.24 -1.12 3.52 55.17 1.78 18.92 76.09 8.57 84.62 16.62 0.25 2.04 36.70 Assets Over $1 Billioa(49) 10.98 9.75 -0.16 0.00 2.89 -0.22 -0.33 3.68 55.75 1.77 19.34 86.00 9.59 100.05 17.92 0.28 2.32 40.95 Assets $500 Million-Si BillionOO) 10.04 9.48 -0.22 0.05 -0.65 -0.24 0.09 4.01 49.64 2.03 17.46 69.70 7.40 74.17 13.47 0.25 1.68 33.19 Assets $250-5500 Million(21) 11.91 11.63 0.11 0.02 3.31 0.05 -0.88 2.42 60.33 1.37 18.68 72.98 8.88 76.61 17.86 0.26 2.15 27.49 Assets less than $250 Million(6) 9.04 8.98 -1.31 -8.70 -0.85 -1.23 -9.20 0.00 0.00 1.87 16.48 50.64 4.64 50.87 21.43 0.11 0,76 74.73 Goodwill Coapanies(60) 10.05 8.67 -0.10 -0.21 1.00 -0.10 -0.29 3.51 56.07 1.64 17.63 78.86 8.01 93.76 16.28 0.32 2.53 40.50 Non-Goodwill Companies(45) 11.56 11.56 -0.31 -0.76 3.03 -0.42 -1.47 3.53 53.70 1.97 19.87 74.07 9.13 74.07 17.04 0.17 1.37 30.54 Acquirors of FSLIC Cases(2) 8.56 7.74 -1.09 6.17 5.27 -0.56 8.95 0.00 0.00 2.86 18.99 71.19 7.74 79.98 13.09 0.10 0.58 21.98 (1) Average of high/low or bid/ask price per share. (2) Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basiB. (4) Excludes intangibles (such as goodwill, value of core deposits, etc.). (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price. !6) Annualized, based on last regular quarterly cash dividend announcement. (7) Indicated dividend as a percent of trailing twelve month earnings. (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics. » Parentheses following market averages indicate the number of institutions included in the respective averages. All figures nave been adjusted for stock splits, stock dividends, and secondary offerings. Source: SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information. Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC. Financial Services Industry Consultants 1100 North Glebe Road, Suite 1100 Arlington, Virginia 22201 (703) 528-1700 Exhibit IV-1 (continued) Weekly Thrift Market Line — Part Two Prices As Of May 28, 2010 Key Financial Ratios Asset Quality Ratios Pricing Ratios Dividend Pata(6) Tang. Price/ Price/ Ind. Divi- Equity/ Equity/ Reported earnings Core Earnings NPAs Resvs/ Sesvs/ Price/ Price/ Price/ Tang, Core Div./ dend Payout Financial Institution Assets Assets ROA(S) ROl(5) K0I15) ROA(5) ROE(5) Assets MPAs Loans Earning Book Assets Book Earnings Share Yield Ratio(7i (%) (%) (%)”’ (%) (%) (%) (%) (%) (%f (%) (X) (%) (%) (%) (x) ($) (%) (%) Market Averages. MHC Institutions All Public Companies(38) 12.88 12.25 0.08 -0.09 0.67 0.14 0.54 4.45 33.38 1.29 21.46 113.83 15.31 120.31 20.39 0.19 2.08 32.27 NASDAQ Listed OTC Companies(38) 12.88 12.25 0.08 -0.09 0.67 0.14 0.54 4.45 33.38 1.29 21.46 113.83 15.31 120.31 20.39 0.19 2.08 32.27 California Companies (1) 10.42 10.00 0.29 2.72 1.90 0.32 3.01 3.54 40.59 1.67 NM 142.86 14.88 149.48 NM 0.44 4.40 0.00 Mid-Atlantic Companies(21) 13.11 12.63 0.23 1.96 1.19 0.27 2.13 6.61 24.01 1.32 20.67 114.88 15.44 120.21 17.89 0.18 2.02 40.08 Mid-west Companies(8) 15.69 14.51 0.17 0.96 0.98 0.03 -0.29 4.04 38.63 1.27 12.71 118.54 19.76 129.03 20.83 0.26 2.93 0.00 New England Companies(5) 10.04 9.42 0.10 0.18 -2.15 0.44 4.21 1.95 40.62 0.90 27.43 106.18 10.93 112.80 23.56 0.09 0.96 21.05 South-Bast Companies(2) 6.16 6.15 -3.05 -43.03 0.00 -2.63 -37.05 6.33 23.01 2.15 NM 70.24 4.33 70.41 NM 0.00 0.00 0.00 Thrift Strategy(38) 12.88 12.25 0.08 -0.09 0.67 0.14 0.54 4.45 33.38 1.29 21.46 113.83 15.31 120.31 20.39 0.19 2.08 32.27 Companies Issuing Dividends(27) 14.06 13.52 0.25 2.21 1.75 0.28 2.44 4.55 36.37 1.24 20.77 120.86 17.41 126.19 18.95 0.27 2.91 53.78 Companies Without Dividends(11) 9.92 9.08 -0.32 -5.83 -2.39 -0.21 -4.20 4.31 28.89 1.43 23.21 96.25 10.05 105.60 22.78 0.00 0.00 0.00 Equity/Assets 6-12%(24) 9.53 9.14 0.00 -1.08 0.56 0.07 -0.13 3.91 35.20 1.28 21.79 103.09 10.11 107.31 20.58 0.14 1.38 27.88 Iquity/Assets )12%(14) 17.35 16.40 0.20 1.24 0.81 0.23 1.44 5.27 30.64 1.31 19.51 128.14 22.24 137.65 19.05 0.26 3.01 42.50 Market Value Below $20 Million(1) 6.20 5.26 0.39 5.54 9.05 0.41 5.84 0.00 0.00 1.25 11.05 65.28 4,05 77.68 10.50 0.12 1.90 21.05 Holding Company Structure(35) 12.92 12.23 0.05 -0.45 0.48 0.10 0.20 4.52 32.86 1.32 18.67 111.66 15.16 118.65 19.26 0.18 1.92 32.27 Assets Over SI Billion(14) 14.42 13.71 0.37 2.44 1.33 0.31 1.86 3.77 35.15 1,25 27.43 146.79 21.57 154.97 29.50 0.15 1.33 22.21 Assets $500 Million-SI Billion(12) 11.17 11.03 -0.50 -6.16 -1.90 -0.39 -5.15 6.44 27.16 1.62 38.24 90.94 10.13 92.62 28.26 0.16 2.14 0,00 Assets S250-$500 Million(ll) 11.41 10.94 0.29 2.49 2.02 0.43 4.20 2.13 36.23 1.10 14.29 95.28 11.03 99.76 15.16 0.24 2.63 42.32 Assets less than $250 Million(l) 24.31 19.31 0.00 0.00 0.00 0.00 0.00 1.30 54.31 0.87 NM 134.28 32.64 180.18 NM 0.40 4.04 0.00 Goodwill Companies(22) 13.51 12,42 0.02 -1.05 1.04 0.12 0.19 3.24 36.95 1.28 19.66 123.56 17.53 134.90 20.40 0.15 1.55 18.87 Non-Goodwill Companies(16) 12.03 12.03 0.16 1.19 0.22 0.17 1.01 9.31 19.10 1.31 23.87 100.86 12.34 100.86 20.35 0.24 2.78 63.51 MHC Institutions(38) 12.88 12.25 0.08 -0.09 0.67 0.14 0.54 4.45 33.38 1.29 21.46 113.83 15.31 120.31 20.39 0.19 2.08 32.27 (1) Average of high/low or bid/ask price per share. (2) Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized (3) IPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis. (4) Excludes intangibles (such as goodwill, value of core deposits, etc.). (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average co mmon equity and assets balances; ROI (return on investment) is current EPS divided by current price. (6) Annualized, based on last regular quarterly cash dividend announcement. (7) Indicated dividend as a percent of trailing twelve month earnings. (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics. * Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings. Sources SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information. Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC. Financial Services Industry Consultants 1100 North Glebe Road, Suite 1100 Arlington, Virginia 22201 (703) 528-1700 Exhibit IV-1 (continued! Weekly Thrift Market Line — Part Two Prices As Of May 28, 2010 Key Financial Ratios Asset Quality Ratios Pricing Ratios Dividend Data(t) Tang. Price/ Price/ Ind. Divi- Equity/ Equity/ Reported Earnings Core Earnings NPAs Resva/ Reavs/ Price/ Price/ Price/ Tang. Core Div./ dend Payout Financial Institution Assets Assets ROA(5! ROE(51 ROI(S) ROA(5) ROB(5) Assets NPAs Loans Earning Book Assets Book Earnings Share Yield Ratio(7) (%)” (%) (%) (%) (%) (%) (%) (%) (%) (%) “ (x) (%) (%) (%) (x) (S) (%) (%) NYSE Traded Companies AF Astoria Financial Corp. of NY* 6.07 5.19 0.15 2.60 2.15 0.15 2.52 2.55 41.14 1.35 NM 119.71 7.26 141.18 NM 0.52 3.49 NM BBJC BankAtlantic Bancorp Inc of FL* 2.51 2.19 -3.23 NM NM -3.33 NM 10.84 34.50 4.81 NM 80.58 2.02 92.42 NM 0.00 0.00 NM FBC Flagstar Bancorp, Inc. of MI* 5.85 5.85 -3.45 NM NM -4.98 NM NA NA 5.69 NM 89.12 5.21 89.12 NM 0.00 0.00 NM NYB New York Community Bcrp of NY* 12.76 7.20 1.19 9.24 6.23 1.63 12.66 NA NA 0.47 16.05 129.12 16.47 243.18 11.72 1.00 6.23 NM NAL NewAlliance Bancshares of CT* 16.97 11.10 0.60 3.58 4.08 0.59 3.50 NA NA 1.13 24.52 86.48 14.67 141.47 25.04 0.28 2.38 58.33 PFS Provident Fin. Serv. Inc of NJ* 12.94 8.16 -1.82 -13.43 -16.42 -1.80 -13.29 1.30 66.89 1.36 NM 83.74 10.83 140.14 NM 0.44 3.56 NM AMEX Traded Companies TSH Teche Hiding Cp of N Iberia LA* 9.63 9.19 0.92 10.00 10.77 0.96 10.44 NA NA 1.37 9.29 30.25 8.69 95.03 8.90 1.42 4.50 41.76 NASDAQ Listed OTC Companies ABBC Abington Bancorp, Inc. of PA* 16.93 16.93 -0.63 -3.48 -4.17 -0.61 -3.39 4.73 15.55 1.22 NM 86.38 14.62 86.38 NM 0.20 2.25 NM ALLB Alliance Bank MHC of PA (42.0! 10.28 10.28 0.25 2.34 2.05 0.28 2.62 NA NA 1.37 NM 114.64 11.79 114.64 NM 0.12 1.45 70.59 ABCW Anchor BanCorp Wisconsin of WI(8!* 0.07 -0.10 -2.78 NM NM -3.40 NM 10.63 34.72 4.59 NM NM 0.35 NM NM 0.00 0.00 NM AFCB Athens Bancshares, Inc. of TN* 18.02 18.02 0.56 NM 5.09 0.56 NM NA NA 1.52 19.63 60.85 10.96 60.85 19.63 0.00 0.00 0.00 ACFC Atl Cst Fed Cp of GA MHC(35.1) 6.16 6.15 -3.05 -43.03 NM -2.63 -37.05 6.33 23.01 2.15 NM 70.24 4.33 70.41 NM 0.00 0.00 NM BCSB BCSB Bancorp, Inc. of MD* 8.16 8.15 -0.49 -4.87 -9.31 -0.43 -4.24 1.60 67.15 1.60 NM 63.59 5.19 63.71 NM 0.00 0.00 NM BKMD Bank Mutual Corp of WI* 11.56 10.15 0.25 2.14 2.96 -0.01 -0.11 NA NA 1.26 33.79 73.29 8.48 84.81 NM 0.28 4.36 NM BFIN BankFinancial Corp. of IL* 16.91 15.49 -0.01 -0.08 -0.12 0.05 0.32 4.05 27.72 1.50 NM 69.29 11.72 76.99 NM 0.28 3.28 NM BFED Beacon Federal Bancorp of NY* 9.68 9.68 0.41 4.35 7.41 0.52 5.46 NA NA 2.06 13.49 56.82 5.50 56.82 10.76 0.20 2.21 29.85 BNCL Beneficial Mut MHC of PAC44.1! 13.73 11.28 0.45 3.11 2.33 0.39 2.72 2.54 38.81 1.67 NM 130.51 17.92 163.39 NM 0.00 0.00 0.00 BHLB Berkshire Hills Bancorp of MA* 14.24 8.30 -0.63 -4.24 -6.63 -0.55 -3.72 NA NA 1.60 NM 66.40 9.46 121.84 NM 0.64 3.51 NM BOFI Bofi Holding, Inc. Of CA* 7.04 7.04 1.46 20.21 14.57 0.98 13.62 NA NA 0.74 6.86 134.48 9.47 134.48 10.18 0.00 0.00 0.00 BYFC Broadway Financial Corp. of CA* 4.30 4.30 0.17 2.46 12.05 0.26 3.80 NA NA 1.51 8.30 28.43 1.22 28.43 5.37 0.04 1.10 9.09 BRKL Brookline Bancorp, Inc. of MA* 18.57 17.12 0.87 4.71 3.92 0.85 4.59 0.67 174.94 1.42 25.54 120.00 22.28 132.45 26.21 0.34 3.41 NM BFSB Brooklyn Fed MHC of NY (24.7) 15.15 15.15 -0.54 -3.38 -3.93 -0.12 -0.77 11.97 20.52 3.00 NM 90.18 13,67 90.18 NM 0.24 4.29 MM CITZ CFS Bancorp, Inc of Munster IN* 10.18 10.18 -0.12 -1.17 -2.37 -0.06 -0.58 7.35 25.42 2.67 NM 49.22 5.01 49.22 NM 0.04 0.79 NM CMSB CMS Bancorp Inc of W Plains NY* 9.22 9.22 -0.17 -1.85 -2.51 -0.31 -3.35 NA NA 0.46 NM 74.29 6.85 74.29 NM 0.00 0.00 NM CBNJ Cape Bancorp, Inc. of NJ* 12.05 10.11 -1.58 -12.91 -18.09 -1.25 -10.21 NA NA 1.49 NM 73.43 8.85 89.46 NM 0.00 0.00 NM CFFN Capitol Fd Fn MHC of KS (29.6) (8) 11.15 11.15 0.81 7.29 2.88 0.83 7.45 0.71 24.43 0.27 34.78 250.20 27.90 250.20 34.04 2.00 6.25 NM CARV Carver Bancorp, Inc. of NY* 5.67 5.64 0.15 1.93 6.00 0.19 2.50 5.02 21.98 1.30 16.67 43.01 2.44 43.27 12.90 0.40 5.00 NM CEBK Central Bncrp of Soaerville MA* 6.55 6.16 0.25 3.23 7.22 0.30 3.86 NA NA 0.66 13.86 53.97 3.53 57.59 11.62 0.20 1.74 24.10 CFBK Central Federal Corp. of OH* 5.44 5.39 -3.58 -37.29 NM -3.69 -38.50 4.93 52.03 3.18 NM 41.78 2.27 42.22 NM 0.00 0.00 NM CHEV Cheviot Fin Cp MHC of 0HO8.5) 19.77 19.77 0.39 1.94 1.89 0.36 1.81 NA NA 0.41 NM 102.05 20.17 102,05 NM 0.44 5.53 NM CBNK Chicopee Bancorp, Inc. of MA* 17.33 17.33 -0.33 -1.90 -2.39 -0.14 -0.81 NA NA 1.00 NM 78.89 13.67 78.B9 NM 0.00 0.00 NM CZWI Citizens Comm Bncorp Inc of WI* 9.65 8.60 -0.64 -6.21 -16.71 0.38 3.69 NA NA 0.63 NM 37.96 3.66 43.07 10.07 0.00 0.00 NM CSBC Citizens South Bnkg Corp of NC* 5.97 5.79 -2.39 -21.99 NM -1.03 -9.48 NA NA 1.17 NM 82.05 4.90 84.80 NM 0.16 2.63 NM CSBK Clifton Svg Bp MHC Of NJI37.1) 16.53 16.53 0.53 3.04 2.27 0.56 3.19 NA NA 0.43 NM 132.53 21.91 132.53 NM 0.24 2.73 MM COBK Colonial Bank MHC of NJ (44.8H8) 8.20 8.20 0.35 4.42 4.67 0.51 6.53 1.32 40.21 0.91 21.43 89.90 7.37 89.90 14.51 0.00 0.00 0.00 CFFC Community Fin. Corp. of VA* 6.73 6.73 0,41 4.52 11.53 0.29 3.23 NA NA NA 8.67 50.96 3.43 50.96 12.14 0.00 0.00 0.00 DNBK Danvers Bancorp, Inc. of MA* 11.82 10.57 0.40 3.27 2.41 0.40 3.27 0.68 92.26 0.93 NM 118.00 13.95 133.90 NM 0.08 0.51 21.05 DCOM Dime Community Bancshars of NY* 7.50 6.24 0.82 11.22 7.45 0.88 12.04 0.78 77.00 0.71 13.43 142.25 10.67 173.37 12.51 0.56 4.39 58.95 ESBF ESB Financial Corp. of PA* 8.62 6.57 0.60 7,35 7.21 0.64 7.88 0.29 107.63 0.91 13.87 97.14 8.37 130.30 12.94 0.40 2.94 40.82 ESSA BSSA Bancorp, Inc. of PA* 16.92 16.92 0.54 3.06 3.27 0.50 2.84 NA NA 0.90 30.59 96.39 16.30 96.39 33.00 0.20 1.59 48.78 EBMT Eagle Bancorp Montanta of MT* 15.38 15.38 0.99 NM 7.86 0.99 NM 0.77 34.81 0.48 12.72 81.77 12.58 81.77 12,72 0.27 2.69 34.18 ESBK Elaira Svgs Bank, FSB of NY* 7.50 4.96 0.63 5.82 10.45 0.46 4.29 NA NA 1.00 9.57 81-72 6.13 126.83 13.00 0.80 5.13 49.08 FFDF FFD Financial Corp of Dover OH* 9.08 9.08 0.48 5.13 6.07 0.37 3.95 NA NA 1.08 16.48 83.85 7.62 83.85 21.43 0.68 4.53 74.73 FFCO FedFirst Fin MHC of PA (42.5)(8! 12.35 11.98 0.18 1.52 1.83 0.20 1.67 0.78 95.97 1.11 NM 80.21 9.90 83.00 NM 0.00 0.00 0.00 FSBI Fidelity Bancorp, Inc. of PA* 5.87 5.51 -0.41 -6.18 -13.80 -0.04 -0.63 2.62 29.60 1.39 NM 52.09 3,06 55.69 NM 0.08 1.13 NM FABK First Advantage Bancorp of TN* 19.96 19.96 0.15 0.75 1.11 0.13 0.62 NA NA 1.21 NM 68.57 13.68 68.57 NM 0.20 1.85 NM FBSI First Bancshares, Inc. of MO* 11.22 11.16 -0.40 -3.73 -6.11 -0.45 -4.17 NA NA 1.82 NM 61.38 6.88 61.74 NM 0.00 0.00 NM FCAP First Capital, Inc. of IN* 10.15 9.07 0.21 2.08 2.36 0,17 1.67 NA NA 1.60 NM 88.13 8.95 99.87 NM 0.72 4.85 NM FCLF First Clover Leaf Fin Cp of IL* 13.08 11.16 -1.47 -10.95 -18.70 -1.43 -10.65 NA NA 1.54 NM 61.63 8.06 73.77 NM 0.24 4.01 NM FCFL First Community Bk Corp of FL* 5.23 5.23 -1.39 -17.09 NM -1.43 -17.58 NA NA 2.00 NM 47.25 2.47 47.25 NM 0.00 0.00 NM FDEF First Defiance Fin. Corp of OH* 9.68 6.83 0.16 1.39 3.69 0.08 0.70 2.59 73.05 2.45 27.08 44.11 4.27 64.50 NM 0.00 0.00 0.00 FFNM First Fed of N. Michigan of MI* 10.14 9.81 -2.79 -25.36 NM -2.78 -25.25 NA NA 2.03 NM 26.02 2.64 26.99 NM 0.00 0.00 NM FFBH First Fed. Bancshares of AS* 3.98 3.98 -5.85 NM NM -5.88 NM NA NA 6.62 NM 53.93 2.15 53.93 NM 0.00 0.00 NM FFNW First Fin NW, Inc of Renton WA* 15.90 15.90 -4.57 -24.29 NM -4.63 -24.60 14.33 19.26 3.46 NM 43.06 6.85 43.06 NM 0.00 0.00 NM FFCH First Fin. Holdings Inc. of SC« 7.99 6.93 0.15 1.66 2.28 -0.57 -6.19 NA NA 3.15 NM 85.80 6.85 100.00 NM 0.20 1.43 62.50 FFHS First Franklin Corp. of OH* 7.73 7.73 -0.62 -8.13 -10.53 -1.04 -13.65 NA NA 2.01 NM 80.30 6.21 80.30 NM 0.00 0.00 NM FKFS First Keystone Fin., Inc of PAC8)* 6.25 6.25 -1.00 -15.88 -16.26 -0.53 -8.46 1.72 79.30 2.21 NM 103.99 6.49 103.99 NM 0.00 0.00 NM FPTB First PacTrust Bancorp of CA* 8.78 8.78 0.16 1.49 3.68 0.22 2.02 NA NA 1.91 27.21 49.47 4.34 49.47 20.11 0.20 2.16 58.82

RF HNAMCIAL, LC. Financial Services Industry Consultants 1100 North Glebe Road, Suite 1100 Arlington, Virginia 22201 (703) 528-1700 Exhibit IV-1 (continued) Weekly Thrift Market Line — Part Two Prices As Of May 28, 2010 Key Financial Ratios Asset Quality Ratios Pricing Ratios Dividend Data(6) Tang. Price/ Price/ Ind. Divi- Equity/ Equity/ Reported Earnings core Earnings NPAs Resvs/ Resvs/ Price/ Price/ Price/ Tang. Core Div./ dend Payout Financial Institution Assets Assets R0A(5) ROB (5) KOK5) ROA(5) ROE(5) Assets NFAs Loans Earning Book Assets Book Earnings Share Yield matioJ7) (%) (%) (%) (%) (%) “ (%) “ (%) ~ (%) (%) (%) (X) (%) “ (%) (%) (x) ($) (%) (%) NASDAQ Listed OTC Companies (continued) FFFC First Place Fin. Corp. of OH* 6.08 5.81 -1.07 -12.70 KM -1.39 -16.46 NA NA 1.95 NM 41.48 2.52 43.56 NM 0.00 0.00 NM FSFG First Savings Fin. Grp. of IN* 10.94 9.39 0.51 3.75 6.10 0.54 3.98 NA NA 1.19 16.40 60.07 6.57 71.24 15.46 0.00 0.00 0.00 FFIC Flushing Fin. Corp. of NY* 8.82 8.43 0.57 6.70 5.61 0.68 7.93 2.36 23.38 0.71 17.82 114.36 10.08 120.14 15.04 0.52 3.84 68.42 FXCB Fox Chase Bncp MHC of PA{41.0X8) 10.83 10.83 -0.09 -0.87 -0.74 -0.19 -1.74 3.01 30.81 1.63 NM 116.85 12.65 116.85 NM O.OO 0.00 NM GSLA GS Financial Corp. of LA* 10.12 10.12 0.17 1.61 2.78 0.00 -0.04 3.33 30.37 1.47 35.94 58.03 5.87 58.03 NM 0.40 3.09 NM GCBC Green Co Bcrp MHC of NY (43.9) 9.08 9.08 1.00 11.33 7.21 1.01 11.43 NA NA 1.32 13.87 149.72 13.60 149.72 13.75 0.70 4.43 61.40 HFFC HF Financial Corp. of SD* 7.59 7.22 0.47 6.62 7.92 0.41 5.79 1.23 59.03 1.02 12.63 74.76 5.68 78.97 14.43 0.45 4.46 56.25 HMMF HMN Financial, Inc. of MN* 7.18 7.18 -1.12 -11.62 NM -1.26 -13.06 NA NA 3.63 NM 30.99 2.22 30.99 NM 0.00 0.00 NM HBWC Haapden Bancorp, Inc. of MA* 16.25 16.25 -0.15 -0.90 -1.27 -0.15 -0.90 1.93 54.05 1.45 NM 71.90 11.68 71.90 NM 0.12 1.27 NM HARL Harleysville Svgs Fin Cp of PA* 6.13 6.13 0.54 8.97 8.15 0.57 9.48 NA NA 0.45 12.28 106.94 6.56 106.94 11.62 0.76 5.03 61.79 HBOS Heritage Fn Gp MHC of GA(24.4) (8) 10.74 10.49 -0.24 -2.01 -0.98 -0.34 -2.85 NA NA 1.70 NM 207.08 22.23 212.46 NM 0.36 2.93 NM HIFS Hingham Inst. for Sav. of MA* 6.94 6.94 0.98 13.75 10.97 0.97 13.68 NA NA 0.83 9.11 119.55 8.29 119.55 9.16 0.92 2.44 22.22 HBCP Home Bancorp Inc. Lafayette LA* 25.31 25.31 0.89 3.60 3.96 1.07 4.33 0.38 138.59 0.81 25.26 89.21 22.58 89.21 20.98 0.00 0.00 0.00 HOME Home Federal Bancorp Inc of ID* 24.30 24.30 0.84 3.18 2.55 -1.23 -4.64 NA NA 5.46 39.26 123.37 29.98 123.37 NM 0.22 1.44 56.41 HFBC HopFed Bancorp, Inc. of KY* 6.09 5.99 0.15 1.92 3.44 0.01 0.13 NA NA 1.33 29.07 70.22 4.28 71.43 NM 0.48 3.84 NM HCBK Hudson City Bancorp, Inc of NJ* 8.82 8.58 0.93 10.45 8.25 0.89 10.05 NA NA 0.52 12.13 123.02 10.85 126.73 12.61 0.60 4.76 57.69 IFSB Independence FSB of DC* 3.97 3.97 -2.99 NM NM -2.28 NM NA NA 3.66 NM 35.38 1.40 35.38 NM 0.00 0.00 NM ISBC Investors Bcrp MHC of NJ(43.5) 10.17 9.89 0.45 4.43 2.27 0.41 4.00 NA NA 0.91 NM 184.59 18.78 190.52 NM 0.00 0.00 0.00 JXSB Jcksnville Bcp MHC of IL(45.9)(8) 8.84 7.97 0.48 5.64 6.34 0.24 2.86 NA NA 1.47 15.78 86.49 7.65 96.81 31.14 0.30 2.60 41.10 JFBI Jefferson Bancshares Inc of TN* 12.07 8.72 0.16 1.34 3.87 0.04 0.33 3.82 21.39 1.19 25.81 34.47 4.16 49.58 NM 0.00 0.00 0.00 KFED K-Fed Bancorp MHC of CA (33.4) 10.42 10.00 0.29 2.72 1.90 0.32 3.01 3.54 40.59 1.67 NM 142.86 14.88 149.48 NM 0.44 4.40 NM KFFB KY Fst Fed Bp MHC of KY (39.9) 24.31 19.31 0.00 0.00 0.00 0.00 0.00 1.30 54.31 0.87 NM 134.28 32.64 180.18 NM 0.40 4.04 NM KSNY Kearny Fin Cp MHC of NJ (26.5) 21.40 18.43 0.29 1.29 1.02 0.32 1.43 NA NA 0.82 NM 125.57 26.87 151.29 NM 0.20 2.28 NM LSBX LSB Corp of No. Andover MA* 7.69 7.69 0.57 6.58 8.29 0.41 4.69 1.36 66.21 1.34 12.07 88.53 6.81 88.53 16.93 0.36 2.95 35.64 LSBI LSB Fin. Corp. of Lafayette IN* 9.21 9.21 0.18 2.00 3.77 0.05 0.50 5.09 21.76 1.26 26.50 52.95 4.87 52.95 NM 0.50 4.29 NM LPSB LaPorte Banc rp MHC of IN(45.6) 11.87 9.88 0.68 5.57 7.87 0.42 3.40 1.62 53.95 1.35 12.71 69.12 8.20 84.94 20.83 0.00 0.00 0.00
LSBK Lake Shore Bnp MHC of NY(41,3) 12.87 12.87 0.59 4.53 5.13 0.61 4.64 NA NA 0.62 19.51 87.53 11.27 87.53 19.05 0.24 3.00 58.54 LEGC Legacy Bancorp, Inc. of MA« 12.72 11.63 -0.87 -6.75 -10.84 -0.27 -2.13 2.06 41.59 1.25 NM 63.48 8.07 70.30 NM 0.20 2.28 NM LABC Louisiana Bancorp, Inc. of LA* 22.00 22.00 0.73 3.09 3.57 0.69 2.91 0.85 61.56 1.03 28.02 92.74 20.40 92.74 29.73 0.00 0.00 0.00 MSBF MSB Fin Corp MHC of NJ (41.8) 11.06 11.06 0.12 1.03 1.01 0.15 1.28 NA NA 0.96 NM 103.52 11.45 103.52 NM 0.12 1.51 NM MGY1 Magyar Bancorp MHC of NJ(44.5) 7.31 7.31 -0.41 -5.69 -9.32 -0.57 -7.82 NA NA 1.34 NM 61.64 4.50 61.64 NM 0.00 0.00 NM MLVF Malvern Fed Bncp MHC PA(45.0) 9.78 9.78 -0.16 -1.58 -2.14 -0.16 -1.58 6.10 19.40 1.41 NM 75.45 7.38 75.45 NM 0.12 1.43 NM MFLR Mayflower Bancorp, Inc. of MA* 8.01 8.01 0.47 5.82 7.28 0.26 3.22 NA NA 0.98 13.73 78.07 6.26 78.07 24.81 0.24 3.12 42.86 EBSB Meridian Fn Serv MHC MA (43.4) 11.94 11.31 0.60 3.90 2.97 0.56 3.67 2.85 21.70 0.92 33.71 126.21 15.07 134.19 35.81 0.00 0.00 0.00 CASH Meta Financial Group of IA* 6.22 5.96 0.34 6.18 3.18 0.19 3.50 NA NA 4.38 31.48 156.71 9.75 164.05 NM 0.52 1.67 52.53 MFSF MutualFirst Fin. Inc. of IN* 6.63 6.28 0.06 0.70 1.70 0.09 1.02 2.44 45.88 1.59 NM 54.25 3.60 57.46 NM 0.24 3.13 NM NASB NASB Fin, Inc. of Grandview MO* 10.67 10.52 1.21 11.81 13.93 -0.19 -1.89 NA NA NA 7.18 80.80 8.62 82.12 NM 0.90 5.27 37.82 NECB NE Comm Bncrp MHC of NY (45.0) 20.84 20.56 -0.52 -2.42 -3.47 -0.50 -2.30 9.54 12.92 1.62 NM 70.67 14.73 71.91 NM 0.12 2.08 NM MHTB NH Thrift Bancshares of NH* 8.44 5.50 0.71 7.41 10.85 0.36 3.77 NA NA 1.62 9.21 75.16 6.35 119.03 18.11 0.52 5.04 46.43 NVSL Naug Vlly Fin MHC of CT (40.5) (8) 8.99 8.98 0.36 3.99 4.03 0.36 3.99 2.00 42.55 0.99 24.82 96.26 8.65 96.39 24.82 0.12 1.73 42.86 NFSB Newport Bancorp, Inc. of RI* 11.09 11.09 0.18 1.58 1.81 0.24 2.08 0.39 194.45 0.98 NM 89.27 9.90 89.27 NM 0.00 0.00 0.00 FFFD North Central Bancshares of IA* 8.53 8.53 0.55 5.26 10.57 0.52 5.06 3.58 47.86 2.10 9.46 61.45 5.24 61.45 9.83 0.04 0.23 2.15 NFBK Northfield Bcp MHC of NY(45.1) 18.88 18.25 0.65 3.23 1.99 0.63 3.11 2.88 28.39 2.33 NM 160.49 30.30 167.32 NM 0.20 1.38 68.97 NWBI Northwest Bancshares Inc of PA* 16.10 14.22 0.44 3.67 2.58 0.67 5.50 NA NA 1.38 38.77 98.89 15.92 114.47 25.84 0.40 3.44 NM OBAF OBA Financial Serv. Inc of MD* 19.72 19.72 -0.30 NM -2.27 -0.10 NM NA NA 0.49 NM 67.73 13.35 67.73 NM 0.00 0.00 NM OSHC Ocean Shore Holding Co. of NJ* 12.62 12.62 0.62 5.84 5.68 0.71 6.68 NA NA 0.54 17.62 82.28 10.38 82.28 15.42 0.24 2.16 38.10 OCFC OceanFirst Fin. Corp of NJ* 8.51 8.51 0.67 7.79 5.81 0.63 7.24 NA NA 0.94 17.23 123.04 10.47 123.04 18.53 0.48 3.92 67.61 OABC OmniAmerican Bancorp Inc of TX* 18.04 18.04 0.09 0.66 0.69 -0.10 -0.74 3.02 26.27 1.25 NM 69.76 12.58 69.76 NM 0.00 0.00 0.00 ONFC Oneida Financl MHC of NY(44.9) (8) 9.59 5.66 0.63 6.34 5.29 0.94 9.52 0.09 591.40 1.11 18.91 119.51 11.46 211.17 12.61 0.48 5.52 NM ORIT Oritani Fin Cp MHC of NJC25.7) (8) 12.37 12.37 0.72 5.72 2.60 0.78 6.17 NA NA 1.70 38.39 212.68 26.31 212.68 35.59 0.30 2.06 NM PSBH PSB Hldgs Inc MHC of CT (42.9) 8.94 7.56 -0.96 -11.25 -17.36 0.47 5.55 2.63 18.50 0.92 NM 60.32 5.39 72.39 11.69 0.00 0.00 NM PVFC PVF Capital Corp. of Solon OH* 9.60 9.60 -0.43 -6.33 -6.88 -0.97 -14.35 NA NA 4.69 NM 64.88 6.23 64.88 NM 0.00 0.00 NM PBCI Pamrapo Bancorp, Inc. of NJ(8)* 8.75 8.75 -1.27 -14.43 -19.81 -0.54 -6.08 NA NA 1.66 NM 76.18 6.67 76.18 NM 0.00 0.00 NM PFED Park Bancorp of Chicago IL* 10.61 10.61 -1.97 -17.68 NM -1.92 -17.20 NA NA 2.16 NM 22.94 2.43 22.94 NM 0.00 0.00 NM PVSA Parkvale Financial Corp of PA* 6.18 4.74 0.23 2.98 9.64 0.42 5.33 NA NA 1.68 10.37 39.62 2.45 52.50 5,79 0.20 2.38 24.69 PBHC Pathfinder BC MHC of NY (36.3) 6.20 5.26 0.39 5.54 9.05 0.41 5.84 NA NA 1.25 11.05 65.28 4.05 77.68 10.50 0.12 1.90 21.05 PBCT Peoples United Financial of CT* 25.37 18.73 0.44 1.79 1.79 0.42 1.72 NA NA 1.13 NM 94.78 24.05 139.84 NM 0 ..62 4.44 NM PROV Provident Fin. Holdings of CA* 8.85 8.85 -0.05 -0.68 -1.06 -0.92 -11.64 8.65 41.83 4.10 NM 60.46 5.35 60.46 NM 0.04 0.61 NM PBNY Provident NY Bncrp, Inc. of NY* 14.39 9.27 0.84 5.80 6.93 0.49 3.40 1.04 99.63 1.82 14.43 83.62 12.03 137.52 24.57 0.24 2.64 38.10 PBIP Prudential Bncp MHC PA (29.3) 10.66 10.66 0.33 2.99 2.62 0.45 4.05 NA NA 0.95 38.24 120.37 12.83 120.37 28.26 0.20 3.08 NM PULB Pulaski Fin Cp of St. Louis MO* 6.03 5.75 0.40 5.28 8.51 -0.19 -2.50 5.51 29.00 1.76 11.75 78.92 4.76 82.92 NM 0.38 5.67 66.67 RIVS River valley Bancorp of IN* 6.67 6.66 0.45 6.38 8.29 0.33 4.68 NA NA 1.08 12.07 79.91 5.33 80.00 16.47 0.84 6.00 72.41 RVSB Riverview Bancorp, Inc. of WA* 10.01 7.14 -0.62 -6.19 -16.67 -0.58 -5.82 NA NA 2.95 NM 39.06 3.91 56.50 NM 0.00 0.00 NM RCKB Rockville Fin MHC of CT (42.9) 10.26 10.19 0.69 6.99 4.73 0.63 6.38 1.13 75.77 0.98 21.16 142.05 14.57 143.06 23.19 0.24 1.99 42.11 ROMA Roma Fin Corp MHC of NJ (27.0) 15.74 15.73 0.27 1.58 0.95 0.39 2.30 NA NA 1.09 NM 165.47 26.05 165.71 NM 0.32 2.77 NM ROME Rome Bancorp, Inc. of Rome NY* 18.64 18.64 1.06 5.87 5.71 1.04 5.76 NA NA 0.76 17.50 101.11 18.84 101.11 17.84 0.36 3.96 69.23

KP FINANCIAL, IX. Financial Services Industry Consultants 1100 North Glebe Road, Suite 1100 Arlington, Virginia 22201 (703) 528-1700 Exhibit IV-1 (continued) Weekly Thrift Market Line — Part Two Prices As Of May 28, 2010 Key Financial Ratios Asset Quality Ratios Pricing Ratios Dividend Data(6) Tang. Price/ Price/ Ind. Bivi- Equity/ Equity/ Reported Earnings Core Earnings NPAs Resvs/ Resvs/ Price/ Price/ Price/ Tang. Core Div,/ dend Payout Financial Institution Assets Assets ROaTs) ROE(Si ROI(5j 80A(5) ROB(5) Assets NPAs Loans Earning Book Assets Book Earnings Share Yield Ratio(7) (%)” (%i (%! (%) (%) (%) (%) (%) “ (%! (%) “ (X) (%» (%! (%! (x) ($) (%S (%) NASPAQ Listed OTC Companies (continued) SIFI SI Fin Gp Inc MHC of CT (38.2) 9.04 8.59 0.09 1.08 1.08 0.11 1.23 1.17 46.51 0.79 NM 96.15 8.69 101.56 NM 0.12 1.85 NM SVBI Severn Bancorp, Inc. of MD* 8.11 8.08 -1.64 -14.47 -27.07 -1.64 -14.47 13.49 26.40 4.09 NM 75.58 6.13 75.87 NM 0.00 0.00 NM SUPR Superior Bancorp of AL(8)* 5.59 5.15 -0.72 -10.32 NM -0.78 -11.26 10.83 11.92 1.69 NM 17.86 1.00 19.50 NM 0.00 0.00 NM THRU TF Fin. Corp. of Newtovm PA* 10.11 9.54 0.59 5.93 7.52 0.51 5.18 NA NA 1.16 13.31 77.26 7.81 82.41 15.25 0.80 3.83 50.96 TFSL TFS Fin Corp MHC of OH (26.5) 16.31 16.24 0.09 0.53 0.23 -0.03 -0.18 3.36 28.88 1.12 NM 233.10 38.01 234.34 NM 0.28 2.11 NM TBNK Territorial Bancorp, Inc of HI* 15.62 15.62 0.54 4.33 3.09 0.78 6.25 0.28 41.41 0.27 32.36 109.73 17.14 109.73 22.43 0.20 1.01 32.79 TSBK Timberland Bancorp, Inc. of WA* 9.55 8.76 -0.41 -3.30 -10.07 -0.30 -2.42 7.82 29.45 3.00 NM 41.45 3.96 45.58 NM 0.04 0.98 NM TRST Trustee Bank Corp NY of MY* 6.73 6.73 0.78 11.67 5.94 0.78 11.67 1.50 70.87 1.73 16.84 191.10 12.86 191.10 16.84 0.25 4.01 67.57 UCBA Onited Conaa Bncp MHC IN (40.8) 12.66 12.66 0.19 1.41 1.34 0.17 1.27 NA NA 1.70 NM 105.34 13.34 105.34 NM 0.44 5.87 NM UCFC United Community Fin. of OH* 9.41 9.38 -1.04 -11.07 NM -1.22 -12.96 8.65 24.23 2.55 NM 25.50 2.40 25.58 NM 0.00 0.00 NM 0BNX Dnited Financial Bncrp of MA* 14.82 14.36 0.39 2.44 2.36 0.58 3.59 1.22 52.13 0.87 NM 101.27 15.01 105.12 28.85 0.28 2.06 NM UMBK Onited Western Bncp, Inc of CO* 5.16 5.16 -2.83 -48.48 NM -1.97 -33.74 NA NA 2.93 NM 26.58 1.37 26.58 NM 0.00 0.00 NM VPFG Viewpoint Finl MHC of TX(43.1) (8) 8.42 8.38 0.18 2.10 1.07 0.01 0.12 0.61 85.88 0.87 NM 189.73 15.98 190.87 NM 0.20 1.26 NM WSB MSB Holdings, Inc. of Bowie MD* 12.36 12.36 -0.88 -7.34 -13.33 -0.84 -7.05 SA NA 2.83 NM 54.43 6.73 54.43 NM 0.00 0.00 NM WSFS WSFS Financial Corp. of DE* 6.67 6.34 -0.12 -1.56 -1.59 -0.07 -0.90 2.17 68.95 2.26 NM 112.50 7.51 118.79 NM 0.48 1.19 NM WVFC WVS Financial Corp. of PA* 7.72 7.72 0.23 2.96 3.32 0.27 3.50 0.43 39.83 1.09 30.11 93.77 7.24 93.77 25.48 0.64 4.83 NM WFSL Washington Federal, Inc. of WA* 13.16 11.51 0.81 6.17 5.27 1.17 8.95 NA NA 2.05 18.99 107.00 14.08 124.59 13.09 0.20 1.16 21.98 WSBF Wateretone Fin MHC of WK26.2) 9.23 9.23 -0.33 -3.66 -5.45 -0.73 -8.04 9.86 17.38 2.19 NM 67.34 6.22 67.34 NM 0.00 0.00 NM WAYN Wayne Savings Bancshares of OH* 9.12 8.64 0.55 6.19 8.97 0.54 6.03 NA NA 1.12 11.15 66.96 6.10 71.00 11.46 0.24 2.91 32.43 WFD Westfield Fin. Inc. of MA* 20.46 20.46 0.47 2.21 2.23 0.52 2.44 NA NA 1,62 NM 102.53 20.98 102.53 NM 0.20 2.35 NM

EXHIBIT IV-2
Historical Stock Price Indices

Exhibit IV-2
Historical Stock Price Indices(1)

					SNL	SNL
				NASDAQ	Thrift	Bank
Year/Qtr. Ended		DJIA	S&P 500	Composite	Index	Index

2000:	Quarter 1	10921.9	1498.6	4572.8	545.6	421.24
	Quarter 2	10447.9	1454.6	3966.1	567.8	387.37
	Quarter 3	10650.9	1436.5	3672.8	718.3	464.64
	Quarter 4	10786.9	1320.3	2470.5	874.3	479.44

2001:	Quarter 1	9878.8	1160.3	1840.3	885.2	459.24
	Quarter 2	10502.4	1224.4	2160.5	964.5	493.70
	Quarter 3	8847.6	1040.9	1498.8	953.9	436.60
	Quarter 4	10021.5	1148.1	1950.4	918.2	473.67

2002:	Quarter 1	10403.9	1147.4	1845.4	1006.7	498.30
	Quarter 2	9243.3	989.8	1463.2	1121.4	468.91
	Quarter 3	7591.9	815.3	1172.1	984.3	396.80
	Quarter 4	8341.6	879.8	1335.5	1073.2	419.10

2003:	Quarter 1	7992.1	848.2	1341.2	1096.2	401.00
	Quarter 2	8985.4	974.5	1622.8	1266.6	476.07
	Quarter 3	9275.1	996.0	1786.9	1330.9	490.90
	Quarter 4	10453.9	1112.0	2003.4	1482.3	548.60

2004:	Quarter 1	10357.7	1126.2	1994.2	1585.3	562.20
	Quarter 2	10435.5	1140.8	2047.8	1437.8	546.62
	Quarter 3	10080.3	1114.6	1896.8	1495.1	556.00
	Quarter 4	10783.0	1211.9	2175.4	1605.6	595.10

2005:	Quarter 1	10503.8	1180.6	1999.2	1516.6	551.00
	Quarter 2	10275.0	1191.3	2057.0	1577.1	563.27
	Quarter 3	10568.7	1228.8	2151.7	1527.2	546.30
	Quarter 4	10717.5	1248.3	2205.3	1616.4	582.80

2006:	Quarter 1	11109.3	1294.8	2339.8	1661.1	595.50
	Quarter 2	11150.2	1270.2	2172.1	1717.9	601.14
	Quarter 3	11679.1	1335.9	2258.4	1727.1	634.00
	Quarter 4	12463.2	1418.3	2415.3	1829.3	658.60

2007:	Quarter 1	12354.4	1420.9	2421.6	1703.6	634.40
	Quarter 2	13408.6	1503.4	2603.2	1645.9	622.63
	Quarter 3	13895.6	1526.8	2701.5	1523.3	595.80
	Quarter 4	13264.8	1468.4	2652.3	1058.0	492.85

2008:	Quarter 1	12262.9	1322.7	2279.1	1001.5	442.5
	Quarter 2	11350.0	1280.0	2293.0	822.6	332.2
	Quarter 3	10850.7	1166.4	2082.3	760.1	414.8
	Quarter 4	8776.4	903.3	1577.0	653.9	268.3

2009:	Quarter 1	7608.9	797.9	1528.6	542.8	170.1
	Quarter 2	8447.0	919.3	1835.0	538.8	227.6
	Quarter 3	9712.3	1057.1	2122.4	561.4	282.9
	Quarter 4	10428.1	1115.1	2269.2	587.0	260.8

2010:	Quarter 1	10856.6	1169.4	2398.0	626.3	301.1
	As of May 28, 2010	10136.6	1089.4	2257.0	594.2	279.8

(1)	End of period data.

EXHIBIT IV-3
Historical Thrift Stock Indices

Index Values Index Values Price Appreciation (%) 05/28/10 04/30/10 12/31/09 05/29/09 1 Month YTP LTM All Pub,Traded Thrifts 594.2 639.0 587.0 553.7 -7.00 1.24 7.32 MHC Index 3,178.1 3,414.2 2,962.4 3,001.5 -6.91 7.28 5.89 Stock Exchange Indexes M NYSE-Alt Thrifts 330.3 334.7 331.6 370.3 -1.31 -0.41 -10.82 NYSE Thrifts 120.1 127.7 110.2 90.5 -5.96 8.96 32.68 OTC Thrifts 1,586.6 1,711.9 1,597.4 1,558.9 -7.32 -0.68 1.78 Geographic Indexes Mid-Atlantic Thrifts 2,513.9 2,632.4 2,420.4 2,131.1 -4.50 3.86 17.96 Midwestern Thrifts 2,182.0 2,438.8 2,084.0 2,354.4 -10.53 4.71 -7.32 New England Thrifts 1,541.0 1,685.2 1,682.2 1,653.7 -8.56 -8.39 -6.81 Southeastern Thrifts 288.0 309.6 238.6 281.5 -6.97 20.71 2.33 Southwestern Thrifts 336.3 357.6 339.0 383.0 -5.96 -0.79 -12.18 Western Thrifts 55.1 62.7 56.6 43.8 -12.13 -2.56 25.91 Asset Size Indexes Lessthan$250M 789.6 787.1 810.0 878.6 0.31 -2.52 -10.14 $250Mto$500M 2,483.9 2,502.6 2,247.4 2,446.3 -0.74 10.53 1.54 $500Mto$1B 1,184.6 1,235.6 1,096.7 1,161.3 -4.13 8.02 2.01 $1Bto$5B 1,472.9 1,574.4 1,393.3 1,433.8 -6.45 5.71 2.72 Over$5B 298.9 323.5 301.5 272.8 -7.61 -0.87 9.57 Pink Indexes : : Pink Thrifts 146.4 149.3 142.1 158.6 -1.90 3.06 -7.67 Lessthan$75M 437.5 458.2 406.8 510.9 -4.51 7.54 -14.36 Over$75M 146.9 149.6 142.8 158.4 -1.78 2.86 -7.22 Comparative Indexes Dow Jones Industrials 10,136.6 11,008.6 10,428.1 8,500.3 -7.92 -2.79 19.25 S&P500 1,089.4 1,186.7 1,115.1 919.1 -8.20 -2.30 18.52 AH SNL indexes are market-value weighted; i.e., an institution’s effect on an index is proportionate to that institution’s market capitalization. All SNL thrift indexes, except for the SNL MHC Index, began at 100 on March 30,1984.The SNL MHC Index began at 201.082 on Dec. 31,1992, the level of the SNL Thrift Index on that date. On March 30,1984, the S&P 500 closed at 159.2 and the Dow Jones Industrials stood at 1,164.9. Mid-Atlantic DE, DC, MD, NJ, NY, PA, PR; Midwest: IA, IL, IN, KS, KY, Ml, MN, MO, ND, NE,OH, SD,Wl; New England: CT, MA, ME, NH, Rl,VT; Southeast: AL, AR, FL, GA, MS, NC, SCJN.VA, WV; Southwest: CO, LA, NM, OK,TX, UT; West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY SNLFinancial JUNE2010

EXHIBIT IV-4
Market Area Acquisition Activity

RP® Financial, LC.
Exhibit IV-4
Louisiana Thrift Acquisitions 2004-Present

						Target Financials at Announcement						Deal Terms and Pricing at Announcement
						Total				NPAs/	Rsrvs/	Deal	Value/					Prem/
Announce	Complete					Assets	E/A	ROAA	ROAE	Assets	NPLs	Value	Share	P/B	P/TB	P/E	P/A	Cdeps
Date	Date	Buyer Short Name		Target Name		($000)	(%)	(%)	(%)	(%)	(%)	($M)	($)	(%)	(%)	(x)	(%)	(%)
07/02/2008	02/12/2009	First Trust Corp.	LA	Globe Bancorp, Inc.	LA	27,589	20.24	0.11	0.57	0.00	NA	5.2	NA	93.14	93.14	NM	18.85	3.20
11/15/2007	04/22/2008	First NBC Bank Holding Co.	LA	Dryades Bancorp, Inc.	LA	80,154	3.49	NA	NA	NA	NA	3.0	NA	104.30	104.30	NM	5.72	0.56
01/04/2007	07/30/2007	First Guaranty Bancshares Inc.	LA	Homestead Bancorp, Inc.	LA	131,886	9.04	0.33	3.80	0.52	58.66	13.1	17.600	127.02	127.02	43.63	9.92	5.07
06/30/2006	06/30/2006	Home Bank	LA	Crowley Building & Loan Association	LA	33,963	10.83	0.61	5.68	0.24	180.95	NA	NA	NA	NA	NA	NA	NA
06/16/2004	10/29/2004	First Federal Bank of LA	LA	First Allen Parish Bancorp, Incorporated	LA	53,325	8.37	0.73	8.98	4.17	32.22	6.6	33.000	147.00	147.00	17.09	12.31	5.05
03/04/2004	07/02/2004	Teche Holding Co.	LA	St. Landry Financial Corporation	LA	71,314	11.39	0.34	3.06	1.31	NA	10.1	27.000	124.21	124.21	40.85	14.15	5.21

				Averages:		66,372	10.56	0.42	4.42	1.25	90.61	7.6		119.13	119.13	33.86	12.19	3.82
				Medians:		62,320	9.94	0.34	3.80	0.52	58.66	6.6		124.21	124.21	40.85	12.31	5.05
Source: SNL Financial, LC.

EXHIBIT IV-5
Bank of Ruston
Director and Senior Management Summary Resumes

Exhibit IV-5
Bank of Ruston
Director and Senior Management Summary Resumes

	Age and Position with Bank of Ruston and	Director of
Name	Principal Occupation During the Past Five Years	Bank of Ruston Since

Benjamin L. Denny	Director. President and Chief Executive Officer since March 1992. Age 61.	1992

	As President and Chief Executive Officer, Mr. Denny brings to the Board significant knowledge of Bank of Ruston’s operations. Mr. Denny also has gained valuable banking and institutional knowledge from his years of service in the financial institutions industry and his long-standing ties to the local business and legal community in the Ruston area.

J. Brandon Ewing	Director. Owner of Ewing Timber L.L.C. located in Jonesboro, Louisiana. Age 41.	2006

	Mr. Ewing brings significant business, management and financial expertise to the Board as the owner of a family operated business.

William D. Hogan	Director. Executive Vice President, Business Development of Bank of Ruston since 2008. Previously, Owner and Senior Vice President of Sales at Hogan Hardwoods, Ruston, Louisiana from 2001 to 2008. Age 47. Mr. Hogan brings financial and business expertise to the Board as our Executive Vice President, Business Development. Mr. Hogan has gained financial expertise though his service on our Board since 1996 and his prior term as an officer of a hardwoods and architectural building products supplier. Mr. Hogan owned and managed Builders Supply of Ruston from 1991 to 2001.	1996

Dr. Daniel D. Reneau	Director. President of Louisiana Tech University, located in Ruston, Louisiana, since July 1987. Age 69.	1982

	Mr. Reneau brings significant leadership and management expertise to the Board as the President of a Louisiana research university.

Thomas W. Rogers, Esq.	Chairman of the Board since February 2005. Partner with Napper, Madden & Rogers, located in Ruston, Louisiana since January 1979. Age 57. As a partner in a local law firm, Mr. Rogers brings significant knowledge of the local legal community and operations of Bank of Ruston having served as legal counsel.	1996

Scott R. Thompson	Director. Owner of STC, LLC. Located in Ruston, Louisiana. Age 52.	2005

	Mr. Thompson brings to the Board significant business and management expertise as well as knowledge of the local real estate market as the owner of a local construction company.

Dewey C. Thurmon	Director. Retired Owner of Thurmon Oil Company, located in Ruston, Louisiana. Age 92.	1977

	Mr. Thurmon brings valuable insight and knowledge to the Board through his tenure as the longest serving member of the Board since 1977. Mr. Thurmon also has long-standing ties to the local business community in the Ruston area.

Neal Walpole	Director. President of Walpole Tire Service, located in Ruston, Louisiana for over 30 years. Age 57.	2003

	Mr. Walpole brings significant business and management expertise and knowledge of the local business community from his years of service as President of a local service company.

Exhibit IV-5 (continued)
Bank of Ruston
Director and Senior Management Summary Resumes
Executive Officers Who Are Not Directors
     G. Randall Allison, age 60 years, has served as Vice President, Chief Financial Officer, Secretary and Treasurer of Bank of Ruston since May 2008. Mr. Allison previously served as an Accounting Manager at Davison Transport, Inc., Ruston, Louisiana from 2003 to May 2008. Mr. Allison previously served in various positions with Ruston State Bank from 1971 to 2003.
     Barbara L. Ford, age 44 years, has served as Senior Vice President and Information Technology Officer of Bank of Ruston since July 2005.
     James H. Hall, age 67 years, has served as Senior Vice President and Chief Credit Officer of Bank of Ruston since March 2000. Prior thereto, Mr. Hall gained commercial banking experience from his service with a commercial and consumer finance company since 1965.
     Lorie R. Hamlin, age 29 years, has served as Vice President and Operations Manager of Bank of Ruston since January 2010 and January 2009, respectively. Previously, Ms. Hamlin served as Assistant Operations Manager from 2006 to January 2009 and prior thereto, in other positions with Bank of Ruston since 2000.
     Warren L. Post, age 58 years, has served as Vice President and Mortgage Lender of Bank of Ruston since August 1994. Previously, Mr. Post served in various positions with Ruston State Bank from 1983 to 1994.

EXHIBIT IV-6
Bank of Ruston
Pro Forma Regulatory Capital Ratios

Exhibit IV-6
Bank of Ruston
Pro Forma Regulatory Capital Ratios

	Pro Forma at March 31, 2010
									15% Above
			Minimum of		Midpoint of		Maximum of		Maximum of
			Offering Range		Offering Range		Offering Range		Offering Range
	Bank of Ruston		680,000		800,000		920,000		1,058,000
	Historical at		Shares Sold at		Shares Sold at		Shares Sold at		Shares Sold at
	March 31, 2010		$10.00 Per Share		$10.00 Per Share		$10.00 Per Share		$10.00 Per Share
	Amount	Percent of Assets(1)	Amount	Percent of Assets(1)	Amount	Percent of Assets(1)	Amount	Percent of Assets(1)	Amount	Percent of Assets(1)
	(Dollars in thousands)

Capital at Bank Level:
GAAP capital	$8,633	9.92%	$11,447	12.63%	$12,023	13.16%	$12,599	13.68%	$13,262	14.27%

Tangible capital:
Actual	$8,547	9.61%	$11,361	12.28%	$11,937	12.80%	$12,513	13.32%	$13,176	13.90%
Requirement	1,333	1.50%	1,388	1.50%	1,399	1.50%	1,409	1.50%	1,422	1.50%

Excess	$7,214	8.11%	$9,973	10.78%	$10,538	11.30%	$11,104	11.82%	$11,754	12.40%

Tier 1 leverage capital:
Actual	$8,547	9.61%	$11,361	12.28%	$11,937	12.80%	$12,513	13.32%	$13,176	13.90%
Requirement	3,556	4.00%	3,701	4.00%	3,730	4.00%	3,759	4.00%	3,792	4.00%

Excess	$4,991	5.61%	$7,660	8.28%	$8,207	8.80%	$8,754	9.32%	$9,384	9.90%

Tier 1 risk-based capital:
Actual	$8,547	13.35%	$11,361	17.25%	$11,937	18.03%	$12,513	18.80%	$13,176	19.67%
Requirement	2,562	4.00%	2,634	4.00%	2,649	4.00%	2,663	4.00%	2,680	4.00%

Excess	$5,985	9.35%	$8,727	13.25%	$9,288	14.03%	$9,850	14.80%	$10,496	15.67%

Total risk-based capital:
Actual	$8,695	13.58%	$11,509	17.48%	$12,085	18.25%	$12,661	19.02%	$13,324	19.89%
Requirement	5,123	8.00%	5,268	8.00%	5,297	8.00%	5,326	8.00%	5,359	8.00%

Excess	$3,572	5.58%	$6,241	9.48%	$6,788	10.25%	$7,335	11.02%	$7,965	11.89%

Reconciliation of capital of Bank of Ruston post offering:
Net proceeds infused			$3,630		$4,350		$5,070		$5,898
Less:
Common stock acquired by employee stock ownership plan			(544)		(640)		(736)		(846)
Common stock acquired by recognition and retention Plan			(272)		(320)		(368)		(423)

Pro forma increase in GAAP and regulatory capital			$2,814		$3,390		$3,966		$4,629

(1)	Adjusted total or adjusted risk-weighted assets, as appropriate.

Source:	Bank of Ruston’s prospectus.

EXHIBIT IV-7
Bank of Ruston
Pro Forma Analysis Sheet

Exhibit IV-7
PRO FORMA ANALYSIS SHEET
Bank of Ruston
Prices as of May 28, 2010

					Peer Group				Louisiana Companies				All Publicly-Traded
Price Multiple		Symbol	Subject (1)		Average		Median		Average		Median		Average		Median
Price-earnings ratio (x)		P/E	20.32	x	19.50	x	16.44	x	24.63	x	26.64	x	18.56	x	16.40	x
Price-core earnings ratio (x)		P/Core	22.43	x	17.40	x	15.97	x	19.87	x	20.98	x	16.60	x	15.25	x
Price-book ratio (%)	=	P/B	53.62%		71.27%		67.77%		82.56%		89.73%		76.73%		76.18%
Price-tangible book ratio (%)	=	P/TB	53.62%		73.97%		71.12%		83.75%		90.98%		85.20%		80.30%
Price-assets ratio (%)	=	P/A	8.57%		8.46%		6.34%		14.38%		14.55%		8.54%		6.85%
Valuation Parameters

Pre-Conversion Earnings (Y)	$489,000
Pre-Conversion Earnings (CY)	$452,000
Pre-Conversion Book Value (B)	$8,633,000
Pre-Conv. Tang. Book Val. (TB)	$8,633,000
Pre-Conversion Assets (A)	$87,019,000
Reinvestment Rate (2)(R)	2.55%
Est. Conversion Expenses (3)(X)	9.38%
Tax Rate (TAX)	34.00%
Louisiana Shares Tax	$74,000
ESOP Stock Purchases (E)	8.00	%(5)
Cost of ESOP Borrowings (S)	0.00	%(4)
ESOP Amortization (T)	20.00 years
RRP Amount (M)	4.00%
RRP Vesting (N)	5.00 years	(5)
Foundation (F)	0.00%
Tax Benefit (Z)	0
Percentage Sold (PCT)	100.00%
Option (O1)	10.00	%(6)
Estimated Option Value (O2)	43.60	%(6)
Option vesting (O3)	5.00	(6)
Option pct taxable (O4)	25.00	%(6)
Calculation of Pro Forma Value After Conversion

1.	V=	P/E * (Y)	V=	$8,000,000

		1 - P/E * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

2.	V=	P/Core * (Y)	V=	$8,000,000

		1 - P/core * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

3.	V=	P/B * (B+Z)	V=	$8,000,000

		1 - P/B * PCT * (1-X-E-M-F)

4.	V=	P/TB * (TB+Z)	V=	$8,000,000

		1 - P/TB * PCT * (1-X-E-M-F)

5.	V=	P/A * (A+Z)	V=	$8,000,000

		1 - P/A * PCT * (1-X-E-M-F)

				Shares		Aggregate
	Shares Issued	Price Per	Gross Offering	Issued To	Total Shares	Market Value
Conclusion	To the Public	Share	Proceeds	Foundation	Issued	of Shares Issued
Supermaximum	1,058,000	10.00	$10,580,000	0	1,058,000	$10,580,000
Maximum	920,000	10.00	9,200,000	0	920,000	9,200,000
Midpoint	800,000	10.00	8,000,000	0	800,000	8,000,000
Minimum	680,000	10.00	6,800,000	0	680,000	6,800,000

(1)	Pricing ratios shown reflect the midpoint value.

(2)	Net return reflects a reinvestment rate of 2.55 percent and a tax rate of 34.0 percent.

(3)	Offering expenses shown at estimated midpoint value.

(4)	No cost is applicable since holding company will fund the ESOP loan.

(5)	ESOP and MRP amortize over 20 years and 5 years, respectively; amortization expenses tax effected at 34.0 percent.

(6)	10 percent option plan with an estimated Black-Scholes valuation of 43.60 percent of the exercise price, including a 5 year vesting with 25 percent of the options (granted to directors) tax effected at 34.0 percent.

EXHIBIT IV-8
Bank of Ruston
Pro Forma Effect of Conversion Proceeds

Exhibit IV-8
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Bank of Ruston
At the Minimum

1.	Pro Forma Market Capitalization				$6,800,000
	Less: Foundation Shares				—

2.	Offering Proceeds				$6,800,000
	Less: Estimated Offering Expenses				750,000

	Net Conversion Proceeds				$6,050,000

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds				$6,050,000
	Less: Cash Contribution to Foundation				0
	Less: Non-Cash Stock Purchases (1)				816,000

	Net Proceeds Reinvested				$5,234,000
	Estimated net incremental rate of return				1.68%

	Reinvestment Income				$88,088
	Less: Louisiana Shares Tax				70,000
	Less: Estimated cost of ESOP borrowings (2)				0
	Less: Amortization of ESOP borrowings (3)				17,952
	Less: Amortization of Options (4)				54,256
	Less: Recognition Plan Vesting (5)				35,904

	Net Earnings Impact				($90,024)

				Net
			Before	Earnings	After
			Conversion	Increase	Conversion

4.	Pro Forma Earnings

	12 Months ended March 31, 2010 (reported)		$489,000	($90,024)	$398,976
	12 Months ended March 31, 2010 (core)		$452,000	($90,024)	$361,976

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion

5.	Pro Forma Net Worth

	March 31, 2010	$8,633,000	$5,234,000	$0	$13,867,000
	March 31, 2010 (Tangible)	$8,633,000	$5,234,000	$0	$13,867,000

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion

6.	Pro Forma Assets

	March 31, 2010	$87,019,000	$5,234,000	$0	$92,253,000

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.

(2)	ESOP stock purchases are internally financed by a loan from the holding company.

(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 34.0 percent rate.

(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.

(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 34.0 percent.

Exhibit IV-8
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Bank of Ruston
At the Midpoint

1.	Pro Forma Market Capitalization				$8,000,000
	Less: Foundation Shares				—

2.	Offering Proceeds				$8,000,000
	Less: Estimated Offering Expenses				750,000

	Net Conversion Proceeds				$7,250,000

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds				$7,250,000
	Less: Cash Contribution to Foundation				0
	Less: Non-Cash Stock Purchases (1)				960,000

	Net Proceeds Reinvested				$6,290,000
	Estimated net incremental rate of return				1.68%

	Reinvestment Income				$105,861
	Less: Louisiana Shares Tax				74,000
	Less: Estimated cost of ESOP borrowings (2)				0
	Less: Amortization of ESOP borrowings (3)				21,120
	Less: Amortization of Options (4)				63,830
	Less: Recognition Plan Vesting (5)				42,240

	Net Earnings Impact				($95,330)

				Net
			Before	Earnings	After
			Conversion	Increase	Conversion

4.	Pro Forma Earnings

	12 Months ended March 31, 2010 (reported)		$489,000	($95,330)	$393,670
	12 Months ended March 31, 2010 (core)		$452,000	($95,330)	$356,670

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion

5.	Pro Forma Net Worth

	March 31, 2010	$8,633,000	$6,290,000	$0	$14,923,000
	March 31, 2010 (Tangible)	$8,633,000	$6,290,000	$0	$14,923,000

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion

6.	Pro Forma Assets

	March 31, 2010	$87,019,000	$6,290,000	$0	$93,309,000

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.

(2)	ESOP stock purchases are internally financed by a loan from the holding company.

(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 34.0 percent rate.

(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.

(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 34.0 percent.

Exhibit IV-8
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Bank of Ruston
At the Maximum Value

1.	Pro Forma Market Capitalization				$9,200,000
	Less: Foundation Shares				—

2.	Offering Proceeds				$9,200,000
	Less: Estimated Offering Expenses				750,000

	Net Conversion Proceeds				$8,450,000

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds				$8,450,000
	Less: Cash Contribution to Foundation				0
	Less: Non-Cash Stock Purchases (1)				1,104,000

	Net Proceeds Reinvested				$7,346,000
	Estimated net incremental rate of return				1.68%

	Reinvestment Income				$123,633
	Less: Louisiana Shares Tax				77,000
	Less: Estimated cost of ESOP borrowings (2)				0
	Less: Amortization of ESOP borrowings (3)				24,288
	Less: Amortization of Options (4)				73,405
	Less: Recognition Plan Vesting (5)				48,576

	Net Earnings Impact				($99,636)

				Net
			Before	Earnings	After
			Conversion	Increase	Conversion

4.	Pro Forma Earnings

	12 Months ended March 31, 2010 (reported)		$489,000	($99,636)	$389,364
	12 Months ended March 31, 2010 (core)		$452,000	($99,636)	$352,364

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion

5.	Pro Forma Net Worth

	March 31, 2010	$8,633,000	$7,346,000	$0	$15,979,000
	March 31, 2010 (Tangible)	$8,633,000	$7,346,000	$0	$15,979,000

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion

6.	Pro Forma Assets

	March 31, 2010	$87,019,000	$7,346,000	$0	$94,365,000

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.

(2)	ESOP stock purchases are internally financed by a loan from the holding company.

(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 34.0 percent rate.

(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.

(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 34.0 percent.

Exhibit IV-8
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Bank of Ruston
At the Supermaximum Value

1.	Pro Forma Market Capitalization				$10,580,000
	Less: Foundation Shares				—

2.	Offering Proceeds				$10,580,000
	Less: Estimated Offering Expenses				750,000

	Net Conversion Proceeds				$9,830,000

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds				$9,830,000
	Less: Cash Contribution to Foundation				0
	Less: Non-Cash Stock Purchases (1)				1,269,600

	Net Proceeds Reinvested				$8,560,400
	Estimated net incremental rate of return				1.68%

	Reinvestment Income				$144,072
	Less: Louisiana Shares Tax				81,000
	Less: Estimated cost of ESOP borrowings (2)				0
	Less: Amortization of ESOP borrowings (3)				27,931
	Less: Amortization of Options (4)				84,416
	Less: Recognition Plan Vesting (5)				55,862

	Net Earnings Impact				($105,138)

				Net
			Before	Earnings	After
			Conversion	Increase	Conversion

4.	Pro Forma Earnings

	12 Months ended March 31, 2010 (reported)		$489,000	($105,138)	$383,862
	12 Months ended March 31, 2010 (core)		$452,000	($105,138)	$346,862

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion

5.	Pro Forma Net Worth

	March 31, 2010	$8,633,000	$8,560,400	$0	$17,193,400
	March 31, 2010 (Tangible)	$8,633,000	$8,560,400	$0	$17,193,400

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion

6.	Pro Forma Assets

	March 31, 2010	$87,019,000	$8,560,400	$0	$95,579,400

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.

(2)	ESOP stock purchases are internally financed by a loan from the holding company.

(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 34.0 percent rate.

(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.

(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 34.0 percent.

EXHIBIT IV-9
Peer Group Core Earnings Analysis

RP® Financial, LC.
Exhibit IV-9
Core Earnings Analysis
Comparable Institution Analysis
For the 12 Months Ended March 31, 2010

					Less:	Estimated
		Net Income	Less: Net	Tax Effect	Extraordinary	Core Income		Estimated
Comparable Group		to Common	Gains(Loss)	@ 34%	Items	to Common	Shares	Core EPS
		($000)	($000)	($000)	($000)	($000)	(000)	($)

FFDF	FFD Financial Corp. of Dover OH	$925	($326)	$111	$0	$710	1,011	$0.70
FABK	First Advantage Bancorp of TN	$518	($92)	$31	$0	$457	4,360	$0.10
FCAP	First Capital, Inc. of IN	$977	($306)	$104	$0	$775	2,788	$0.28
FSFG	First Savings Financial Group of IN	$1,990	$172	($58)	$0	$2,104	2,415	$0.87
GSLA	GS Financial Corp. of LA	$456	($703)	$239	$0	($8)	1,258	($0.01)
LSBI	LSB Financial Corp. of Lafayette IN	$690	($777)	$264	$0	$177	1,554	$0.11
LABC	Louisiana Bancorp, Inc. of LA	$2,379	($234)	$80	$0	$2,225	4,572	$0.49
FFFD	North Central Bancshares of IA	$2,508	($148)	$50	$0	$2,410	1,348	$1.79
RIVR	River Valley Bancorp of IN	$1,741	($699)	$238	$0	$1,280	1,504	$0.85
WAYN	Wayne Savings Bancshares of OH	$2,237	($116)	$39	$0	$2,160	3,004	$0.72

Source:	SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP® Financial, LC.

EXHIBIT V-1
RP® Financial, LC.
Firm Qualifications Statement

RP® FINANCIAL, LC.
Serving the Financial Services Industry Since 1988
FIRM QUALIFICATION STATEMENT
RP® Financial (“RP®) provides financial and management consulting, merger advisory and valuation services to the financial services industry nationwide. We offer a broad array of services, high quality and prompt service, hands-on involvement by principals and senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements. Our staff maintains extensive background in financial and management consulting, valuation and investment banking. Our clients include commercial banks, thrifts, credit unions, mortgage companies and other financial services companies.
STRATEGIC PLANNING SERVICES
RP®’s strategic planning services are designed to provide effective feasible plans with quantifiable results. We analyze strategic options to enhance shareholder value, achieve regulatory approval or realize other objectives. Such services involve conducting situation analyses; establishing mission/vision statements, strategic goals and objectives; and identifying strategies to enhance franchise and/or market value, capital management, earnings enhancement, operational matters and organizational issues. Strategic recommendations typically focus on: capital formation and management, asset/liability targets, profitability, return on equity and stock pricing. Our proprietary financial simulation models provide the basis for evaluating the impact of various strategies and assessing their feasibility and compatibility with regulations.
MERGER ADVISORY SERVICES
RP®’s merger advisory services include targeting potential buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring merger transactions, preparing merger business plans and financial simulations, rendering fairness opinions, preparing mark-to-market analyses and supporting the implementation of post-acquisition strategies. RP® is also expert in de novo charters, shelf charters and negotiating acquisitions of troubled institutions. Through financial simulations, comprehensive data bases, valuation proficiency and regulatory familiarity, RP®’s merger advisory services center on enhancing shareholder returns.
VALUATION SERVICES
RP®’s extensive valuation practice includes bank and thrift mergers, thrift mutual-to-stock conversions, goodwill impairment, insurance company demutualizations, ESOPs, subsidiary companies, purchase accounting and other purposes. We are highly experienced in performing appraisals which conform to regulatory guidelines and appraisal standards. RP® is the nation’s leading valuation firm for thrift mutual-to-stock conversions, with appraised values ranging up to $4 billion.
OTHER CONSULTING SERVICES
RP® offers other consulting services including evaluating the impact of regulatory changes (TARP, etc.), branching and diversification strategies, feasibility studies and special research. We assist banks/thrifts in preparing CRA plans and evaluating wealth management activities on a de novo or merger basis. Our other consulting services are aided by proprietary valuation and financial simulation models.
KEY PERSONNEL (Years of Relevant Experience & Contact Information)

Ronald S. Riggins, Managing Director (29)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (25)	(703) 647-6546	wpommerening@rpfinancial.com
Gregory E. Dunn, Director (26)	(703) 647-6548	gdunn@rpfinancial.com
James P. Hennessey, Director (23)	(703) 647-6544	jhennessey@rpfinancial.com
James J. Oren, Director (22)	(703) 647-6549	joren@rpfinancial.com
Timothy M. Biddle, Senior Vice President (19)	(703) 647-6552	tbiddle@rpfinancial.com
Janice Hollar, Senior Vice President (24)	(703) 647-6554	jhollar@rpfinancial.com

Washington Headquarters
Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 1100	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com